Exhibit 4.6

Dated: May 28, 2015

General Electric Company

as Issuer

and

The Bank of New York Mellon, London Branch

as Paying and Calculation Agent

PAYING AND CALCULATION AGENCY AGREEMENT

THIS AGREEMENT is made as of May 28, 2015 between General Electric Company (the “Issuer”), and The Bank of New York Mellon, London Branch, as paying agent and calculation agent (the “Paying and Calculation Agent”), located at One Canada Square, London E14 5AL.

WHEREAS, the Issuer proposes to issue (i) Euro denominated Floating Rate Notes due 2020 in the form attached hereto as Annex A (the “Floating Rate Notes”) in the aggregate principal amount of €650,000,000; (ii) Euro denominated 1.250% Notes due 2023 in the form attached hereto as Annex B (the “2023 Notes”) in the aggregate principal amount of €1,250,000,000; (iii) Euro denominated 1.875% Notes due 2027 in the form attached hereto as Annex C in the aggregate principal amount of €1,250,000,000 (the “2027 Notes” and, together with the Floating Rate Notes and the 2023 Notes, the “Notes”) on the date hereof, pursuant to the Indenture, dated as of October 9, 2012 (the “Indenture”), between the Issuer and The Bank of New York Mellon, as trustee (the “Trustee”);

WHEREAS, solely with respect to the Notes, the Issuer wishes to appoint the Paying and Calculation Agent, as set forth above, upon the terms and subject to the conditions set forth herein;

NOW, THEREFORE, in consideration of the mutual promises contained herein, the parties hereto agree as follows:

1	Definitions

1.1	All capitalized terms used herein, but not defined, shall have the meanings given to them in the Indenture.

1.2	In addition, the following terms shall have the following meanings:

“Business Day” means any day, other than a Saturday or Sunday, (i) which is not a day on which banking institutions in The City of New York or London are authorized or required by law or executive order to close and (ii) on which the Trans-European Automated Real-time Gross Settlement Express Transfer system, or the TARGET2 system, or any successor thereto, operates.

“Holder(s)” means the person(s) in whose name the Note is registered in the Trustee’s register.

References to the records of Euroclear Bank S.A./N.V. (“Euroclear”) and Clearstream Banking, société anonyme (“Clearstream”) shall be to the records that each of Euroclear and Clearstream, holds for its customers which reflect the amount of such customers’ interests in the Notes.

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2	Appointment of Paying and Calculation Agent

The Issuer hereby appoints The Bank of New York Mellon, London Branch at its office specified above as the paying agent solely in respect of each series of Notes, and calculation agent solely in respect of the Floating Rate Notes, upon the terms and conditions herein contained, and The Bank of New York Mellon, London Branch accepts such appointment.

3	Payment

3.1	In order to provide for all payments due on each series of Notes as the same shall become due, the Issuer shall cause to be paid to the Paying and Calculation Agent, no later than 10:00 a.m. London time one Business Day prior to the due date for the payment of such series of Notes, at such bank as the Paying and Calculation Agent shall previously have notified to the Issuer, immediately available funds sufficient to meet all payments due on such Notes.

3.2	The Issuer hereby authorizes and directs the Paying and Calculation Agent, from the amounts paid to it pursuant to this Section 3, to make or cause to be made all payments on each respective series of Notes in accordance with the terms thereof. Such payments shall be made to the Holder or Holders of each respective series of Notes in accordance with the terms of such series of Notes, the provisions contained in this Agreement, and the procedures of Euroclear and Clearstream. All interest payments in respect of each respective series of Notes will be made by the Paying and Calculation Agent on the relevant interest payment date (as set forth in the Note) to the Holders in whose names such series of Notes are registered at the close of business (in New York City) on the record date specified in such series of Notes next preceding the interest payment date or such other date as is provided in the Notes. So long as a series of Notes is represented by a single global certificate and registered in the name of a nominee of a common depositary for Euroclear and Clearstream, all interest payments on such Notes shall be made by the Paying and Calculation Agent by wire transfer of immediately available funds in Euro to such Holder.

3.3	The Paying and Calculation Agent will pay the principal amount of each Note and premium, if any, on the applicable maturity date or upon any redemption date with respect thereto, together with accrued and unpaid interest due at maturity or such redemption date, if any, upon presentation and surrender of such Note on or after the maturity date or redemption date thereof to the Paying and Calculation Agent, or as specified in each Note.

3.4	If for any reason the amounts received by the Paying and Calculation Agent are insufficient to satisfy all claims in respect of all payments then due on a series of Notes, the Paying and Calculation Agent shall forthwith notify the Issuer, and the Paying and Calculation Agent shall not be obliged to pay any such claims until the Paying and Calculation Agent has received the full amount of the monies then due and payable in respect of such Notes. If, however, the Paying and Calculation Agent in its sole discretion shall make payment on such Notes on their maturity or redemption, or payments of interest or such other payments when otherwise due (it being understood that the Paying and Calculation Agent shall have no obligation whatsoever to make any such payment) and the amount which should have been
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received is not received on such date, the Issuer agrees forthwith on demand to pay, or procure the payment of, to the Paying and Calculation Agent, in addition to the amount which should have been paid hereunder, interest thereon from the day following the date when the amount unpaid should have been received under this Agreement to the date when such amount is actually received (inclusive) at a rate equal to the cost of the Paying and Calculation Agent of funding such amount, as certified by the Paying and Calculation Agent and expressed as a rate per annum.

3.5	The Paying and Calculation Agent hereby agrees that:

(i)	it will hold all sums held by it as Paying and Calculation Agent for the payment of the principal of or premium, if any, or interest on each respective series of Notes in trust for the benefit of the Holders of the Notes of such series entitled thereto, or for the benefit of the Trustee, as the case may be, until such sums shall be paid out to such Holders or otherwise as provided in Section 3.6 below and in the Indenture;

(ii)	it will promptly give the Trustee notice of: (x) an Issuer deposit for the payment of principal of or premium, if any, or interest on a series of Notes, (y) any failure by the Issuer in the making of any deposit for the payment of principal of or premium, if any, or interest on a series of Notes that shall have become payable, and (z) any default by the Issuer in making any payment of the principal of or premium, if any, or interest on a series of Notes where the same shall be due and payable as provided in such Notes;

(iii)	At any time after an Event of Default in respect of a series of Notes shall have occurred, the Paying and Calculation Agent shall, if so required by notice in writing given by the Trustee to the Paying and Calculation Agent: (y) thereafter, until otherwise instructed by the Trustee, act as agent of the Trustee under the terms of the Indenture; and/or (z) deliver all such Notes and all sums, documents and records held by the Paying and Calculation Agent in respect of such Notes to the Trustee or as the Trustee shall direct in such notice; provided that such notice shall be deemed not to apply to any document or record which the Paying and Calculation Agent is obliged not to release by any applicable law or regulation.

3.6	Notwithstanding the foregoing:

(i)	if any Note is presented or surrendered for payment to the Paying and Calculation Agent and the Paying and Calculation Agent has delivered a replacement therefor or has been notified that the same has been replaced, the Paying and Calculation Agent shall as soon as is reasonably practicable notify the Issuer in writing of such presentation or surrender and shall not make payment against the same until it is so instructed by the Issuer and has received the amount to be so paid; and
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(ii)	the Paying and Calculation Agent shall cancel each Note against surrender of which it has made full payment and shall deliver each such Note so cancelled by it to the Trustee.

3.7	In no event, shall the Paying and Calculation Agent be obliged to make any payments hereunder if it has not received the full amount of any payment.

4	Calculation of Interest

4.1	The Paying and Calculation Agent shall calculate the amount of interest payable on the Floating Rate Notes in the manner and at the times set forth in Annex A and in the Prospectus Supplement in respect of the Notes attached hereto as Annex D.

4.2	As soon as practicable after each Interest Determination Date (as defined in the Floating Rate Notes), the Paying and Calculation Agent will cause to be forwarded to the Issuer and the Trustee information regarding the interest rates, the interest periods, the amount of interest for each interest period and the relevant interest payment date. The Paying and Calculation Agent will, upon the written request of any Holder of any Floating Rate Note, provide the interest rate then in effect and, if determined, the interest rate which will become effective for the next interest period with respect to such Floating Rate Note.

4.3	In no event shall the interest rate be less than zero or more than the maximum rate permitted by New York law, as the same may be modified by United States law of general application.

5	Indemnity

5.1	The Issuer shall indemnify and keep indemnified the Paying and Calculation Agent against any losses, liabilities, costs, claims, actions or demands which it may incur or which may be made against it as a result of or in connection with its appointment or the exercise of its powers and duties under this Agreement or in respect of the Issuer’s issue of Notes, except to the extent that they have resulted from the Paying and Calculation Agent’s negligence, wilful misconduct or bad faith. The Paying and Calculation Agent shall notify the Issuer promptly of any claim for which it may seek indemnity. The Issuer shall defend the claim and the Paying and Calculation Agent shall cooperate in the defence. The Paying and Calculation Agent may have one separate counsel and the Issuer shall pay the reasonable and documented fees and expenses of such counsel. The Issuer need not pay for any settlement without its consent.

5.2	The indemnity contained in this Section shall survive the termination or expiry of this Agreement and the resignation or removal of the Paying and Calculation Agent.

6	General

6.1	In acting under this Agreement, the Paying and Calculation Agent shall not (a) be under any fiduciary duty towards any person, (b) be responsible for or liable in respect of the authorization, validity or legality of any Note amount paid by it hereunder (except to the
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extent that any such liability is determined by a court of competent jurisdiction to have been resulted from the Paying and Calculation Agent’s negligence, wilful misconduct or bad faith), (c) be under any obligation towards any person other than the Trustee and Issuer or (d) assume any relationship of agency or trust for or with any Holder.

6.2	The Paying and Calculation Agent shall be entitled to treat the registered Holder of any Note as the absolute owner of such Note for all purposes and make payments thereon accordingly.

6.3	The Paying and Calculation Agent may exercise any of its rights or duties hereunder by or through agents or attorneys, and shall not be responsible for any misconduct thereof, provided such agent or attorney has been appointed with due care. Each such agent making any payment on the Notes shall be a United States person (as defined in Section 7701(a)(30) of the Internal Revenue Code) that is a “financial institution” within the meaning of Treasury Regulation Section 1.1441-1T(c)(5) and a U.S. financial institution within the meaning of Treasury Regulation Section 1.1471-1(b)(136).

6.4	The Paying and Calculation Agent shall not exercise any lien, right of set-off or similar claim against any Holder of a Note in respect of moneys payable by it under this Agreement; however, should the Paying and Calculation Agent elect to make a payment pursuant to Section 3.4 hereof, it shall be entitled to appropriate for its own account out of the funds received by it under Section 3 an amount equal to the amount so paid by it.

6.5	The Paying and Calculation Agent may (at the expense of the Issuer) consult, on any matter concerning its duties hereunder, any legal adviser or other expert selected by it, and the Paying and Calculation Agent shall not be liable in respect of anything done, or omitted to be done in good faith in accordance with that adviser’s opinion. At any time, the Paying and Calculation Agent may apply to any duly authorized representative of the Issuer for a written instruction, and shall not be liable for an action lawfully taken or omitted to be taken in accordance with such instruction. Notwithstanding anything to the contrary herein, in no event shall the Paying and Calculation Agent be entitled to reimbursement of the expenses of such legal adviser or expert with respect to any matter arising from the Paying and Calculation Agent’s negligence, wilful misconduct or bad faith. The Paying and Calculation Agent shall promptly notify the Issuer of any action taken or omitted by the Paying and Calculation Agent in reliance upon such advice.

6.6	The Paying and Calculation Agent shall be entitled to rely, and shall not be liable in respect of anything done or suffered by it in reliance, on any notice, document, communication or information reasonably believed in good faith by it to be genuine and given by the proper parties.

6.7	The Paying and Calculation Agent shall be obliged to perform only such duties as are specifically set forth herein and in the Notes, and no implied duties or obligations shall be read into this Agreement or the Notes against the Paying and Calculation Agent.
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6.8	The Paying and Calculation Agent shall not be liable to account to the Issuer for any interest or other amounts in respect of funds received by it from the Issuer. Money held by the Paying and Calculation Agent need not be segregated except as required by law.

6.9	No provision of this Agreement or the Notes shall require the Paying and Calculation Agent to risk or expend its own funds, or to take any action which in its reasonable judgment would result in any expense or liability accruing to it.

6.10	In no event will the Paying and Calculation Agent be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, severe loss or severe malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Paying and Calculation Agent will use best reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

6.11	The Paying and Calculation Agent shall have no duty to inquire as to the performance of the covenants of the Issuer, nor shall it be charged with knowledge of any default or Event of Default under the Indenture.

6.12	Notwithstanding any provision of this Agreement to the contrary, the Paying and Calculation Agent will not in any event be liable for special, punitive or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Paying and Calculation Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.

6.13	The Paying and Calculation Agent, its officers, directors, employees and shareholders may become the owners of, or acquire any interest in, the Notes, with the same rights that it or they would have if it were not the Paying and Calculation Agent, and may engage or be interested in any financial or other transaction with the Issuer as freely as if it were not the Paying and Calculation Agent.

6.14	The Paying and Calculation Agent shall retain the right not to act and shall not be held liable for refusing to act unless it has received clear and reasonable documentation which complies with the terms of this Agreement.

6.15	The Issuer will supply the Paying and Calculation Agent with the names and specimen signatures of its authorized persons as soon as practicable after the date hereof.

7	Change of Paying and Calculation Agent

7.1	Resignation or Removal of Paying and Calculation Agent. Any time, other than on a day during the forty-five (45) day period preceding any payment date for Issuer’s Notes, the Paying and Calculation Agent may resign by giving at least forty-five (45) days’ prior written notice to Issuer; and the Paying and Calculation Agent’s agency shall be terminated and its
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duties shall cease upon expiration of such forty-five (45) days or such lesser period of time as shall be mutually agreeable to Paying and Calculation Agent and Issuer. At any time, following at least forty-five (45) days’ prior written notice (or such lesser period of time as shall be mutually agreeable to the Paying and Calculation Agent and the Issuer) from the Issuer, the Paying and Calculation Agent may be removed from its agency. Such removal shall become effective upon the expiration of the forty-five (45) day or agreed lesser time period (provided that any such removal shall be immediate in case the Paying and Calculation Agent shall be adjudicated bankrupt or insolvent), and upon payment to the Paying and Calculation Agent of all amounts payable to it in connection with its agency. In such event, following payment of its fees and expenses, the Paying and Calculation Agent shall deliver to the Issuer, or to the Issuer’s designated representative, all Notes (if any) and cash (if any) belonging to the Issuer and, at the Issuer’s expense, shall furnish to the Issuer, or to the Issuer’s designated representative, such information regarding the status of the Issuer’s outstanding Notes reasonably requested by the Issuer.

7.2	Any corporation into which a Paying and Calculation Agent may be merged or consolidated or any corporation resulting from any merger or consolidation to which such Paying and Calculation Agent is a party or any corporation to which such Paying and Calculation Agent shall sell or otherwise transfer all or substantially all of its corporate trust or agency assets shall on the date on which such merger, consolidation or transfer becomes effective, become the successor to such Paying and Calculation Agent under this Agreement upon due notice to the Issuer hereunder; provided that such corporation complies with Section 6.3 of this Agreement and provides the information required by Section 11.1 of this Agreement.

8	Compensation, Fees and Expenses

8.1	The Issuer will pay to the Paying and Calculation Agent the compensation, fees and expenses in respect of the Paying and Calculation Agent’s services as separately agreed with the Paying and Calculation Agent.

8.2	The Issuer will also pay all reasonable documented out-of-pocket expenses (including legal expenses) incurred by the Paying and Calculation Agent in connection with its services hereunder, together with any applicable value added tax and stamp, issue, or other documentary taxes and duties.

9	Notices

9.1	Each notice or communication under this Agreement shall be made in writing, by fax or otherwise in accordance with this Section 9. Each communication or document to be delivered to any party under this Agreement shall be sent to that party at the fax number or address, and marked for the attention of the person (if any), from time to time designated by that party to the Paying and Calculation Agent (or, in the case of the Paying and Calculation Agent, by it to each other party) for the purpose of this Agreement. The initial telephone number, fax number, address and person so designated are:

in the case of the Issuer, at:

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General Electric Company
3135 Easton Turnpike
Fairfield, CT 06828-00001
Attn: Treasurer
Fax no.: (203) 585-1191

With a copy to:

Gibson Dunn & Crutcher LLP
200 Park Avenue
New York, New York 10166
Attn: Andrew Fabens
Tel no: (212) 351-4034
Fax no: (212) 351-5237

in the case of the Paying and Calculation Agent, to it at:

The Bank of New York Mellon, London Branch
One Canada Square, London E14 5AL
Attention: Corporate Trust Administration
Tel no: +44 (0) 207 964 5028
Fax no: +44 (0) 207 964 2536

With a copy to:

The Bank of New York Mellon
101 Barclay Street
Floor 7E
New York, New York 10286
Fax no: (212) 815-5704

9.2	All notices under this Agreement shall be effective (if by fax) when good receipt is confirmed by the recipient following enquiry by the sender and (if in writing) when delivered, except that a communication received outside normal business hours shall be deemed to be received on the next business day in the city in which the recipient is located.

In no event, shall the Paying and Calculation Agent be liable for any losses arising from the Paying and Calculation Agent receiving or transmitting any data from or to an authorized person via any non-secure method of transmission or communication, such as but without limitation, by facsimile or email. The Issuer accepts that some methods of communication are not secure and the Paying and Calculation Agent shall not incur any liability for receiving instructions via any such non-secure method. The Paying and Calculation Agent is authorized to comply with and rely upon any such notice, instruction or other communications believed by it to have been sent or given by an authorized person. The Issuer shall use all reasonable endeavours to ensure that
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instructions transmitted to the Paying and Calculation Agent pursuant to this Agreement are complete and correct. Any instructions shall be conclusively deemed to be valid instructions from the Issuer to the Paying and Calculation Agent for the purposes of this Agreement.

10	Governing Law and Jurisdiction; Waiver of Jury Trial

10.1	The interpretation, validity and enforcement of this Agreement, and all legal actions brought under or in connection with the subject matter of this Agreement, shall be governed by the laws of the State of New York.

10.2	Any court action brought under or in connection with the subject matter of this Agreement shall be brought only in the United States District Court for the Southern District of New York or, if such court would not have jurisdiction over the matter, then only in a New York State court sitting in the Borough of Manhattan, City of New York. Each Party submits to the exclusive jurisdiction of these courts and agrees not to commence any legal action under or in connection with the subject matter of this Agreement in any other court or forum.

10.3	Each Party waives any objection to the laying of the venue of any legal action brought under or in connection with the subject matter of this Agreement in the Federal or state courts sitting in the Borough of Manhattan, City of New York, and agrees not to plead or claim in such courts that any such action has been brought in an inconvenient forum.

10.4	THE ISSUER HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTION CONTEMPLATED HEREBY.

11	U.S. Tax Forms

11.1	The Paying and Calculation Agent shall deliver to the Issuer two properly completed and executed originals of IRS Form W-9 (or appropriate successor form) upon entering into this Agreement (and from time to time thereafter upon reasonable request of the Issuer). The Paying and Calculation Agent agrees that if any form or certification that it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification promptly or promptly notify the Issuer in writing of its legal inability to do so.

Any agent appointed pursuant to Section 6.3 hereof making any payment on the Notes shall deliver to the Issuer two properly completed and executed originals of IRS Form W-9 (or appropriate successor form) upon such appointment (and from time to time thereafter upon reasonable request of the Issuer).

11.2	The terms of this Section 11 shall survive the termination of this Agreement.
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12	Counterparts

This Agreement may be signed in any number of counterparts, each of which shall be deemed an original.

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In witness whereof the parties hereto have caused this Agreement to be duly executed the day and year first above written.

General Electric Company, as Issuer

By:	/s/ Daniel C. Janki
Name: Daniel C. Janki
Title: Senior Vice President and Treasurer

Paying and Calculation Agent

The Bank of New York Mellon, London Branch

By:	/s/ Latoya S. Elvin
Name: LATOYA S. ELVIN
Title: VICE PRESIDENT

[Signature to Paying and Calculation Agency Agreement]

Annex A – Form of Floating Rate Note

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF EUROCLEAR BANK, S.A./N.V., AS OPERATOR OF THE EUROCLEAR SYSTEM (“EUROCLEAR”), AND CLEARSTREAM BANKING, SOCIÉTÉ ANONYME, LUXEMBOURG (“CLEARSTREAM” AND, TOGETHER WITH EUROCLEAR, “EUROCLEAR/CLEARSTREAM”) , TO GENERAL ELECTRIC COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF THE BANK OF NEW YORK DEPOSITORY (NOMINEES) LIMITED OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF EUROCLEAR/CLEARSTREAM (AND ANY PAYMENT IS MADE TO THE BANK OF NEW YORK DEPOSITORY (NOMINEES) LIMITED OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF EUROCLEAR/CLEARSTREAM), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL, INASMUCH AS THE REGISTERED OWNER HEREOF, THE BANK OF NEW YORK DEPOSITORY (NOMINEES) LIMITED, HAS AN INTEREST HEREIN.

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY. THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE AND MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY.

GENERAL ELECTRIC COMPANY

Floating Rate Note due 2020

No. 1	€650,000,000

CUSIP No. 369604 BJ1
ISIN No. XS1238900515
Common Code No. 123890051

General Electric Company, a corporation duly organized and existing under the laws of the State of New York (herein called the “Company”, which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to The Bank of New York Depository (Nominees) Limited, as nominee of The Bank of New York Mellon (London Branch) as common depositary for Euroclear Bank, S.A./N.V. (“Euroclear”), and Clearstream Banking, société anonyme (“Clearstream”), or registered assigns, the principal sum of SIX HUNDRED FIFTY MILLION EUROS (€650,000,000) on May 28, 2020 (the “Stated Maturity”), and to pay interest thereon from May 28, 2015 or from and including the most recent Interest Payment Date to which interest has been paid or duly provided for, quarterly in arrears on February 28, May 28, August 28 and November 28 in each year, commencing

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August 28, 2015 (each such date, an “Interest Payment Date”), at the rate of EURIBOR plus 30 basis points (0.300%) per annum, until the principal hereof is paid or made available for payment. The amount of interest payable for any period shall be computed on the basis of a 360-day year and the actual number of days in the period for which interest is being calculated. In the event that any Interest Payment Date is not a Business Day, then such Interest Payment Date will be postponed to the next succeeding day which is a Business Day and interest will accrue to but excluding such Interest Payment Date, except that if such Business Day falls in the next succeeding calendar month, the applicable Interest Payment Date will be the immediately preceding Business Day. Notwithstanding the foregoing, if the Stated Maturity or any Redemption Date with respect to this Security falls on a day that is not a Business Day, the payment of principal, and interest, otherwise payable on such date will be postponed to the next succeeding Business Day, and no interest on such payment will accrue from and after the Stated Maturity or earlier Redemption Date, as applicable. The rights of Holders of beneficial interests in this Security to receive the payments of interest on such Security are subject to the applicable procedures of Euroclear and Clearstream. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest immediately preceding such Interest Payment Date, provided that interest payable at the Stated Maturity of the principal hereof or on a Redemption Date shall be payable to the Person to whom the principal of this Security is payable. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange or automated quotation system on which the Securities of this series may be listed or traded, and upon such notice as may be required by such exchange or automated quotation system, all as more fully provided in said Indenture.

As set forth herein, the Company will pay additional amounts on this Security in certain circumstances.

A “Business Day” shall mean any day, other than a Saturday or Sunday, (i) which is not a day on which banking institutions in the City of New York or London are authorized or required by law or executive order to close and (ii) on which the Trans-European Automated Real-time Gross Settlement Express Transfer system, or the TARGET2 system, or any successor thereto, operates.

The “Depositary” with respect to this Security shall mean a common depositary for the accounts of Clearstream and Euroclear.

The “Place of Payment” with respect to this Security shall be London, England.

A “Regular Record Date” means, with respect to any Interest Payment Date, the 15th calendar day preceding such Interest Payment Date (whether or not a Business Day) or, if this

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Security is represented by one or more Global Securities, the close of business on the business day (for this purpose a day on which Clearstream and Euroclear are open for business), in each case, immediately preceding such Interest Payment Date.

Payment of the principal of and interest on this Security will be made at the office or agency of the Company maintained for that purpose in the City of London, England, which shall be initially the corporate trust office of The Bank of New York Mellon (London Branch), located at One Canada Square, London E14 5AL; provided, however, that at the option of the Company payments of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register; provided further, that all payments of principal and interest with respect to the Securities of this series represented by one or more Global Securities deposited with, or on behalf of, a common depositary, and registered in the name of the nominee of the common depositary for the accounts of Clearstream and Euroclear shall be made through the facilities of the common depositary.

All payments on this Security will be made in euro; provided, that if on or after May 20, 2015, the euro is unavailable to the Company due to the imposition of exchange controls or other circumstances beyond the Company’s control or if the euro is no longer being used by the then member states of the European Monetary Union that have adopted the euro as their currency or for the settlement of transactions by public institutions of or within the international banking community, then all payments in respect of this Security will be made in United States dollars until the euro is again available to the Company or so used. The amount payable on any date in euro will be converted into U.S. dollars on the basis of the most recently available “Market Exchange Rate” for euro, which shall mean the noon buying rate in The City of New York for cable transfers of euros as certified for customs purposes (or, if not so certified, as otherwise determined) by the United States Federal Reserve Board. The Market Exchange Rate most recently available on, or prior to, the second Business Day before the relevant determination date will be the basis for determining the equivalent of euro in the currency of the United States of America for any purpose under the Indenture, including for purposes of the definition of “Outstanding” in Section 101 of the Indenture. Any payment in respect of this Security so made in United States dollars will not constitute an Event of Default under this Security or the Indenture. Neither the Trustee nor the Paying Agent shall have any responsibility for any calculation or conversion in connection with the foregoing.

A “TARGET System Day” is any day in which the TARGET2 System, or any successor thereto, is open for business and a day on which commercial banks are open for dealings in euro deposits in the London interbank market. With respect to Securities of this series in certificated form, the reference to “Business Day” will also mean a day on which banking institutions generally are open for business in the location of each office of a transfer agent, but only with respect to a payment or other action to occur at that office.

“Calculation Agent” means The Bank of New York Mellon, London Branch, as appointed and authorized by the Company pursuant to the paying and calculation agency agreement dated on or around May 28, 2015, until such time as the Company appoints a successor Calculation Agent. The Calculation Agent will determine EURIBOR for each Interest Period on the second TARGET System Day prior to the first day of such Interest Period (the “Interest Determination Date”).

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“euro and “€” means the lawful currency of the member states of the European Monetary Union that have adopted or that adopt the single currency in accordance with the treaty establishing the European Community, as amended by the Treaty on European Union.

The interest rate on this Security will be reset quarterly on February 28, May 28, August 28, and November 28, beginning on August 28, 2015 (each an “Interest Reset Date”). However, if any Interest Reset Date would otherwise be a day that is not a Business Day, such Interest Reset Date will be the next succeeding day that is a Business Day, except that if the next succeeding Business Day falls in the next succeeding calendar month, the applicable Interest Reset Date will be the immediately preceding Business Day.

The initial interest period will be the period from and including May 28, 2015 to but excluding the first Interest Reset Date. The interest rate in effect during the initial interest period will be equal to EURIBOR plus 30 basis points (0.300%), determined two TARGET System Days prior to May 28, 2015.

After the initial interest period, the interest periods will be the periods from and including an Interest Reset Date to but excluding the immediately succeeding Interest Reset Date, except that the final interest period will be the period from and including the Interest Reset Date immediately preceding the Stated Maturity to but excluding the Stated Maturity (each an “Interest Period”). The interest rate per annum for this Security in any Interest Period will be equal to EURIBOR plus 30 basis points (0.300%) (the “Interest Rate”), as determined by the Calculation Agent. The Interest Rate in effect for the 15 calendar days prior to any Redemption Date earlier than the Stated Maturity will be the Interest Rate in effect on the fifteenth calendar day preceding such earlier Redemption Date. The Interest Rate on the Securities of this series will be limited to the maximum rate permitted by New York law, as the same may be modified by United States law of general application and shall not be less than 0.000%.

“EURIBOR,” with respect to any Interest Determination Date, will be the offered rate for deposits of euros having a maturity of three months that appears on “Reuters Page EURIBOR 01” at approximately 11:00 a.m., Brussels time, on such Interest Determination Date. If on an Interest Determination Date, such rate does not appear on the “Reuters Page EURIBOR 01” as of 11:00 a.m., Brussels time, or if “Reuters Page EURIBOR 01” is not available on such date, the Calculation Agent will obtain such rate from Bloomberg L.P.’s page “BBAM.” If no offered rate appears on “Reuters Page EURIBOR 01” or Bloomberg L.P.’s page “BBAM” on an Interest Determination Date, EURIBOR will be determined for such Interest Determination Date on the basis of the rates at approximately 11:00 a.m., Brussels time, on such Interest Determination Date at which deposits in euros are offered to prime banks in the euro-zone inter-bank market by the principal euro-zone office of each of four major banks in such market selected and identified by the Company (the “Reference Banks”), for a term of three months commencing on the applicable Interest Reset Date and in a principal amount of not less than €1,000,000 that is representative for a single transaction in euros in such market at such time. The Company will ensure the Calculation Agent is provided with the complete contact details of the relevant personnel at each of the Reference Banks that it will be required to contact in order to obtain the relevant Interest Rate. The Calculation Agent will request the principal euro-zone office of each of such banks to provide a quotation of its rate. If at least two such quotations are provided, EURIBOR for the related Interest Period will be the arithmetic mean (rounded upwards) of such

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quotations. If fewer than two such quotations are provided, EURIBOR for such Interest Period will be the arithmetic mean (rounded upwards) of the rates quoted at approximately 11:00 a.m., Brussels time, on such Interest Determination Date by three major banks in the euro- zone, selected and identified by the Company, for loans in euros to leading European banks, for a term of three months, commencing on the applicable Interest Reset Date and in a principal amount of not less than €1,000,000 that is representative for a single transaction in such market at such time; provided, however, that if the banks so selected are not quoting as mentioned above, the then-existing EURIBOR rate will remain in effect for such Interest Period, or, if none, the Interest Rate will be the initial interest rate.

All percentages resulting from any calculation of any Interest Rate for the Securities of this series will be rounded, if necessary, to the nearest one hundred thousandth of a percentage point, with five one-millionths of a percentage point rounded upward (e.g., 9.876545% (or .09876545) would be rounded to 9.87655% (or .0987655)), and all euro amounts will be rounded to the nearest cent, with one-half cent being rounded upward. The amount of interest payable in respect of each Security of this series will be calculated by applying the applicable Interest Rate for such Interest Period to the outstanding principal amount of such Securities, multiplying the product by the actual number of days in the related Interest Period and dividing by 360. Each calculation of the Interest Rate on the Securities of this series by the Calculation Agent will (in the absence of manifest error) be final and binding on the Company, the Trustee and the Holders of the Securities of this series. Upon the request of any Holder of the Securities of this series, the Calculation Agent will provide the Interest Rate then in effect and, if determined, the Interest Rate that will become effective on the next Interest Reset Date.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

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IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated: May 28, 2015

GENERAL ELECTRIC COMPANY

By:
Name:	Daniel C. Janki
Title:	Senior Vice President and Treasurer

Attest:

Name: Aun Singapore
Title: Attesting Secretary
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FORM OF REVERSE OF SECURITY

This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”), issued and to be issued in one or more series under an Indenture, dated as of October 9, 2012 (herein called the “Indenture”, which term shall have the meaning assigned to it in such instrument), between the Company and The Bank of New York Mellon, as Trustee (herein called the “Trustee”, which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof, limited in aggregate principal amount to €650,000,000; provided, however, that the authorized aggregate principal amount of the Securities of this series may be increased above such amount by a Board Resolution to such effect; provided further, that additional Securities of this series may not be issued under the same ISIN number and/or any other identifying number unless such additional Securities and the original Securities of this series are fungible for U.S. federal income tax purposes; and provided further, that additional Securities of this series will rank equally and ratably with this series in all respects, or in all respects except for the payment of interest accruing prior to the issue date or except for the first payment of interest following the issue date of those additional Securities.

Payment of Additional Amounts

Subject to the exceptions and limitations set forth below, the Company shall pay to or on account of a beneficial owner of a Security of this series who is not a United States Person (as defined below) such additional amounts as may be necessary to ensure that every net payment of the principal of and interest on the Securities of this series, after withholding or deduction for or on account of any present or future tax, assessment or other governmental charge imposed upon or as a result of such payment, by the United States or any political subdivision or taxing authority of the United States, will not be less than the amount that would have been payable had no such deduction or withholding been required; provided, however, that the Company will not pay additional amounts for or on account of:

(a) any such tax, assessment or other governmental charge which would not have been so imposed but for (i) the existence of any present or former connection between the Holder or beneficial owner of a Security of this series (or between a fiduciary, settlor, beneficiary, member or shareholder of such person, if such person is an estate, a trust, a partnership or a corporation) and the United States, including, without limitation, such person (or such fiduciary, settlor, beneficiary, member or shareholder) being or having been a citizen or resident thereof or being or having been engaged in a trade or business or present therein or having, or having had, a permanent establishment therein or (ii) the presentation, where required, by the Holder of any such Security for payment on a date more than 15 calendar days after the date on which such payment became due and payable or the date on which payment thereof is duly provided for, whichever occurs later;

(b) any estate, inheritance, gift, sales, transfer or personal property tax or any similar tax, assessment or governmental charge;

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(c) any tax, assessment or other governmental charge imposed by reason of the Holder or beneficial owner’s past or present status as a personal holding company or foreign personal holding company or controlled foreign corporation or passive foreign investment company for U.S. federal income tax purposes or as a corporation which accumulates earnings to avoid United States federal income tax or as a private foundation or other tax-exempt organisation;

(d) any tax, assessment or other governmental charge which is payable otherwise than by withholding from payments on or in respect of any Security of this series;

(e) any tax, assessment or other governmental charge which would not have been imposed but for the failure to comply with certification, information or other reporting requirements concerning the nationality, residence or identity of the Holder or beneficial owner of such Security, if such compliance is required by statute or by regulation of the United States or of any political subdivision or taxing authority thereof or therein as a precondition to relief or exemption from such tax, assessment or other governmental charge;

(f) any tax, assessment or other governmental charge that would not have been imposed but for a failure by the Holder or beneficial owner (or any financial institution through which the Holder or beneficial owner holds any Security of this series or through which payment on such Security is made) to comply with any certification, information, identification, documentation or other reporting requirements (including entering into and complying with an agreement with the Internal Revenue Service) imposed pursuant to, or complying with any requirements imposed under an intergovernmental agreement entered into between the United States and the government of another country in order to implement the requirements of, Sections 1471 through 1474 of the Internal Revenue Code as in effect on the date of issuance of the Securities of this series or any successor or amended version of these provisions, to the extent such successor or amended version is not materially more onerous to comply with than these provisions as enacted on such date;

(g) any tax, assessment or other governmental charge imposed by reason of such beneficial owner’s past or present status as the actual or constructive owner of 10% or more of the total combined voting power of all classes of stock entitled to vote of the Company or as a direct or indirect affiliate of the Company;

(h) any tax, assessment or other governmental charge required to be deducted or withheld by any Paying Agent from a payment on a Security of this series upon presentation of such Security, where required, if such payment can be made without such deduction or withholding upon presentation of such Security, where required, to any other Paying Agent; or

(i) any combination of two or more of items (a), (b), (c), (d), (e), (f), (g) and (h),

nor shall additional amounts be paid with respect to any payment on a Security of this series to a United States Alien Holder who is a fiduciary or partnership or other than the sole beneficial owner of such payment to the extent such payment would be required by the laws of the United States (or any political subdivision thereof) to be included in the income, for tax purposes, of a beneficiary or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner who would not have been entitled to the additional amounts

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had such beneficiary, settlor, member or beneficial owner been the Holder of such Security. Except as specifically provided above, no payment will be required for any tax, assessment or other governmental charge imposed by any governmental or political subdivision or taxing authority of or in any government or political subdivision.

As used herein, the term “United States” means the United States of America, the states of the United States, and the District of Columbia, and the term “United States Person” means any individual who is a citizen or resident of the United States for United States federal income tax purposes, a corporation, partnership or other entity created or organized in or under the laws of the United States, any state of the United States or the District of Columbia, or any estate or trust the income of which is subject to United States federal income taxation regardless of its source.

The term “United States Alien Holder” means any beneficial owner of a Security of this series that is not, for United States federal income tax purposes, (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity created or organised in or under the laws of the United States or any political subdivision thereof, (iii) an estate whose income is subject to United States federal income tax regardless of its source, or (iv) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States Persons have the authority to control all substantial decisions of the trust or if such trust has a valid election in effect under applicable U.S. Treasury regulations to be treated as a United States Person.

To the extent permitted by law, the Company will maintain a paying agent in a Member State of the European Union (if any) that will not require withholding or deduction of tax pursuant to European Council Directive 2003/48/EC on the taxation of savings income or any law implementing or complying with, or introduced to conform to, such European Council Directive.

If, as a result of any change in, or amendment to, the laws (or any regulations or rulings promulgated under the laws) of the United States or of any political subdivision or any taxing authority thereof or therein affecting taxation, or any change in, or amendment to, an official position regarding the application or interpretation of such laws, regulations or rulings, which change or amendment is announced and becomes effective on or after May 28, 2015, the Company becomes or will become obligated to pay additional amounts as described above under the heading “Payment of Additional Amounts” with respect to the Securities of this series, then the Company may at any time at the Company’s option redeem, in whole, but not in part, the Securities of this series on not less than 30 nor more than 60 days’ prior notice, at a redemption price equal to 100% of their principal amount, together with any accrued and unpaid interest and additional amounts on the Securities of this series to, but not including, the Redemption Date. If the Company exercises its option to redeem the Securities of this series pursuant to this paragraph, it shall deliver to the Trustee an Officer’s Certificate stating that it is entitled to redeem the Securities of this series and an opinion of independent tax counsel to the effect that the circumstances described in this paragraph exist.

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Unless the Company defaults on the payment of the Redemption Price, on and after the Redemption Date, interest will cease to accrue on the principal amount of this Security to be redeemed.

In the event of redemption of this Security in part only, a new Security or Securities of this series and of like tenor for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof. In the event of redemption of this Security in part only, Section 1103 of the Indenture shall apply, provided that if this Security is represented by one or more Global Securities, beneficial interests in this Security shall be selected for redemption by Euroclear and Clearstream in accordance with their respective standard procedures therefor, provided further, however, that no Securities of this series of a principal amount of €100,000 or less shall be redeemed in part.

The Indenture contains provisions for satisfaction and discharge of the entire indebtedness of this Security upon compliance by the Company with certain conditions set forth in the Indenture.

The Indenture contains provisions for defeasance at any time of the entire indebtedness of this Security or certain covenants and Events of Default with respect to this Security, in each case upon compliance with certain conditions set forth in the Indenture. For purposes of the defeasance and covenant defeasance provisions, German government securities shall be used instead of United States government securities in respect of payments due in euros on the Securities of this series.

If an Event of Default with respect to the Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of all series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of all series to be affected, treated as one class. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of not less than 25% in principal amount of the

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Securities of this series at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity, the Trustee shall not have received from the Holders of a majority in principal amount of Securities of this series at the time Outstanding a direction inconsistent with such request, and the Trustee shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or interest hereon on or after the respective due dates expressed or provided for herein.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees. No service charge shall be made for any such registration of transfer or exchange, but the Company and the Security Registrar may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

Except in the limited circumstances described in Section 305 of the Indenture, this Security shall be issued in the form of one or more Global Securities and a common depositary for the accounts of Euroclear and Clearstream shall be the Depositary for such Global Security or Securities. Clause 2(A)(iii) of the eighth paragraph of Section 305 of the Indenture shall be inapplicable to this Security.

The Securities of this series are issuable only in registered form without coupons in minimum denominations of €100,000 and any integral multiples of €1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

Notices to Holders of the Securities of this series will be sent by mail or email to the registered Holders, or otherwise in accordance with the procedures of the applicable depositary.

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All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

THE INDENTURE AND THIS SECURITY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THEREOF.

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CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Date: May 28, 2015	The Bank of New York Mellon, As Trustee

By:
Authorized Signatory

Annex B – Form of 2023 Note

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF EUROCLEAR BANK, S.A./N.V., AS OPERATOR OF THE EUROCLEAR SYSTEM (“EUROCLEAR”), AND CLEARSTREAM BANKING, SOCIÉTÉ ANONYME, LUXEMBOURG (“CLEARSTREAM” AND, TOGETHER WITH EUROCLEAR, “EUROCLEAR/CLEARSTREAM”) , TO GENERAL ELECTRIC COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF THE BANK OF NEW YORK DEPOSITORY (NOMINEES) LIMITED OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF EUROCLEAR/CLEARSTREAM (AND ANY PAYMENT IS MADE TO THE BANK OF NEW YORK DEPOSITORY (NOMINEES) LIMITED OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF EUROCLEAR/CLEARSTREAM), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL, INASMUCH AS THE REGISTERED OWNER HEREOF, THE BANK OF NEW YORK DEPOSITORY (NOMINEES) LIMITED, HAS AN INTEREST HEREIN.

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY. THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE AND MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY.

GENERAL ELECTRIC COMPANY

1.250% Note due 2023

No. 1	€1,250,000,000

CUSIP No. 369604 BK8
ISIN No. XS1238901166
Common Code No. 123890116

General Electric Company, a corporation duly organized and existing under the laws of the State of New York (herein called the “Company”, which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to The Bank of New York Depository (Nominees) Limited, as nominee of The Bank of New York Mellon (London Branch) as common depositary for Euroclear Bank, S.A./N.V. (“Euroclear”), and Clearstream Banking, société anonyme (“Clearstream”), or registered assigns, the principal sum of ONE BILLION TWO HUNDRED FIFTY MILLION EUROS (€1,250,000,000) on May 26, 2023 (the “Stated Maturity”), and to pay interest thereon from May 28, 2015 or from and including the most recent Interest Payment Date to which interest has been paid or duly provided for, annually on May 26 in each year, commencing May 26, 2016 (the “Interest Payment Date”),

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at the rate of 1.250% per annum, until the principal hereof is paid or made available for payment. The amount of interest payable for any period shall be computed on the basis of the actual number of days in the period for which interest is being calculated and the actual number of days from and including the last date on which interest was paid on this Security (or May 28, 2015 if no interest has been paid on this Security), to but excluding the next scheduled Interest Payment Date. This payment convention is referred to as ACTUAL/ACTUAL (ICMA) as defined in the rulebook of the International Capital Market Association. In the event that any date on which interest is payable on this Security is not a Business Day, then a payment of the interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay) with the same force and effect as if made on the date the payment was originally payable. If the Stated Maturity or any Redemption Date with respect to this Security falls on a day that is not a Business Day, the payment of principal, premium, if any, and interest, will be made on the next succeeding Business Day as if it were made on the date such payment was due, and no interest will accrue on the amounts so payable for the period from and after such date to the next succeeding Business Day. The rights of Holders of beneficial interests in this Security to receive the payments of interest on such Security are subject to the applicable procedures of Euroclear and Clearstream. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest immediately preceding such Interest Payment Date, provided that interest payable at the Stated Maturity of the principal hereof or on a Redemption Date shall be payable to the Person to whom the principal of this Security is payable. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange or automated quotation system on which the Securities of this series may be listed or traded, and upon such notice as may be required by such exchange or automated quotation system, all as more fully provided in said Indenture.

As set forth herein, the Company will pay additional amounts on this Security in certain circumstances.

A “Business Day” shall mean any day, other than a Saturday or Sunday, (i) which is not a day on which banking institutions in the City of New York or London are authorized or required by law or executive order to close and (ii) on which the Trans-European Automated Real-time Gross Settlement Express Transfer system, or the TARGET2 system, or any successor thereto, operates.

The “Depositary” with respect to this Security shall mean a common depositary for the accounts of Clearstream and Euroclear.

The “Place of Payment” with respect to this Security shall be London, England.

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A “Regular Record Date” means, with respect to any Interest Payment Date, the 15th calendar day preceding such Interest Payment Date (whether or not a Business Day) or, if this Security is represented by one or more Global Securities, the close of business on the business day (for this purpose a day on which Clearstream and Euroclear are open for business), in each case, immediately preceding such Interest Payment Date.

Payment of the principal of (and premium, if any) and interest on this Security will be made at the office or agency of the Company maintained for that purpose in the City of London, England, which shall be initially the corporate trust office of The Bank of New York Mellon (London Branch), located at One Canada Square, London E14 5AL; provided, however, that at the option of the Company payments of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register; provided further, that all payments of principal, premium, if any, and interest with respect to the Securities of this series represented by one or more Global Securities deposited with, or on behalf of, a common depositary, and registered in the name of the nominee of the common depositary for the accounts of Clearstream and Euroclear shall be made through the facilities of the common depositary.

All payments on this Security will be made in euro; provided, that if on or after May 20, 2015, the euro is unavailable to the Company due to the imposition of exchange controls or other circumstances beyond the Company’s control or if the euro is no longer being used by the then member states of the European Monetary Union that have adopted the euro as their currency or for the settlement of transactions by public institutions of or within the international banking community, then all payments in respect of this Security will be made in United States dollars until the euro is again available to the Company or so used. The amount payable on any date in euro will be converted into U.S. dollars on the basis of the most recently available “Market Exchange Rate” for euro, which shall mean the noon buying rate in The City of New York for cable transfers of euros as certified for customs purposes (or, if not so certified, as otherwise determined) by the United States Federal Reserve Board. The Market Exchange Rate most recently available on, or prior to, the second Business Day before the relevant determination date will be the basis for determining the equivalent of euro in the currency of the United States of America for any purpose under the Indenture, including for purposes of the definition of “Outstanding” in Section 101 of the Indenture. Any payment in respect of this Security so made in United States dollars will not constitute an Event of Default under this Security or the Indenture. Neither the Trustee nor the Paying Agent shall have any responsibility for any calculation or conversion in connection with the foregoing.

“euro and “€” means the lawful currency of the member states of the European Monetary Union that have adopted or that adopt the single currency in accordance with the treaty establishing the European Community, as amended by the Treaty on European Union.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

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IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated: May 28, 2015

GENERAL ELECTRIC COMPANY

By:
Name:	Daniel C. Janki
Title:	Senior Vice President and Treasurer

Attest:

Name: Aun Singapore
Title: Attesting Secretary
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FORM OF REVERSE OF SECURITY

This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”), issued and to be issued in one or more series under an Indenture, dated as of October 9, 2012 (herein called the “Indenture”, which term shall have the meaning assigned to it in such instrument), between the Company and The Bank of New York Mellon, as Trustee (herein called the “Trustee”, which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof, limited in aggregate principal amount to €1,250,000,000; provided, however, that the authorized aggregate principal amount of the Securities of this series may be increased above such amount by a Board Resolution to such effect; provided further, that additional Securities of this series may not be issued under the same ISIN number and/or any other identifying number unless such additional Securities and the original Securities of this series are fungible for U.S. federal income tax purposes; and provided further, that additional Securities of this series will rank equally and ratably with this series in all respects, or in all respects except for the payment of interest accruing prior to the issue date or except for the first payment of interest following the issue date of those additional Securities.

Payment of Additional Amounts

Subject to the exceptions and limitations set forth below, the Company shall pay to or on account of a beneficial owner of a Security of this series who is not a United States Person (as defined below) such additional amounts as may be necessary to ensure that every net payment of the principal of and interest on the Securities of this series, after withholding or deduction for or on account of any present or future tax, assessment or other governmental charge imposed upon or as a result of such payment, by the United States or any political subdivision or taxing authority of the United States, will not be less than the amount that would have been payable had no such deduction or withholding been required; provided, however, that the Company will not pay additional amounts for or on account of:

(a) any such tax, assessment or other governmental charge which would not have been so imposed but for (i) the existence of any present or former connection between the Holder or beneficial owner of a Security of this series (or between a fiduciary, settlor, beneficiary, member or shareholder of such person, if such person is an estate, a trust, a partnership or a corporation) and the United States, including, without limitation, such person (or such fiduciary, settlor, beneficiary, member or shareholder) being or having been a citizen or resident thereof or being or having been engaged in a trade or business or present therein or having, or having had, a permanent establishment therein or (ii) the presentation, where required, by the Holder of any such Security for payment on a date more than 15 calendar days after the date on which such payment became due and payable or the date on which payment thereof is duly provided for, whichever occurs later;

(b) any estate, inheritance, gift, sales, transfer or personal property tax or any similar tax, assessment or governmental charge;

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(c) any tax, assessment or other governmental charge imposed by reason of the Holder or beneficial owner’s past or present status as a personal holding company or foreign personal holding company or controlled foreign corporation or passive foreign investment company for U.S. federal income tax purposes or as a corporation which accumulates earnings to avoid United States federal income tax or as a private foundation or other tax-exempt organisation;

(d) any tax, assessment or other governmental charge which is payable otherwise than by withholding from payments on or in respect of any Security of this series;

(e) any tax, assessment or other governmental charge which would not have been imposed but for the failure to comply with certification, information or other reporting requirements concerning the nationality, residence or identity of the Holder or beneficial owner of such Security, if such compliance is required by statute or by regulation of the United States or of any political subdivision or taxing authority thereof or therein as a precondition to relief or exemption from such tax, assessment or other governmental charge;

(f) any tax, assessment or other governmental charge that would not have been imposed but for a failure by the Holder or beneficial owner (or any financial institution through which the Holder or beneficial owner holds any Security of this series or through which payment on such Security is made) to comply with any certification, information, identification, documentation or other reporting requirements (including entering into and complying with an agreement with the Internal Revenue Service) imposed pursuant to, or complying with any requirements imposed under an intergovernmental agreement entered into between the United States and the government of another country in order to implement the requirements of, Sections 1471 through 1474 of the Internal Revenue Code as in effect on the date of issuance of the Securities of this series or any successor or amended version of these provisions, to the extent such successor or amended version is not materially more onerous to comply with than these provisions as enacted on such date;

(g) any tax, assessment or other governmental charge imposed by reason of such beneficial owner’s past or present status as the actual or constructive owner of 10% or more of the total combined voting power of all classes of stock entitled to vote of the Company or as a direct or indirect affiliate of the Company;

(h) any tax, assessment or other governmental charge required to be deducted or withheld by any Paying Agent from a payment on a Security of this series upon presentation of such Security, where required, if such payment can be made without such deduction or withholding upon presentation of such Security, where required, to any other Paying Agent; or

(i) any combination of two or more of items (a), (b), (c), (d), (e), (f), (g) and (h),

nor shall additional amounts be paid with respect to any payment on a Security of this series to a United States Alien Holder who is a fiduciary or partnership or other than the sole beneficial owner of such payment to the extent such payment would be required by the laws of the United States (or any political subdivision thereof) to be included in the income, for tax purposes, of a beneficiary or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner who would not have been entitled to the additional amounts

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had such beneficiary, settlor, member or beneficial owner been the Holder of such Security. Except as specifically provided above, no payment will be required for any tax, assessment or other governmental charge imposed by any governmental or political subdivision or taxing authority of or in any government or political subdivision.

As used herein, the term “United States” means the United States of America, the states of the United States, and the District of Columbia, and the term “United States Person” means any individual who is a citizen or resident of the United States for United States federal income tax purposes, a corporation, partnership or other entity created or organized in or under the laws of the United States, any state of the United States or the District of Columbia, or any estate or trust the income of which is subject to United States federal income taxation regardless of its source.

The term “United States Alien Holder” means any beneficial owner of a Security of this series that is not, for United States federal income tax purposes, (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity created or organised in or under the laws of the United States or any political subdivision thereof, (iii) an estate whose income is subject to United States federal income tax regardless of its source, or (iv) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States Persons have the authority to control all substantial decisions of the trust or if such trust has a valid election in effect under applicable U.S. Treasury regulations to be treated as a United States Person.

To the extent permitted by law, the Company will maintain a paying agent in a Member State of the European Union (if any) that will not require withholding or deduction of tax pursuant to European Council Directive 2003/48/EC on the taxation of savings income or any law implementing or complying with, or introduced to conform to, such European Council Directive.

The Securities of this series are subject to redemption upon not less than 30 days’, but not more than 60 days’, notice by first-class mail (or otherwise transmitted in accordance with the applicable procedures of Euroclear or Clearstream), as a whole or in part, at the election of the Company at any time, (A) if prior to February 26, 2023, at a redemption price equal to the greater of (1) 100% of the principal amount of the Securities of this series to be redeemed; and (2) the sum of the present values of the Remaining Scheduled Payments (as defined below) of interest and principal thereon (not including any portion of such payments of interest accrued as of the Redemption Date) discounted to the Redemption Date on an annual basis (ACTUAL/ACTUAL (ICMA)) at the applicable Comparable Government Bond Rate (as defined below), plus 15 basis points; plus, in each case, accrued and unpaid interest to, but not including, the Redemption Date, and (B) if on or after February 26, 2023 at a redemption price equal to 100% of the principal amount of the Securities of this series being redeemed on the Redemption Date, plus accrued and unpaid interest, if any, on the Securities of this series to, but not including, the Redemption Date.

“Comparable Government Bond Rate” means the yield to maturity, expressed as a percentage (rounded to three decimal places, with 0.0005 being rounded upwards), on the third Business Day prior to the Redemption Date, of the Comparable Government Bond (as defined

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below) on the basis of the middle market price of the Comparable Government Bond prevailing at 11:00 a.m. (London time) on such Business Day as determined by an independent investment bank selected by the Company.

“Comparable Government Bond” means, in relation to any Comparable Government Bond Rate calculation, at the discretion of an independent investment bank selected by the Company, a German government bond whose maturity is closest to the maturity of the Securities of this series to be redeemed, or if such independent investment bank in its discretion determines that such similar bond is not in issue, such other German government bond as such independent investment bank may, with the advice of three brokers of, and/or market makers in, German government bonds selected by the Company, determine to be appropriate for determining the Comparable Government Bond Rate.

“Remaining Scheduled Payments” means, with respect to the Securities of this series to be redeemed, the remaining scheduled payments of the principal thereof and interest thereon that would be due after the Redemption Date but for such redemption; provided, however, that, if such Redemption Date is not an Interest Payment Date with respect to such Securities, the amount of the next succeeding scheduled interest payment thereon will be deemed to be reduced (solely for the purposes of this calculation) by the amount of interest accrued thereon to such Redemption Date.

If, as a result of any change in, or amendment to, the laws (or any regulations or rulings promulgated under the laws) of the United States or of any political subdivision or any taxing authority thereof or therein affecting taxation, or any change in, or amendment to, an official position regarding the application or interpretation of such laws, regulations or rulings, which change or amendment is announced and becomes effective on or after May 28, 2015, the Company becomes or will become obligated to pay additional amounts as described above under the heading “Payment of Additional Amounts” with respect to the Securities of this series, then the Company may at any time at the Company’s option redeem, in whole, but not in part, the Securities of this series on not less than 30 nor more than 60 days’ prior notice, at a redemption price equal to 100% of their principal amount, together with any accrued and unpaid interest and additional amounts on the Securities of this series to, but not including, the Redemption Date. If the Company exercises its option to redeem the Securities of this series pursuant to this paragraph, it shall deliver to the Trustee an Officer’s Certificate stating that it is entitled to redeem the Securities of this series and an opinion of independent tax counsel to the effect that the circumstances described in this paragraph exist.

Unless the Company defaults on the payment of the Redemption Price, on and after the Redemption Date, interest will cease to accrue on the principal amount of this Security to be redeemed.

In the event of redemption of this Security in part only, a new Security or Securities of this series and of like tenor for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof. In the event of redemption of this Security in part only, Section 1103 of the Indenture shall apply, provided that if this Security is represented by one or more Global Securities, beneficial interests in this Security shall be selected for redemption by Euroclear and Clearstream in accordance with their respective standard

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procedures therefor, provided further, however, that no Securities of this series of a principal amount of €100,000 or less shall be redeemed in part.

The Indenture contains provisions for satisfaction and discharge of the entire indebtedness of this Security upon compliance by the Company with certain conditions set forth in the Indenture.

The Indenture contains provisions for defeasance at any time of the entire indebtedness of this Security or certain covenants and Events of Default with respect to this Security, in each case upon compliance with certain conditions set forth in the Indenture. For purposes of the defeasance and covenant defeasance provisions, German government securities shall be used instead of United States government securities in respect of payments due in euros on the Securities of this series.

If an Event of Default with respect to the Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of all series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of all series to be affected, treated as one class. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of not less than 25% in principal amount of the Securities of this series at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity, the Trustee shall not have received from the Holders of a majority in principal amount of Securities of this series at the time Outstanding a direction inconsistent with such request, and the Trustee shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed or provided for herein.

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No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of and any premium and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees. No service charge shall be made for any such registration of transfer or exchange, but the Company and the Security Registrar may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

Except in the limited circumstances described in Section 305 of the Indenture, this Security shall be issued in the form of one or more Global Securities and a common depositary for the accounts of Euroclear and Clearstream shall be the Depositary for such Global Security or Securities. Clause 2(A)(iii) of the eighth paragraph of Section 305 of the Indenture shall be inapplicable to this Security.

The Securities of this series are issuable only in registered form without coupons in minimum denominations of €100,000 and any integral multiples of €1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

Notices to Holders of the Securities of this series will be sent by mail or email to the registered Holders, or otherwise in accordance with the procedures of the applicable depositary.

All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

THE INDENTURE AND THIS SECURITY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THEREOF.

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CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Date: May 28, 2015	The Bank of New York Mellon, As Trustee

By:
Authorized Signatory
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Annex C – Form of 2027 Note

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF EUROCLEAR BANK, S.A./N.V., AS OPERATOR OF THE EUROCLEAR SYSTEM (“EUROCLEAR”), AND CLEARSTREAM BANKING, SOCIÉTÉ ANONYME, LUXEMBOURG (“CLEARSTREAM” AND, TOGETHER WITH EUROCLEAR, “EUROCLEAR/CLEARSTREAM”) , TO GENERAL ELECTRIC COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF THE BANK OF NEW YORK DEPOSITORY (NOMINEES) LIMITED OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF EUROCLEAR/CLEARSTREAM (AND ANY PAYMENT IS MADE TO THE BANK OF NEW YORK DEPOSITORY (NOMINEES) LIMITED OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF EUROCLEAR/CLEARSTREAM), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL, INASMUCH AS THE REGISTERED OWNER HEREOF, THE BANK OF NEW YORK DEPOSITORY (NOMINEES) LIMITED, HAS AN INTEREST HEREIN.

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY. THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE AND MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY.

GENERAL ELECTRIC COMPANY

1.875% Note due 2027

No. 1	€1,250,000,000

CUSIP No. 369604 BL6
ISIN No. XS1238902057
Common Code No. 123890205

General Electric Company, a corporation duly organized and existing under the laws of the State of New York (herein called the “Company”, which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to The Bank of New York Depository (Nominees) Limited, as nominee of The Bank of New York Mellon (London Branch) as common depositary for Euroclear Bank, S.A./N.V. (“Euroclear”), and Clearstream Banking, société anonyme (“Clearstream”), or registered assigns, the principal sum of ONE BILLION TWO HUNDRED FIFTY MILLION EUROS (€1,250,000,000) on May 28, 2027 (the “Stated Maturity”), and to pay interest thereon from May 28, 2015 or from and including the most recent Interest Payment Date to which interest has been paid or duly provided for, annually on May 28 in each year, commencing May 28, 2016 (the “Interest Payment Date”),

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at the rate of 1.875% per annum, until the principal hereof is paid or made available for payment. The amount of interest payable for any period shall be computed on the basis of the actual number of days in the period for which interest is being calculated and the actual number of days from and including the last date on which interest was paid on this Security (or May 28, 2015 if no interest has been paid on this Security), to but excluding the next scheduled Interest Payment Date. This payment convention is referred to as ACTUAL/ACTUAL (ICMA) as defined in the rulebook of the International Capital Market Association. In the event that any date on which interest is payable on this Security is not a Business Day, then a payment of the interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay) with the same force and effect as if made on the date the payment was originally payable. If the Stated Maturity or any Redemption Date with respect to this Security falls on a day that is not a Business Day, the payment of principal, premium, if any, and interest, will be made on the next succeeding Business Day as if it were made on the date such payment was due, and no interest will accrue on the amounts so payable for the period from and after such date to the next succeeding Business Day. The rights of Holders of beneficial interests in this Security to receive the payments of interest on such Security are subject to the applicable procedures of Euroclear and Clearstream. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest immediately preceding such Interest Payment Date, provided that interest payable at the Stated Maturity of the principal hereof or on a Redemption Date shall be payable to the Person to whom the principal of this Security is payable. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange or automated quotation system on which the Securities of this series may be listed or traded, and upon such notice as may be required by such exchange or automated quotation system, all as more fully provided in said Indenture.

As set forth herein, the Company will pay additional amounts on this Security in certain circumstances.

A “Business Day” shall mean any day, other than a Saturday or Sunday, (i) which is not a day on which banking institutions in the City of New York or London are authorized or required by law or executive order to close and (ii) on which the Trans-European Automated Real-time Gross Settlement Express Transfer system, or the TARGET2 system, or any successor thereto, operates.

The “Depositary” with respect to this Security shall mean a common depositary for the accounts of Clearstream and Euroclear.

The “Place of Payment” with respect to this Security shall be London, England.

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A “Regular Record Date” means, with respect to any Interest Payment Date, the 15th calendar day preceding such Interest Payment Date (whether or not a Business Day) or, if this Security is represented by one or more Global Securities, the close of business on the business day (for this purpose a day on which Clearstream and Euroclear are open for business), in each case, immediately preceding such Interest Payment Date.

Payment of the principal of (and premium, if any) and interest on this Security will be made at the office or agency of the Company maintained for that purpose in the City of London, England, which shall be initially the corporate trust office of The Bank of New York Mellon (London Branch), located at One Canada Square, London E14 5AL; provided, however, that at the option of the Company payments of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register; provided further, that all payments of principal, premium, if any, and interest with respect to the Securities of this series represented by one or more Global Securities deposited with, or on behalf of, a common depositary, and registered in the name of the nominee of the common depositary for the accounts of Clearstream and Euroclear shall be made through the facilities of the common depositary.

All payments on this Security will be made in euro; provided, that if on or after May 20, 2015, the euro is unavailable to the Company due to the imposition of exchange controls or other circumstances beyond the Company’s control or if the euro is no longer being used by the then member states of the European Monetary Union that have adopted the euro as their currency or for the settlement of transactions by public institutions of or within the international banking community, then all payments in respect of this Security will be made in United States dollars until the euro is again available to the Company or so used. The amount payable on any date in euro will be converted into U.S. dollars on the basis of the most recently available “Market Exchange Rate” for euro, which shall mean the noon buying rate in The City of New York for cable transfers of euros as certified for customs purposes (or, if not so certified, as otherwise determined) by the United States Federal Reserve Board. The Market Exchange Rate most recently available on, or prior to, the second Business Day before the relevant determination date will be the basis for determining the equivalent of euro in the currency of the United States of America for any purpose under the Indenture, including for purposes of the definition of “Outstanding” in Section 101 of the Indenture. Any payment in respect of this Security so made in United States dollars will not constitute an Event of Default under this Security or the Indenture. Neither the Trustee nor the Paying Agent shall have any responsibility for any calculation or conversion in connection with the foregoing.

“euro and “€” means the lawful currency of the member states of the European Monetary Union that have adopted or that adopt the single currency in accordance with the treaty establishing the European Community, as amended by the Treaty on European Union.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

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IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated: May 28, 2015

GENERAL ELECTRIC COMPANY

By:
Name:	Daniel C. Janki
Title:	Senior Vice President and Treasurer

Attest:

Name: Aun Singapore
Title: Attesting Secretary
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FORM OF REVERSE OF SECURITY

This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”), issued and to be issued in one or more series under an Indenture, dated as of October 9, 2012 (herein called the “Indenture”, which term shall have the meaning assigned to it in such instrument), between the Company and The Bank of New York Mellon, as Trustee (herein called the “Trustee”, which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof, limited in aggregate principal amount to €1,250,000,000; provided, however, that the authorized aggregate principal amount of the Securities of this series may be increased above such amount by a Board Resolution to such effect; provided further, that additional Securities of this series may not be issued under the same ISIN number and/or any other identifying number unless such additional Securities and the original Securities of this series are fungible for U.S. federal income tax purposes; and provided further, that additional Securities of this series will rank equally and ratably with this series in all respects, or in all respects except for the payment of interest accruing prior to the issue date or except for the first payment of interest following the issue date of those additional Securities.

Payment of Additional Amounts

Subject to the exceptions and limitations set forth below, the Company shall pay to or on account of a beneficial owner of a Security of this series who is not a United States Person (as defined below) such additional amounts as may be necessary to ensure that every net payment of the principal of and interest on the Securities of this series, after withholding or deduction for or on account of any present or future tax, assessment or other governmental charge imposed upon or as a result of such payment, by the United States or any political subdivision or taxing authority of the United States, will not be less than the amount that would have been payable had no such deduction or withholding been required; provided, however, that the Company will not pay additional amounts for or on account of:

(a) any such tax, assessment or other governmental charge which would not have been so imposed but for (i) the existence of any present or former connection between the Holder or beneficial owner of a Security of this series (or between a fiduciary, settlor, beneficiary, member or shareholder of such person, if such person is an estate, a trust, a partnership or a corporation) and the United States, including, without limitation, such person (or such fiduciary, settlor, beneficiary, member or shareholder) being or having been a citizen or resident thereof or being or having been engaged in a trade or business or present therein or having, or having had, a permanent establishment therein or (ii) the presentation, where required, by the Holder of any such Security for payment on a date more than 15 calendar days after the date on which such payment became due and payable or the date on which payment thereof is duly provided for, whichever occurs later;

(b) any estate, inheritance, gift, sales, transfer or personal property tax or any similar tax, assessment or governmental charge;

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(c) any tax, assessment or other governmental charge imposed by reason of the Holder or beneficial owner’s past or present status as a personal holding company or foreign personal holding company or controlled foreign corporation or passive foreign investment company for U.S. federal income tax purposes or as a corporation which accumulates earnings to avoid United States federal income tax or as a private foundation or other tax-exempt organisation;

(d) any tax, assessment or other governmental charge which is payable otherwise than by withholding from payments on or in respect of any Security of this series;

(e) any tax, assessment or other governmental charge which would not have been imposed but for the failure to comply with certification, information or other reporting requirements concerning the nationality, residence or identity of the Holder or beneficial owner of such Security, if such compliance is required by statute or by regulation of the United States or of any political subdivision or taxing authority thereof or therein as a precondition to relief or exemption from such tax, assessment or other governmental charge;

(f) any tax, assessment or other governmental charge that would not have been imposed but for a failure by the Holder or beneficial owner (or any financial institution through which the Holder or beneficial owner holds any Security of this series or through which payment on such Security is made) to comply with any certification, information, identification, documentation or other reporting requirements (including entering into and complying with an agreement with the Internal Revenue Service) imposed pursuant to, or complying with any requirements imposed under an intergovernmental agreement entered into between the United States and the government of another country in order to implement the requirements of, Sections 1471 through 1474 of the Internal Revenue Code as in effect on the date of issuance of the Securities of this series or any successor or amended version of these provisions, to the extent such successor or amended version is not materially more onerous to comply with than these provisions as enacted on such date;

(g) any tax, assessment or other governmental charge imposed by reason of such beneficial owner’s past or present status as the actual or constructive owner of 10% or more of the total combined voting power of all classes of stock entitled to vote of the Company or as a direct or indirect affiliate of the Company;

(h) any tax, assessment or other governmental charge required to be deducted or withheld by any Paying Agent from a payment on a Security of this series upon presentation of such Security, where required, if such payment can be made without such deduction or withholding upon presentation of such Security, where required, to any other Paying Agent; or

(i) any combination of two or more of items (a), (b), (c), (d), (e), (f), (g) and (h),

nor shall additional amounts be paid with respect to any payment on a Security of this series to a United States Alien Holder who is a fiduciary or partnership or other than the sole beneficial owner of such payment to the extent such payment would be required by the laws of the United States (or any political subdivision thereof) to be included in the income, for tax purposes, of a beneficiary or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner who would not have been entitled to the additional amounts

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had such beneficiary, settlor, member or beneficial owner been the Holder of such Security. Except as specifically provided above, no payment will be required for any tax, assessment or other governmental charge imposed by any governmental or political subdivision or taxing authority of or in any government or political subdivision.

As used herein, the term “United States” means the United States of America, the states of the United States, and the District of Columbia, and the term “United States Person” means any individual who is a citizen or resident of the United States for United States federal income tax purposes, a corporation, partnership or other entity created or organized in or under the laws of the United States, any state of the United States or the District of Columbia, or any estate or trust the income of which is subject to United States federal income taxation regardless of its source.

The term “United States Alien Holder” means any beneficial owner of a Security of this series that is not, for United States federal income tax purposes, (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity created or organised in or under the laws of the United States or any political subdivision thereof, (iii) an estate whose income is subject to United States federal income tax regardless of its source, or (iv) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States Persons have the authority to control all substantial decisions of the trust or if such trust has a valid election in effect under applicable U.S. Treasury regulations to be treated as a United States Person.

To the extent permitted by law, the Company will maintain a paying agent in a Member State of the European Union (if any) that will not require withholding or deduction of tax pursuant to European Council Directive 2003/48/EC on the taxation of savings income or any law implementing or complying with, or introduced to conform to, such European Council Directive.

The Securities of this series are subject to redemption upon not less than 30 days’, but not more than 60 days’, notice by first-class mail (or otherwise transmitted in accordance with the applicable procedures of Euroclear or Clearstream), as a whole or in part, at the election of the Company at any time, (A) if prior to February 28, 2027, at a redemption price equal to the greater of (1) 100% of the principal amount of the Securities of this series to be redeemed; and (2) the sum of the present values of the Remaining Scheduled Payments (as defined below) of interest and principal thereon (not including any portion of such payments of interest accrued as of the Redemption Date) discounted to the Redemption Date on an annual basis (ACTUAL/ACTUAL (ICMA)) at the applicable Comparable Government Bond Rate (as defined below), plus 20 basis points; plus, in each case, accrued and unpaid interest to, but not including, the Redemption Date, and (B) if on or after February 28, 2027 at a redemption price equal to 100% of the principal amount of the Securities of this series being redeemed on the Redemption Date, plus accrued and unpaid interest, if any, on the Securities of this series to, but not including, the Redemption Date.

“Comparable Government Bond Rate” means the yield to maturity, expressed as a percentage (rounded to three decimal places, with 0.0005 being rounded upwards), on the third Business Day prior to the Redemption Date, of the Comparable Government Bond (as defined

7

below) on the basis of the middle market price of the Comparable Government Bond prevailing at 11:00 a.m. (London time) on such Business Day as determined by an independent investment bank selected by the Company.

“Comparable Government Bond” means, in relation to any Comparable Government Bond Rate calculation, at the discretion of an independent investment bank selected by the Company, a German government bond whose maturity is closest to the maturity of the Securities of this series to be redeemed, or if such independent investment bank in its discretion determines that such similar bond is not in issue, such other German government bond as such independent investment bank may, with the advice of three brokers of, and/or market makers in, German government bonds selected by the Company, determine to be appropriate for determining the Comparable Government Bond Rate.

“Remaining Scheduled Payments” means, with respect to the Securities of this series to be redeemed, the remaining scheduled payments of the principal thereof and interest thereon that would be due after the Redemption Date but for such redemption; provided, however, that, if such Redemption Date is not an Interest Payment Date with respect to such Securities, the amount of the next succeeding scheduled interest payment thereon will be deemed to be reduced (solely for the purposes of this calculation) by the amount of interest accrued thereon to such Redemption Date.

If, as a result of any change in, or amendment to, the laws (or any regulations or rulings promulgated under the laws) of the United States or of any political subdivision or any taxing authority thereof or therein affecting taxation, or any change in, or amendment to, an official position regarding the application or interpretation of such laws, regulations or rulings, which change or amendment is announced and becomes effective on or after May 28, 2015, the Company becomes or will become obligated to pay additional amounts as described above under the heading “Payment of Additional Amounts” with respect to the Securities of this series, then the Company may at any time at the Company’s option redeem, in whole, but not in part, the Securities of this series on not less than 30 nor more than 60 days’ prior notice, at a redemption price equal to 100% of their principal amount, together with any accrued and unpaid interest and additional amounts on the Securities of this series to, but not including, the Redemption Date. If the Company exercises its option to redeem the Securities of this series pursuant to this paragraph, it shall deliver to the Trustee an Officer’s Certificate stating that it is entitled to redeem the Securities of this series and an opinion of independent tax counsel to the effect that the circumstances described in this paragraph exist.

Unless the Company defaults on the payment of the Redemption Price, on and after the Redemption Date, interest will cease to accrue on the principal amount of this Security to be redeemed.

In the event of redemption of this Security in part only, a new Security or Securities of this series and of like tenor for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof. In the event of redemption of this Security in part only, Section 1103 of the Indenture shall apply, provided that if this Security is represented by one or more Global Securities, beneficial interests in this Security shall be selected for redemption by Euroclear and Clearstream in accordance with their respective standard

8

procedures therefor, provided further, however, that no Securities of this series of a principal amount of €100,000 or less shall be redeemed in part.

The Indenture contains provisions for satisfaction and discharge of the entire indebtedness of this Security upon compliance by the Company with certain conditions set forth in the Indenture.

The Indenture contains provisions for defeasance at any time of the entire indebtedness of this Security or certain covenants and Events of Default with respect to this Security, in each case upon compliance with certain conditions set forth in the Indenture. For purposes of the defeasance and covenant defeasance provisions, German government securities shall be used instead of United States government securities in respect of payments due in euros on the Securities of this series.

If an Event of Default with respect to the Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of all series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of all series to be affected, treated as one class. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of not less than 25% in principal amount of the Securities of this series at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity, the Trustee shall not have received from the Holders of a majority in principal amount of Securities of this series at the time Outstanding a direction inconsistent with such request, and the Trustee shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed or provided for herein.

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No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of and any premium and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees. No service charge shall be made for any such registration of transfer or exchange, but the Company and the Security Registrar may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

Except in the limited circumstances described in Section 305 of the Indenture, this Security shall be issued in the form of one or more Global Securities and a common depositary for the accounts of Euroclear and Clearstream shall be the Depositary for such Global Security or Securities. Clause 2(A)(iii) of the eighth paragraph of Section 305 of the Indenture shall be inapplicable to this Security.

The Securities of this series are issuable only in registered form without coupons in minimum denominations of €100,000 and any integral multiples of €1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

Notices to Holders of the Securities of this series will be sent by mail or email to the registered Holders, or otherwise in accordance with the procedures of the applicable depositary.

All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

THE INDENTURE AND THIS SECURITY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THEREOF.

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CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Date: May 28, 2015	The Bank of New York Mellon, As Trustee

By:
Authorized Signatory

11

Annex D – Prospectus Supplement

Filed Pursuant to Rule 424(b)(2)
File No. 333-186882

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee (1)(2)
Floating Rate Notes due 2020	$722,670,000	100.000%	$722,670,000.00	$83,974.25
1.250% Notes due 2023	$1,389,750,000	99.713%	$1,385,761,417.50	$161,488.95
1.875% Notes due 2027	$1,389,750,000	99.702%	$1,385,608,545.00	$161,488.95
(1)	Pursuant to Rule 457(r), the total registration fee for this offering is $406,952.15. €3,150,000,000 aggregate principal amount of the Notes will be issued. $3,502,170,000, the aggregate Amount to be Registered, is determined using the May 20, 2015 €/U.S.$ exchange rate of €1/U.S.$1.1118, as published by the European Central Bank.
(2)	A filing fee of $406,952.15 is being paid in connection with this offering.

PROSPECTUS SUPPLEMENT

(To Prospectus dated February 26, 2013)

General Electric Company

€650,000,000 Floating Rate Notes due 2020
€1,250,000,000 1.250% Notes due 2023
€1,250,000,000 1.875% Notes due 2027

We are offering €650,000,000 of Floating Rate Notes due 2020 (the “Floating Rate Notes”), €1,250,000,000 of 1.250% Notes due 2023 (the “2023 Notes”) and €1,250,000,000 of 1.875% Notes due 2027 (the “2027 Notes” and, together with the 2023 Notes, the “Fixed Rate Notes”). The Floating Rate Notes and the Fixed Rate Notes are collectively referred to herein as the “notes.”

We will pay interest on the Floating Rate Notes on February 28, May 28, August 28 and November 28 of each year until maturity, beginning on August 28, 2015. We will pay interest on the 2023 Notes annually on May 26 of each year beginning on May 26, 2016. We will pay interest on the 2027 Notes annually on May 28 of each year beginning on May 28, 2016. The Floating Rate Notes will bear interest at a rate equal to the three-month EURIBOR rate plus 30 basis points (0.300%) per annum. The 2023 Notes will bear interest at the rate of 1.250% per annum. The 2027 Notes will bear interest at the rate of 1.875% per annum. The Floating Rate Notes will mature on May 28, 2020. The 2023 Notes will mature on May 26, 2023. The 2027 Notes will mature on May 28, 2027.

We may redeem the Fixed Rate Notes of each series at any time and from time to time prior to February 26, 2023 (in the case of the 2023 Notes) and February 28, 2027 (in the case of the 2027 Notes) as a whole or in part, at our option, at the applicable redemption prices described in this prospectus supplement. We may redeem all or a portion of the Fixed Rate Notes of each series at our option at any time on or after February 26, 2023 (in the case of the 2023 Notes) and February 28, 2027 (in the case of the 2027 Notes), at a redemption price equal to 100% of the principal amount of such notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date of the applicable Fixed Rate Notes. In addition, we may redeem the notes, in whole but not in part, at any time at our option, at par plus accrued and unpaid interest and additional amounts to, but not including, the date fixed for redemption, in the event of certain developments affecting United States taxation. See “Description of Notes—Redemption for Tax Reasons.”

The notes will be unsecured obligations and rank equally with our other unsecured and unsubordinated indebtedness. The notes will be issued only in minimum denominations of €100,000 and integral multiples of €1,000 in excess thereof.

See “Risk Factors” on page S-8 for a discussion of certain risks that should be considered in connection with an investment in the notes.

	Price to Public(1)	Underwriting Discount	Proceeds, Before Expenses, to us(1)
Per Floating Rate Note	100.000%	0.325%	99.675%
Floating Rate Notes total	€650,000,000	€2,112,500	€647,887,500
Per 2023 Note	99.713%	0.390%	99.323%
2023 Notes total	€1,246,412,500	€4,875,000	€1,241,537,500
Per 2027 Note	99.702%	0.460%	99.242%
2027 Notes total	€1,246,275,000	€5,750,000	€1,240,525,000

Total	€3,142,687,500	€12,737,500	€3,129,950,000

(1)	Plus accrued interest from May 28, 2015, if settlement occurs after that date.

 We intend to apply to list the notes on the New York Stock Exchange (“NYSE”). The listing application will be subject to approval by the NYSE. We currently expect trading in the notes on the NYSE to begin within 30 days after the original issue date. If such a listing is obtained, we have no obligation to maintain such listing, and we may delist the notes at any time. Currently there is no public market for the notes.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the notes or determined that this prospectus supplement or the accompanying prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

The underwriters expect to deliver the notes in book-entry form only through the facilities of Euroclear Bank S.A./N.V. and Clearstream Banking, société anonyme, on or after May 28, 2015, which is the fifth London business day following the date of this prospectus supplement.

Bookrunners

Barclays	BNP PARIBAS	BofA Merrill Lynch	Citigroup	Credit Suisse	Deutsche Bank

Senior Co-Managers

Crédit Agricole CIB	HSBC	Société Générale Corporate & Investment Banking

Co-Managers

Banca IMI	Banco Bilbao Vizcaya Argentaria, S.A.	BMO Capital Markets	ING	Lloyds Bank	Mizuho Securities

MUFG	Santander	SMBC Nikko	TD Securities	The Royal Bank of Scotland	UniCredit Bank

The date of this prospectus supplement is May 20, 2015.

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the terms of the offering of the notes. The second part is the accompanying prospectus dated February 26, 2013, which we refer to as the “accompanying prospectus.” The accompanying prospectus contains a description of our debt securities and gives more general information, some of which may not apply to the notes.

We are responsible for the information contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus and in any related free writing prospectus we prepare or authorize. We have not, and the underwriters have not, authorized anyone to give you any other information, and neither we nor the underwriters take responsibility for any other information that others may give you. The notes are offered globally for sale only in those jurisdictions where it is lawful to make such offers. We are not, and the underwriters are not, making an offer of these securities in any jurisdiction where the offer or sale is not permitted. Persons outside the United States who receive this prospectus supplement and the accompanying prospectus should inform themselves about and observe any such restrictions. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell or the solicitation of an offer to buy (i) by any person in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not authorized or qualified to make such offer or solicitation or (ii) to any person to whom it is unlawful to make such offer or solicitation. See “Underwriting” in this prospectus supplement. You should not assume that the information provided by this prospectus supplement, the accompanying prospectus or the documents incorporated by reference in this prospectus supplement and in the accompanying prospectus is accurate as of any date other than their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

Before you invest in the notes, you should carefully read the registration statement described in the accompanying prospectus (including the exhibits thereto) of which this prospectus supplement and the accompanying prospectus form a part, this prospectus supplement, the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The incorporated documents are described in this prospectus supplement under “Where You Can Find More Information.”

Except as otherwise indicated, references in this prospectus supplement to “GE,” “we,” “us” and “our” refer to General Electric Company and its subsidiaries.

References in this prospectus supplement and the accompanying prospectus to “$” and “U.S. dollars” are to the currency of the United States. References to “€” and “euro” in this prospectus supplement and the accompanying prospectus are to the currency of the member states of the European Monetary Union that have adopted or that adopt the single currency in accordance with the treaty establishing the European Community, as amended by the Treaty on European Union. No representation is made that any euro amounts converted into U.S. dollars as presented in this prospectus supplement could have been or could be converted into U.S. dollars at any such exchange rate or at all. The financial information presented in this prospectus supplement and the accompanying prospectus has been prepared in accordance with Generally Accepted Accounting Principles in the United States.

Unless otherwise specified, the euro / U.S. dollar rate of exchange used in this prospectus supplement is €1.00 = $1.1428, which is the noon buying rate in New York City for cable transfers as announced by the United States Federal Reserve Board for euro on May 15, 2015.

IN CONNECTION WITH THIS OFFERING, Deutsche Bank AG, London Branch (OR ITS RESPECTIVE AFFILIATES), AS STABILIZING MANAGER, MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE NOTES AT LEVELS WHICH MIGHT NOT OTHERWISE PREVAIL. THIS STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME. THERE IS NO ASSURANCE THAT THE STABILIZING MANAGER (OR PERSONS ACTING ON BEHALF OF THE STABILIZING MANAGER) WILL UNDERTAKE ANY STABILIZATION ACTION. ANY STABILIZATION ACTION MAY BEGIN ON OR AFTER THE DATE ON WHICH ADEQUATE PUBLIC DISCLOSURE OF THE TERMS OF THE OFFER OF THE NOTES IS MADE AND, IF BEGUN, MAY BE ENDED AT ANY TIME, BUT IT MUST

S-i

END NO LATER THAN THE EARLIER OF 30 DAYS AFTER THE ISSUE DATE OF THE NOTES AND 60 DAYS AFTER THE DATE OF THE ALLOTMENT OF THE NOTES.

ANY STABILIZATION ACTION OR OVER-ALLOTMENT MUST BE CONDUCTED BY THE STABILIZING MANAGER (OR PERSONS ACTING ON BEHALF OF THE STABILIZING MANAGER) IN ACCORDANCE WITH ALL APPLICABLE LAWS AND RULES.

Notice to Prospective Investors in the European Economic Area

This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of the notes in any Member State of the European Economic Area (the “EEA”) that has implemented the Prospectus Directive (each, a “Relevant Member State”) will be made pursuant to an exemption under the Prospectus Directive, as implemented in that Relevant Member State, from the requirement to produce a prospectus for offers of notes. Accordingly, any person making or intending to make any offer in that Relevant Member State of the notes which are the subject of the offering contemplated by this prospectus supplement and the accompanying prospectus may only do so in circumstances in which no obligation arises for us or any of the underwriters to produce a prospectus pursuant to Article 3 of the Prospectus Directive in relation to such offer. Neither we nor the underwriters have authorized, nor do we or they authorize, the making of any offer of notes in circumstances in which an obligation arises for us or the underwriters to publish a prospectus for such offer. “Prospectus Directive” means Directive 2003/71/EC, as amended, including by Directive 2010/73/EU, and includes any relevant implementing measure in the Relevant Member State.

Notice to Prospective Investors in the United Kingdom

This prospectus supplement and the accompanying prospectus are only being distributed to, and are only directed at, persons in the United Kingdom that are qualified investors within the meaning of Article 2(1)(e) of the Prospectus Directive and that are also (i) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”) or (ii) high net worth entities, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (each such person being referred to as a “Relevant Person”). This prospectus supplement and the accompanying prospectus and their contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other persons in the United Kingdom. Any person in the United Kingdom that is not a Relevant Person should not act or rely on this prospectus supplement and/or the accompanying prospectus or any of their contents.

This prospectus supplement and the accompanying prospectus have not been approved for the purposes of section 21 of the UK Financial Services and Markets Act 2000 (“FSMA”) by a person authorized under FSMA. This prospectus supplement and the accompanying prospectus are being distributed and communicated to persons in the United Kingdom only in circumstances in which section 21(1) of FSMA does not apply to us.

The notes are not being offered or sold to any person in the United Kingdom except in circumstances which will not result in an offer of securities to the public in the United Kingdom within the meaning of Part VI of FSMA.

S-ii

S-iii

Where You Can Find More Information

We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission (the “SEC”). Our SEC filings are available to the public from the SEC’s web site at http://www.sec.gov. You may also read and copy any document we file at the SEC’s public reference room in Washington, D.C. located at 100 F Street, N.E., Washington D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Information about us, including our SEC filings, is also available at our Internet site at http://www.ge.com. However, the information on our Internet site is not a part of this prospectus supplement or the accompanying prospectus.

The SEC allows us to “incorporate by reference” in this prospectus supplement and the accompanying prospectus the information in other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus supplement and the accompanying prospectus, and information in documents that we file later with the SEC will automatically update and supersede information contained in documents filed earlier with the SEC or contained in this prospectus supplement and the accompanying prospectus. We incorporate by reference in this prospectus supplement and the accompanying prospectus the documents listed below and any future filings that we may make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), until we sell all of the securities that may be offered by this prospectus supplement; provided, however, that we are not incorporating, in each case, any documents or information deemed to have been furnished and not filed in accordance with SEC rules:

•	The Annual Report on Form 10-K for the year ended December 31, 2014 that we filed with the SEC on February 27, 2015;

•	The Quarterly Report on Form 10-Q for the quarter ended March 31, 2015 (as amended) that we filed with the SEC on May 4, 2015;

•	The Current Reports on Form 8-K that we filed with the SEC on February 11, 2015, April 10, 2015 (except for Item 2.02), April 27, 2015 and May 8, 2015; and

•	The portions of the Definitive Proxy Statement on Schedule 14A filed on March 10, 2015 for our 2015 annual meeting of shareowners called for April 22, 2015 incorporated by reference in the Annual Report on Form 10-K for the year ended December 31, 2014.

You may request a copy of any or all of the documents referred to above which may have been or may be incorporated by reference into this prospectus supplement and accompanying prospectus (excluding certain exhibits to the documents) at no cost to you by writing or telephoning us at the following address:

General Electric Company
3135 Easton Turnpike
Fairfield, Connecticut 06828
Attn: Investor Communications
(203) 373-2211

S-1

Forward-Looking Statements

This document contains “forward-looking statements” – that is, statements related to future, not past, events. In this context, forward-looking statements often address our expected future business and financial performance and financial condition, and often contain words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “see,” “will,” “would,” or “target.”

Forward-looking statements by their nature address matters that are, to different degrees, uncertain, such as statements about our announced plan to reduce the size of our financial services businesses, including expected cash and non-cash charges associated with this plan; expected income; earnings per share; revenues; organic growth; margins; cost structure; restructuring charges; cash flows; return on capital; capital expenditures, capital allocation or capital structure; dividends; and the split between GE’s industrial business and General Electric Capital Corporation (“GECC”) earnings.

For us, particular uncertainties that could cause our actual results to be materially different than those expressed in our forward-looking statements include: obtaining (or the timing of obtaining) any required regulatory reviews or approvals or any other consents or approvals associated with our announced plan to reduce the size of our financial services businesses; our ability to complete incremental asset sales as part of this plan in a timely manner (or at all) and at the prices we have assumed; changes in law, economic and financial conditions, including interest and exchange rates, commodity and equity prices and the value of financial assets, including the impact of these conditions on our ability to sell or the value of incremental assets to be sold as part of this plan as well as other aspects of this plan; the impact of conditions in the financial and credit markets on the availability and cost of GECC’s funding, and GECC’s exposure to counterparties; the impact of conditions in the housing market and unemployment rates on the level of commercial and consumer credit defaults; pending and future mortgage loan repurchase claims and other litigation claims in connection with WMC Mortgage Corporation, which may affect our estimates of liability, including possible loss estimates; our ability to maintain our current credit rating and the impact on our funding costs and competitive position if we do not do so; the adequacy of our cash flows and earnings and other conditions which may affect our ability to pay our quarterly dividend at the planned level or to repurchase shares at planned levels; GECC’s ability to pay dividends to GE at the planned level, which may be affected by GECC’s cash flows and earnings, financial services regulation and oversight, and other factors; our ability to convert pre-order commitments/wins into orders; the price we realize on orders since commitments/wins are stated at list prices; customer actions or developments such as early aircraft retirements or reduced energy demand and other factors that may affect the level of demand and financial performance of the major industries and customers we serve; the effectiveness of our risk management framework; the impact of regulation and regulatory, investigative and legal proceedings and legal compliance risks, including the impact of financial services regulation and litigation; adverse market conditions, timing of and ability to obtain required bank regulatory approvals, or other factors relating to us or Synchrony Financial that could prevent us from completing the Synchrony Financial split-off as planned; our capital allocation plans, as such plans may change including with respect to the timing and size of share repurchases, acquisitions, joint ventures, dispositions and other strategic actions; our success in completing, including obtaining regulatory approvals for, announced transactions, such as the proposed transactions and alliances with Alstom, Appliances and Real Estate, and our ability to realize anticipated earnings and savings; our success in integrating acquired businesses and operating joint ventures; the impact of potential information technology or data security breaches; and the other factors that are described in “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2014, as such descriptions may be updated or amended in any future reports we file with the SEC.

These or other uncertainties may cause our actual future results to be materially different than those expressed in our forward-looking statements. We do not undertake to update our forward-looking statements. This document includes certain forward-looking projected financial information that is based on current estimates and forecasts. Actual results could differ materially.

S-2

Summary of the Offering

The following is a brief summary of some of the terms of this offering. It does not contain all of the information that you need to consider in making your investment decision. To understand all of the terms of the offering of the notes, you should carefully read this prospectus supplement and the accompanying prospectus.

About General Electric Company

We are one of the largest and most diversified infrastructure and financial services corporations in the world. With products and services ranging from aircraft engines, power generation, oil and gas production equipment, and household appliances to medical imaging, business and consumer financing and industrial products, we serve customers in approximately 175 countries and employ approximately 305,000 people worldwide. Since our incorporation in 1892, we have developed or acquired new technologies and services that have considerably broadened and changed the scope of our activities.

In virtually all of our global business activities, we encounter aggressive and able competition. In many instances, the competitive climate is characterized by changing technology that requires continuing research and development. With respect to manufacturing operations, we believe that, in general, we are one of the leading firms in most of the major industries in which we participate. The businesses in which GECC engages are subject to competition from various types of financial institutions, including commercial banks, thrifts, investment banks, broker-dealers, credit unions, leasing companies, consumer loan companies, independent finance companies, finance companies associated with manufacturers and insurance and reinsurance companies.

On April 10, 2015, GE announced a plan (the “Plan”) to reduce the size of its financial services businesses through the sale of most of the assets of GECC over the next 24 months and to focus on continued investment and growth in GE’s industrial businesses. Under this new Plan, GE will retain certain GECC businesses, principally its vertical financing businesses—GE Capital Aviation Services, Energy Financial Services and Healthcare Equipment Finance—that directly relate to GE’s core industrial domain and other operations, including Working Capital Solutions and our run-off insurance activities. The assets planned for disposition include Real Estate, most of the Commercial Lending and Leasing and all Consumer platforms (including all U.S. banking assets). The Company expects to execute this strategy using an efficient approach for exiting non-vertical assets that works for the Company’s and GECC’s debt holders and the Company’s shareowners. An element of this approach involves a merger of GECC into the Company to assure compliance with debt covenants as GECC exits non-vertical assets, and the creation of a new intermediate holding company to hold GECC’s businesses after the merger. The Company has discussed the Plan, aspects of which are subject to regulatory review and approval, with its regulators and staff of the Financial Stability Oversight Council (FSOC) and will work closely with these bodies to take the actions necessary over time to terminate the FSOC’s designation of GECC (and the new intermediate holding company, as applicable) as a nonbank systemically important financial institution (nonbank SIFI).

General Electric’s address is 1 River Road, Schenectady, NY, 12345-6999; we also maintain executive offices at 3135 Easton Turnpike, Fairfield, CT 06828-0001.GE is incorporated in New York.

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Floating Rate Notes Offering

The issuer	General Electric Company, a New York corporation.
Securities offered	€650,000,000 Floating Rate Notes due 2020.
Original issue date	May 28, 2015.
Maturity date	The Floating Rate Notes will mature on May 28, 2020.
Interest payment dates	Interest on the Floating Rate Notes will be paid quarterly on February 28, May 28, August 28 and November 28 of each year, beginning on August 28, 2015.
Interest rate	Three-month EURIBOR plus 30 basis points (0.300%) per annum, which three-month EURIBOR rate will be reset quarterly; provided, however, that the minimum interest rate on the Floating Rate Notes shall be 0.000%.
Currency of Payments	All payments of interest and principal, including payments made upon any redemption of the Floating Rate Notes, will be made in euros. If the euro is unavailable to us due to the imposition of exchange controls or other circumstances beyond our control or if the euro is no longer being used by the then member states of the European Monetary Union that have adopted the euro as their currency or for the settlement of transactions by public institutions of or within the international banking community, then all payments in respect of the Floating Rate Notes will be made in U.S. dollars until the euro is again available to us or so used. The amount payable on any date in euros will be converted into U.S. dollars on the basis of the most recently available market exchange rate for the euro. Any payments in respect of the Floating Rate Notes so made in U.S. dollars will not constitute an event of default under the terms of the Floating Rate Notes or the indenture.
Additional Amounts	Subject to certain exceptions and limitations set forth herein, we will pay additional amounts on the Floating Rate Notes as may be necessary to ensure that every net payment by us of the principal of and interest on a Floating Rate Note to or on account of a beneficial owner of a Floating Rate Note who is not a United States person for U.S. federal income tax purposes, after deduction or withholding by us or any of our paying agents for or on account of any present or future tax, assessment or other governmental charge imposed upon or as a result of such payment, by the United States or any political subdivision or taxing authority of the United States, will not be less than the amount that would have been payable if no such deduction or withholding had been required. See “Description of Notes—Payment of Additional Amounts.”
Redemption of Notes for Tax Reasons	We may redeem all, but not part, of the Floating Rate Notes upon the occurrence of specified tax events described under “Description of Notes—Redemption for Tax Reasons.”
Use of proceeds	We intend to use the net proceeds from the sale of the Floating Rate Notes for general corporate purposes.
Ranking	The Floating Rate Notes will be unsecured obligations of ours and will rank equally with our other unsecured and unsubordinated indebtedness.
Denominations	The Floating Rate Notes will be issued only in minimum denominations of €100,000 and integral multiples of €1,000 in excess thereof.
Form	The Floating Rate Notes will be issued only in registered, book-entry form. One or more global notes will be deposited with a common depositary on behalf of Clearstream
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Banking, société anonyme (“Clearstream”) and Euroclear Bank S.A./N.V. (“Euroclear”) and registered in the name of the common depositary or its nominee.
Absence of Public Market	The Floating Rate Notes are new securities for which there is currently no established market. Accordingly, we cannot assure you as to the development or liquidity of any market for the Floating Rate Notes. We have been advised by the underwriters that they presently intend to make a market in the Floating Rate Notes after completion of the offering. However, they are under no obligation to do so and may discontinue any market-making activities at any time without any notice.
Additional Issues	We may from time to time, without notice to or the consent of the holders of the Floating Rate Notes, create and issue additional notes ranking equally and ratably with such series of notes in all respects, or in all respects except for the payment of interest accruing prior to the issue date or except for the first payment of interest following the issue date of those additional notes. Any such additional notes will have the same terms as to status, redemption or otherwise as the Floating Rate Notes.
Governing Law	The Floating Rate Notes and the indenture under which they will be issued will be governed by New York law.
Listing	We intend to apply to list the Floating Rate Notes on the NYSE. The listing application will be subject to approval by the NYSE. We currently expect trading in the Floating Rate Notes on the NYSE to begin within 30 days after the original issue date. If such a listing is obtained, we have no obligation to maintain such listing and we may delist the Floating Rate Notes at any time.
Trustee, Registrar and Transfer Agent	The Bank of New York Mellon.
Paying Agent	The Bank of New York Mellon, London Branch.
Calculation Agent for the Floating Rate Notes	The Bank of New York Mellon, London Branch.
Risk factors	Investing in the Floating Rate Notes involves risks. See “Risk Factors” for more information.
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Fixed Rate Notes Offering

The issuer	General Electric Company, a New York corporation.
Securities offered	€1,250,000,000 1.250% Notes due 2023. €1,250,000,000 1.875% Notes due 2027.
Original issue date	May 28, 2015.
Maturity date	The 2023 Notes will mature on May 26, 2023. The 2027 Notes will mature on May 28, 2027.
Interest payment dates	Interest on the 2023 Notes will be paid annually on May 26 of each year, beginning on May 26, 2016. Interest on the 2027 Notes will be paid annually on May 28 of each year, beginning on May 28, 2016.
Interest rate	1.250% per annum, for the 2023 Notes. 1.875% per annum, for the 2027 Notes.
Currency of Payments	All payments of interest and principal, including payments made upon any redemption of the Fixed Rate Notes, will be made in euros. If the euro is unavailable to us due to the imposition of exchange controls or other circumstances beyond our control or if the euro is no longer being used by the then member states of the European Monetary Union that have adopted the euro as their currency or for the settlement of transactions by public institutions of or within the international banking community, then all payments in respect of the Fixed Rate Notes will be made in U.S. dollars until the euro is again available to us or so used. The amount payable on any date in euros will be converted into U.S. dollars on the basis of the most recently available market exchange rate for the euro. Any payments in respect of the Fixed Rate Notes so made in U.S. dollars will not constitute an event of default under the terms of the Fixed Rate Notes or the indenture.
Additional Amounts	Subject to certain exceptions and limitations set forth herein, we will pay additional amounts on the Fixed Rate Notes as may be necessary to ensure that every net payment by us of the principal of and interest on a Fixed Rate Note to or on account of a beneficial owner of a Fixed Rate Note who is not a United States person for U.S. federal income tax purposes, after deduction or withholding by us or any of our paying agents for or on account of any present or future tax, assessment or other governmental charge imposed upon or as a result of such payment, by the United States or any political subdivision or taxing authority of the United States, will not be less than the amount that would have been payable if no such deduction or withholding had been required. See “Description of Notes—Payment of Additional Amounts.”
Redemption of Notes for Tax Reasons	We may redeem all, but not part, of the Fixed Rate Notes upon the occurrence of specified tax events described under “Description of Notes—Redemption for Tax Reasons.”
Redemption

We may redeem the Fixed Rate Notes of each series at any time prior to February 26, 2023 (in the case of the 2023 Notes) and February 28, 2027 (in the case of the 2027 Notes), as a whole or in part, at our option, at the applicable redemption prices described under the heading “Description of Notes—Optional Redemption of the Fixed Rate Notes” in this

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prospectus supplement.
Notwithstanding the immediately preceding paragraph, we may redeem all or a portion of the Fixed Rate Notes of each series at our option at any time on or after February 26, 2023 (in the case of the 2023 Notes) and February 28, 2027 (in the case of the 2027 Notes), at a redemption price equal to 100% of the principal amount of such notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date.
Use of proceeds	We intend to use the net proceeds from the sale of the Fixed Rate Notes for general corporate purposes.
Ranking	The Fixed Rate Notes will be unsecured obligations of ours and will rank equally with our other unsecured and unsubordinated indebtedness.
Denominations	The Fixed Rate Notes will be issued only in minimum denominations of €100,000 and integral multiples of €1,000 in excess thereof.
Form	The Fixed Rate Notes will be issued only in registered, book-entry form. One or more global notes will be deposited with a common depositary on behalf of Clearstream Banking, société anonyme (“Clearstream”) and Euroclear Bank S.A./N.V. (“Euroclear”) and registered in the name of the common depositary or its nominee.
Absence of Public Market	The Fixed Rate Notes are new securities for which there is currently no established market. Accordingly, we cannot assure you as to the development or liquidity of any market for the Fixed Rate Notes. We have been advised by the underwriters that they presently intend to make a market in the Fixed Rate Notes after completion of the offering. However, they are under no obligation to do so and may discontinue any market-making activities at any time without any notice.
Additional Issues	We may from time to time, without notice to or the consent of the holders of the Fixed Rate Notes of a series, create and issue additional notes ranking equally and ratably with such series of notes in all respects, or in all respects except for the payment of interest accruing prior to the issue date or except for the first payment of interest following the issue date of those additional notes. Any such additional notes will have the same terms as to status, redemption or otherwise as such series of Fixed Rate Notes.
Governing Law	The Fixed Rate Notes and the indenture under which they will be issued will be governed by New York law.
Listing	We intend to apply to list the Fixed Rate Notes on the NYSE. The listing application will be subject to approval by the NYSE. We currently expect trading in the Fixed Rate Notes on the NYSE to begin within 30 days after the original issue date. If such a listing is obtained, we have no obligation to maintain such listing and we may delist the Fixed Rate Notes at any time.
Trustee, Registrar and Transfer Agent	The Bank of New York Mellon.
Paying Agent	The Bank of New York Mellon, London Branch.
Risk factors	Investing in the Fixed Rate Notes involves risks. See “Risk Factors” for more information.
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Risk Factors

Investing in the notes involves risks. You should carefully consider the risks described under “Risk Factors” in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2014 (which Risk Factors are incorporated by reference herein), as such descriptions may be updated or amended in any future reports we file with the SEC, as well as the other information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus before making a decision to invest in our notes. See “Where You Can Find More Information” above.

Holders of the notes will receive payments solely in euros subject to limited exceptions.

All payments of interest on and the principal of the notes and any redemption price for the notes will be made in euros, subject to certain limited exceptions. We, the underwriters, the trustee and the paying agent with respect to the notes will not be obligated to convert, or to assist any registered owner or beneficial owner of notes in converting, payments of interest, principal, any redemption price or any additional amount in euros made with respect to the notes into U.S. dollars or any other currency.

Holders of the notes may be subject to the effects of foreign currency exchange rate fluctuations, as well as possible exchange controls, relating to the euro.

The initial investors in the notes will be required to pay for the notes in euros. Neither we nor the underwriters will be obligated to assist the initial investors in obtaining euros or in converting other currencies into euros to facilitate the payment of the purchase price for the notes.

An investment in any security denominated in, and all payments with respect to which are to be made in, a currency other than the currency of the country in which an investor in the notes resides or the currency in which an investor conducts its business or activities (the “investor’s home currency”), entails significant risks not associated with a similar investment in a security denominated in the investor’s home currency. In the case of the notes offered hereby, these risks may include the possibility of:

•	significant changes in rates of exchange between the euro and the investor’s home currency; and

•	the imposition or modification of foreign exchange controls with respect to the euro or the investor’s home currency.

We have no control over a number of factors affecting the notes offered hereby and foreign exchange rates, including economic, financial and political events that are important in determining the existence, magnitude and longevity of these risks and their effects. Changes in foreign currency exchange rates between two currencies result from the interaction over time of many factors directly or indirectly affecting economic and political conditions in the countries issuing such currencies, and economic and political developments globally and in other relevant countries. Foreign currency exchange rates may be affected by, among other factors, existing and expected rates of inflation, existing and expected interest rate levels, the balance of payments between countries, and the extent of governmental surpluses or deficits in various countries. All of these factors are, in turn, sensitive to the monetary, fiscal and trade policies pursued by the governments of various countries important to international trade and finance. Moreover, the recent global economic crisis and the actions taken or to be taken by various national governments in response to the crisis could significantly affect the exchange rates between the euro and the investor’s home currency.

The exchange rates of an investor’s home currency for euros and the fluctuations in those exchange rates that have occurred in the past are not necessarily indicative of the exchange rates or the fluctuations therein that may occur in the future. Depreciation of the euro against the investor’s home currency would result in a decrease in the investor’s home currency equivalent yield on a note, in the investor’s home currency equivalent of the principal payable at the maturity of that note and generally in the investor’s home currency equivalent market value of that note. Appreciation of the euro in relation to the investor’s home currency would have the opposite effects.

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The European Union or one or more of its member states may, in the future, impose exchange controls and modify any exchange controls imposed, which controls could affect exchange rates, as well as the availability of euros at the time of payment of principal of, interest on, or any redemption payment or additional amounts with respect to, the notes.

Furthermore, the notes will be governed by New York law. Under New York law, a New York state court rendering a judgment on the notes would be required to render the judgment in euros. However, the judgment would be converted into U.S. dollars at the exchange rate prevailing on the date of entry of the judgment. Consequently, in a lawsuit for payment on the notes, investors would bear currency exchange risk until a New York state court judgment is entered, which could be a long time. In courts outside of New York, investors may not be able to obtain a judgment in a currency other than U.S. dollars. For example, a judgment for money in an action based on the notes in many other U.S. federal or state courts ordinarily would be enforced in the United States only in U.S. dollars. The date used to determine the rate of conversion of euro into U.S. dollars will depend upon various factors, including which court renders the judgment.

This description of foreign exchange risks does not describe all the risks of an investment in securities, including, in particular, the notes, that are denominated or payable in a currency other than an investor’s home currency. You should consult your own financial and legal advisors as to the risks involved in an investment in the notes.

The notes permit us to make payments in U.S. dollars if we are unable to obtain euros and market perceptions concerning the instability of the euro could materially adversely affect the value of the notes.

If the euro is unavailable to us due to the imposition of exchange controls or other circumstances beyond our control or if the euro is no longer being used by the then member states of the European Monetary Union that have adopted the euro as their currency or for the settlement of transactions by public institutions of or within the international banking community, then all payments in respect of the notes will be made in U.S. dollars until the euro is again available to us or so used. In such circumstances, the amount payable on any date in euros will be converted into U.S. dollars on the basis of the then most recently available market exchange rate for euros, as determined by us in our sole discretion. Any payment in respect of the notes so made in U.S. dollars will not constitute an event of default under the notes or the indenture governing the notes. This exchange rate may be materially less favorable than the rate in effect at the time the notes were issued or as would be determined by applicable law. Such developments, or market perceptions concerning these and related issues, could materially adversely affect the value of the notes and you may lose a significant amount of your investment in the notes. See “Exchange Rates.”

In a lawsuit for payment on the notes, an investor may bear currency exchange risk.

The indenture is, and the notes will be, governed by the laws of the State of New York. Under New York law, a New York state court rendering a judgment on the notes would be required to render the judgment in euros. However, the judgment would be converted into U.S. dollars at the exchange rate prevailing on the date of entry of the judgment. Consequently, in a lawsuit for payment on the notes, investors would bear currency exchange risk until a New York state court judgment is entered, which could be a significant amount of time. A federal court sitting in New York with diversity jurisdiction over a dispute arising in connection with the notes would apply New York law.

In courts outside of New York, investors may not be able to obtain a judgment in a currency other than U.S. dollars. For example, a judgment for money in an action based on the notes in many other U.S. federal or state courts ordinarily would be enforced in the United States only in U.S. dollars. The date used to determine the rate of conversion of euro into U.S. dollars would depend upon various factors, including which court renders the judgment and when the judgment is rendered.

Trading in the clearing systems is subject to minimum denomination requirements.

The terms of the notes provide that the notes will be issued only with a minimum denomination of €100,000 and multiples of €1,000 in excess thereof. The notes may be traded in amounts in excess of €100,000 that are not integral multiples of €100,000. In such a case, a holder of notes who, as a result of trading such amounts, holds a principal amount of less than €100,000 may not receive a definitive certificate in respect of such holding (should definitive

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certificates be printed) and would need to purchase a principal amount of notes such that its holding amounts to at least €100,000.

A paying agent may be obligated to withhold taxes under the European Union Council Directive 2003/48/EU, and the net amounts received by noteholders may be less than they would have been absent that withholding.

Under European Council Directive 2003/48/EC on the taxation of savings income (the “Savings Directive”), a Member State is required to provide to the tax authorities of another Member State details of certain payments of interest or similar income paid or secured by a person established within the jurisdiction of the first Member State to or for the benefit of an individual, or certain limited types of entities established in that other Member State. However, for a transitional period, Austria is instead required (unless during that period it elects otherwise) to operate a withholding system in relation to such payments. The rate of withholding is 35%. However, the beneficial owner of the interest (or similar income) payment may elect that certain provision of information procedures should be applied instead of withholding, provided that certain conditions are met. The transitional period is to terminate at the end of the first full fiscal year following agreement by certain non-EU countries to exchange of information procedures relating to interest and other similar income. A number of non-EU countries and territories (including Switzerland) have adopted similar measures (a withholding system in the case of Switzerland).

On March 24, 2014, the Council of the European Union adopted a Council Directive amending and broadening the scope of the requirements described above (the “Amending Directive”). Member States are required to apply these new requirements from January 1, 2017. The Member States will have until January 1, 2016 to adopt national legislation necessary to comply with the Amending Directive, which legislation must apply from January 1, 2017. The changes made under the Amending Directive include extending the scope of the Savings Directive to payments made to, or secured for, certain other entities and legal arrangements (including certain trusts and partnerships), where certain conditions are satisfied. They also broaden the definition of “interest payment” to cover certain additional types of income. Investors who are in any doubt as to their position should consult their professional advisers.

The European Commission has proposed that the Savings Directive should be repealed, generally with effect from January 1, 2017, in the case of Austria and from January 1, 2016 in the case of all other Member States (subject to on-going requirements to fulfil administrative obligations such as the reporting and exchange of information relating to, and accounting for withholding taxes on, payments made before those dates). This is in order to avoid overlap with the Savings Directive and a new automatic exchange of information regime to be implemented under Council Directive 2011/16/EU on administrative cooperation in the field of taxation (as amended by Council Directive 2014/107/EU). The proposal also provides that, if it proceeds, Member States will not be required to apply the new requirements of the Amending Directive.

If a payment were to be made or collected through a Member State that has opted for a withholding system and an amount of, or in respect of, tax were to be withheld from that payment pursuant to the Savings Directive (as amended from time to time) or any law implementing or complying with, or introduced in order to conform with, such Directive, neither the Company nor any Paying Agent nor any other person would be obliged to pay additional amounts with respect to amounts received by noteholders as a result of the imposition of such withholding tax.

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Use of Proceeds

We estimate that the net proceeds from the sale of the notes will be approximately €3.13 billion after deducting the underwriting discount and our estimated expenses of this offering. We intend to use the net proceeds from the sale of the notes for general corporate purposes. Pending such use of the net proceeds, we may invest the proceeds in highly liquid short-term securities.

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EXCHANGE RATES

The table below sets forth, for the periods indicated, information concerning the noon buying rate in New York City for cable transfers as announced by the United States Federal Reserve Board for euros (expressed in dollars per €1.00). The rates in this table are provided for your reference only. Unless otherwise specified, the euro/U.S. dollar rate of exchange used in this prospectus supplement is €1.00=$1.1428, as of May 18, 2015.

	High	Low	Average (1)	Period end
Period
2010	1.4536	1.1959	1.3261	1.3269
2011	1.4875	1.2926	1.3931	1.2973
2012	1.3463	1.2062	1.2859	1.3186
2013	1.3816	1.2774	1.3279	1.3816
2014	1.3927	1.2101	1.3210	1.2101
January 2015	1.2015	1.1279	1.1615	1.1290
February 2015	1.1462	1.1197	1.1350	1.1197
March 2015	1.1212	1.0524	1.0819	1.0741
April 2015	1.1174	1.0582	1.0822	1.1162
May 2015 (through May 15, 2015)	1.1428	1.1142	1.1267	1.1428

(1)	The average of the noon buying rates on each day of the relevant year or period.

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Ratio of Earnings to Fixed Charges

Set forth below is our ratio of earnings to fixed charges for the three months ended March 31, 2015 and for each year in the five-year period ended December 31, 2014.

	Year ended December 31,
2015 1Q(1)	2014	2013	2012	2011	2010
-	2.66x	2.50x	2.20x	2.27x	1.87x

(1) For the three months ended March 31, 2015, in connection with the Plan, we incurred loss from operations, and as a result, our earnings were insufficient to cover our fixed charges by $5,095 million.

In the above calculations, earnings for all periods consist of earnings before income taxes, noncontrolling interests, discontinued operations and undistributed earnings of equity investees. Earnings are also adjusted to add amounts charged to consolidated expenses of GE and its consolidated affiliates during the period for interest and other financial charges (including interest on tax deficiencies) and an amount representative of the interest factor in rentals (for this purpose, the interest factor is assumed to be one-third of rental expense). Fixed charges consist of all interest and other financial charges, including capitalized interest, and one-third of rental expense for companies included in the consolidated group.

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Description of Notes

The following description of the particular terms of the notes offered by this prospectus supplement supplements the description of the general terms and provisions of the debt securities in the accompanying prospectus.

General

The notes are to be issued under the senior note indenture, dated October 9, 2012, and the officer’s certificate to be dated as of May 28, 2015, between us and The Bank of New York Mellon, as trustee, which are more fully described in the accompanying prospectus. The notes will be issued in three series. We will initially issue a total of €650,000,000 aggregate principal amount of Floating Rate Notes that will mature on May 28, 2020 (the “Floating Rate Notes”), €1,250,000,000 aggregate principal amount of 1.250% Notes that will mature on May 26, 2023 (the “2023 Notes”) and €1,250,000,000 aggregate principal amount of 1.875% Notes that will mature on May 28, 2027 (the “2027 Notes” and, together with the 2023 Notes, the “Fixed Rate Notes”). The Floating Rate Notes and the Fixed Rate Notes are collectively referred to herein as the “notes”.

The notes are unsecured and will rank equally with our other unsecured and unsubordinated indebtedness. The following description of the terms of the notes supplements, and to the extent inconsistent therewith replaces, the description of the general terms and provisions of the debt securities set forth in the accompanying prospectus.

The notes will be issued only in fully registered, book entry form, in minimum denominations of €100,000 and integral multiples of €1,000 in excess thereof.

By “business day” we mean any day, other than a Saturday or Sunday, (i) which is not a day on which banking institutions in The City of New York or London are authorized or required by law or executive order to close and (ii) on which the Trans-European Automated Real-time Gross Settlement Express Transfer system, or the TARGET2 system, or any successor thereto, operates.

Listing

We intend to apply to list each series of notes on the NYSE. The listing application will be subject to approval by the NYSE. If such a listing is obtained, we have no obligation to maintain such listing, and we may delist the notes at any time. We currently expect trading in the notes on the NYSE to begin within 30 days after the original issue date. If such a listing is obtained, we have no obligation to maintain such listing, and we may delist the notes at any time. Currently there is no public market for the notes.

The Floating Rate Notes

The Bank of New York Mellon, London Branch, or such other person appointed by us, will initially act as calculation agent for the Floating Rate Notes.

The Floating Rate Notes will bear interest from May 28, 2015 at a floating rate determined in the manner provided below, payable quarterly in arrears on February 28, May 28, August 28 and November 28 of each year and on the maturity date of the Floating Rate Notes (each, a “Floating Rate Notes Interest Payment Date”), beginning on August 28, 2015 to the persons in whose names the Floating Rate Notes are registered at the close of business on the 15th calendar day (whether or not a business day) immediately preceding the related Floating Rate Notes Interest Payment Date or, if the notes are represented by one or more global notes, the close of business on the business day (for this purpose a day on which Clearstream and Euroclear are open for business) immediately preceding the related Floating Rate Notes Interest Payment Date; provided, however, that interest payable on the maturity date or any redemption date shall be payable to the person to whom the principal of such Floating Rate Notes shall be payable.

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If any Floating Rate Notes Interest Payment Date (other than the maturity date or any earlier repayment date) falls on a day that is not a business day, the Floating Rate Notes Interest Payment Date will be postponed to the next succeeding business day and interest will accrue to but excluding such Floating Rate Notes Interest Payment Date, except that if such business day falls in the next succeeding calendar month, the applicable Floating Rate Notes Interest Payment Date will be the immediately preceding business day. If the maturity date or any earlier redemption date of the Floating Rate Notes falls on a day that is not a business day, the payment of principal, premium, if any, and interest, if any, otherwise payable on such date will be postponed to the next succeeding business day, and no interest on such payment will accrue from and after the maturity date or earlier redemption date, as applicable. The rights of holders of beneficial interests of Floating Rate Notes to receive the payments of interest on such notes are subject to the applicable procedures of Euroclear and Clearstream.

The interest rate will be reset quarterly on February 28, May 28, August 28, and November 28, beginning on August 28, 2015 (each an “Interest Reset Date”). However, if any Interest Reset Date would otherwise be a day that is not a business day, such Interest Reset Date will be the next succeeding day that is a business day, except that if the next succeeding business day falls in the next succeeding calendar month, the applicable Interest Reset Date will be the immediately preceding business day.

The initial interest period will be the period from and including May 28, 2015 to but excluding the first Interest Reset Date. The interest rate in effect during the initial interest period will be equal to EURIBOR plus 30 basis points (0.300%), determined two TARGET System Days prior to May 28, 2015, provided, however, that the minimum interest rate on the Floating Rate Notes shall be 0.000%. A “TARGET System Day” is any day in which the TARGET System, or any successor thereto, is open for business and a day on which commercial banks are open for dealings in euro deposits in the London interbank market. With respect to notes in certificated form, the reference to business day will also mean a day on which banking institutions generally are open for business in the location of each office of a transfer agent, but only with respect to a payment or other action to occur at that office.

After the initial interest period, the interest periods will be the periods from and including an Interest Reset Date to but excluding the immediately succeeding Interest Reset Date, except that the final interest period will be the period from and including the Interest Reset Date immediately preceding the maturity date to but excluding the maturity date (each an “Interest Period”). The interest rate per annum for the Floating Rate Notes in any Interest Period will be equal to EURIBOR plus 30 basis points (0.3%) (the “Interest Rate”), as determined by the calculation agent. The Interest Rate in effect for the 15 calendar days prior to any redemption date earlier than the maturity date will be the Interest Rate in effect on the fifteenth day preceding such earlier redemption date.

The Interest Rate on the Floating Rate Notes will be limited to the maximum rate permitted by New York law, as the same may be modified by United States law of general application.

Upon the request of any holder of Floating Rate Notes, the calculation agent will provide the Interest Rate then in effect and, if determined, the Interest Rate that will become effective on the next Interest Reset Date.

The calculation agent will determine EURIBOR for each Interest Period on the second TARGET System Day prior to the first day of such Interest Period (the “Interest Determination Date”).

“EURIBOR,” with respect to any Interest Determination Date, will be the offered rate for deposits of euros having a maturity of three months that appears on “Reuters Page EURIBOR 01” at approximately 11:00 a.m., Brussels time, on such Interest Determination Date. If on an Interest Determination Date, such rate does not appear on the “Reuters Page EURIBOR 01” as of 11:00 a.m., Brussels time, or if “Reuters Page EURIBOR 01” is not available on such date, the calculation agent will obtain such rate from Bloomberg L.P.’s page “BBAM.”

If no offered rate appears on “Reuters Page EURIBOR 01” or Bloomberg L.P.’s page “BBAM” on an Interest Determination Date, EURIBOR will be determined for such Interest Determination Date on the basis of the rates at approximately 11:00 a.m., Brussels time, on such Interest Determination Date at which deposits in euros are offered to prime banks in the euro-zone inter-bank market by the principal euro-zone office of each of four major banks in such market selected and identified by us (the “Reference Banks”), for a term of three months commencing on the applicable Interest Reset Date and in a principal amount of not less than €1,000,000 that is representative for a single transaction in euros in such market at such time. We will ensure the calculation agent is provided with the complete contact details of the relevant personnel at each of the Reference Banks that they will be required to contact in order to obtain the relevant Interest Rate. The calculation agent will request the principal euro-zone office of each of such

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banks to provide a quotation of its rate. If at least two such quotations are provided, EURIBOR for such Interest Period will be the arithmetic mean (rounded upwards) of such quotations. If fewer than two such quotations are provided, EURIBOR for such Interest Period will be the arithmetic mean (rounded upwards) of the rates quoted at approximately 11:00 a.m., Brussels time, on such Interest Determination Date by three major banks in the euro-zone, selected and identified by us, for loans in euros to leading European banks, for a term of three months, commencing on the applicable Interest Reset Date and in a principal amount of not less than €1,000,000 that is representative for a single transaction in such market at such time; provided, however, that if the banks so selected are not quoting as mentioned above, the then-existing EURIBOR rate will remain in effect for such Interest Period, or, if none, the Interest Rate will be the initial interest rate.

All percentages resulting from any calculation of any Interest Rate for the Floating Rate Notes will be rounded, if necessary, to the nearest one hundred thousandth of a percentage point, with five one-millionths of a percentage point rounded upward (e.g., 9.876545% (or .09876545) would be rounded to 9.87655% (or .0987655)), and all euro amounts will be rounded to the nearest cent, with one-half cent being rounded upward. The amount of interest payable in respect of each Floating Rate Note will be calculated by applying the applicable Interest Rate for such Interest Period to the outstanding principal amount of such Floating Rate Notes, multiplying the product by the actual number of days in such Interest Period and dividing by 360. Each calculation of the Interest Rate on the Floating Rate Notes by the calculation agent will (in the absence of manifest error) be final and binding on us, the trustee and the noteholders of the Floating Rate Notes.

The Fixed Rate Notes

The 2023 Notes will bear interest from May 28, 2015 at the annual rate stated on the cover of this prospectus supplement. We will pay interest on the 2023 Notes annually on May 26 of each year and on the maturity date of the 2023 Notes (each, a “2023 Notes Interest Payment Date”), beginning on May 26, 2016, to the persons in whose names the 2023 Notes are registered at the close of business on the 15th calendar day (whether or not a business day) immediately preceding the related 2023 Notes Interest Payment Date or, if the 2023 Notes are represented by one or more global notes, the close of business on the business day (for this purpose a day on which Clearstream and Euroclear are open for business) immediately preceding the 2023 Notes Interest Payment Date; provided, however, that interest payable on the maturity date of the 2023 Notes or any redemption date of the 2023 Notes shall be payable to the person to whom the principal of such notes shall be payable.

The 2027 Notes will bear interest from May 28, 2015 at the annual rate stated on the cover of this prospectus supplement. We will pay interest on the 2027 Notes annually on May 28 of each year and on the maturity date of the 2027 Notes (each, a “2027 Notes Interest Payment Date” and together with the 2023 Notes Interest Payment Date, a “Fixed Rate Note Interest Payment Date”), beginning on May 28, 2016, to the persons in whose names the 2027 Notes are registered at the close of business on the 15th calendar day (whether or not a business day) immediately preceding the related 2027 Notes Interest Payment Date or, if the 2027 Notes are represented by one or more global notes, the close of business on the business day (for this purpose a day on which Clearstream and Euroclear are open for business) immediately preceding the 2027 Notes Interest Payment Date; provided, however, that interest payable on the maturity date or any redemption date of the 2027 Notes shall be payable to the person to whom the principal of such notes shall be payable.

Optional Redemption of the Fixed Rate Notes

The Fixed Rate Notes of each series will be redeemable at any time prior to February 26, 2023 (in the case of the 2023 Notes) and February 28, 2027 (in the case of the 2027 Notes), as a whole or in part, at our option, on at least 30 days’, but not more than 60 days’, prior notice mailed (or otherwise transmitted in accordance with the applicable procedures of Euroclear or Clearstream) to the registered address of each holder of the notes to be redeemed, at a redemption price equal to the greater of:

•	100% of the principal amount of the Fixed Rate Notes to be redeemed; and
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•	the sum of the present values of the Remaining Scheduled Payments (as defined below) of principal and interest on the Fixed Rate Notes to be redeemed (not including any portion of such payments of interest accrued as of the date of redemption) discounted to the date of redemption on an annual basis (ACTUAL/ACTUAL (ICMA)) at the applicable Comparable Government Bond Rate (as defined below) plus, in the case of the 2023 Notes, 15 basis points and, in the case of the 2027 Notes 20 basis points;

together with, in each case, accrued and unpaid interest on the principal amount of the Fixed Rate Notes to be redeemed to, but not including, the date of redemption.

Notwithstanding the immediately preceding paragraph, we may redeem all or a portion of the Fixed Rate Notes of each series at our option at any time on or after February 26, 2023 (in the case of the 2023 Notes) and February 28, 2027 (in the case of the 2027 Notes), at a redemption price equal to 100% of the principal amount of such notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date.

If money sufficient to pay the redemption price of all of the Fixed Rate Notes (or portions thereof) to be redeemed on the redemption date is deposited with the trustee or paying agent on or before the redemption date and certain other conditions are satisfied, then on and after such redemption date, interest will cease to accrue on such notes (or such portion thereof) called for redemption.

“Comparable Government Bond Rate” means the yield to maturity, expressed as a percentage (rounded to three decimal places, with 0.0005 being rounded upwards), on the third business day prior to the date fixed for redemption, of the Comparable Government Bond (as defined below) on the basis of the middle market price of the Comparable Government Bond prevailing at 11:00 a.m. (London time) on such business day as determined by an independent investment bank selected by us.

“Comparable Government Bond” means, in relation to any Comparable Government Bond Rate calculation, at the discretion of an independent investment bank selected by us, a German government bond whose maturity is closest to the maturity of the notes to be redeemed, or if such independent investment bank in its discretion determines that such similar bond is not in issue, such other German government bond as such independent investment bank may, with the advice of three brokers of, and/or market makers in, German government bonds selected by us, determine to be appropriate for determining the Comparable Government Bond Rate.

“Remaining Scheduled Payments” means, with respect to each Fixed Rate Note to be redeemed, the remaining scheduled payments of the principal thereof and interest thereon that would be due after the related redemption date but for such redemption; provided, however, that, if such redemption date is not a Fixed Rate Notes Interest Payment Date with respect to such Fixed Rate Note, the amount of the next succeeding scheduled interest payment thereon will be deemed to be reduced (solely for the purposes of this calculation) by the amount of interest accrued thereon to such redemption date.

We will, or will cause the trustee on our behalf to, mail notice of a redemption to holders of the applicable notes to be redeemed by first-class mail (or otherwise transmit in accordance with applicable procedures of Euroclear or Clearstream) at least 30 and not more than 60 days prior to the date fixed for redemption. Unless we default in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the applicable notes or portions thereof called for redemption. On or before the redemption date, we will deposit with the paying agent or set aside, segregate and hold in trust (if we are acting as paying agent), funds sufficient to pay the redemption price of, and accrued and unpaid interest on, such notes to be redeemed on that redemption date. If fewer than all of the notes are to be redeemed, the trustee will select, not more than 60 days prior to the redemption date, the particular notes or portions thereof for redemption from the outstanding notes not previously called by such method as the trustee deems fair and appropriate; provided that if the notes are represented by one or more global notes, beneficial interests in the notes will be selected for redemption by Euroclear and Clearstream in accordance with their respective standard procedures therefor; provided, however, that no notes of a principal amount of €100,000 or less shall be redeemed in part.

We may at any time, and from time to time, purchase the notes at any price or prices in the open market or otherwise.

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Interest on the Fixed Rate Notes Generally

Interest on the Fixed Rate Notes will be computed on the basis of (i) the actual number of days in the period for which interest is being calculated and (ii) the actual number of days from and including the last date on which interest was paid on the Fixed Rate Notes (or May 28, 2015 if no interest has been paid on the 2023 Notes or May 28, 2015 if no interest has been paid on the 2027 Notes), to but excluding the next scheduled 2023 Notes Interest Payment Date or 2027 Notes Interest Payment Date, as the case may be. This payment convention is referred to as ACTUAL/ACTUAL (ICMA) as defined in the rulebook of the International Capital Markets Association.

Interest payable on the Fixed Rate Notes on any Fixed Rate Interest Payment Date, redemption date or maturity date shall be the amount of interest accrued from, and including, the next preceding Fixed Rate Payment Date in respect of which interest has been paid or duly provided for (or from and including the original issue date of such Fixed Rate Notes, if no interest has been paid or duly provided for) to, but excluding, such Fixed Rate Interest Payment Date, redemption date or maturity date, as the case may be. If any interest payment date for a Fixed Rate Note falls on a day that is not a business day, the interest payment will be made on the next succeeding day that is a business day, but no additional interest will accrue as a result of the delay in payment. If the maturity date or any redemption date of the Fixed Rate Note falls on a day that is not a business day, the related payment of principal, premium, if any, and interest will be made on the next succeeding business day as if it were made on the date such payment was due, and no interest will accrue on the amounts so payable for the period from and after such date to the next succeeding business day. The rights of holders of beneficial interests of Fixed Rate Notes to receive the payments of interest on such notes are subject to the applicable procedures of Euroclear and Clearstream.

Payment of Additional Amounts

We will, subject to the exceptions and limitations set forth below, pay to or on account of a beneficial owner of a note who is not a United States person for U.S. federal income tax purposes such additional amounts as may be necessary to ensure that every net payment by us of the principal of and interest on such note, after deduction or withholding for or on account of any present or future tax, assessment or other governmental charge imposed upon or as a result of such payment, by the United States or any political subdivision or taxing authority of the United States, will not be less than the amount that would have been payable had no such deduction or withholding been required. However, we will not pay additional amounts for or on account of:

(a)	any such tax, assessment or other governmental charge which would not have been so imposed but for (i) the existence of any present or former connection between the holder or beneficial owner of a note (or between a fiduciary, settlor, beneficiary, member or shareholder of such person, if such person is an estate, a trust, a partnership or a corporation) and the United States, including, without limitation, such person (or such fiduciary, settlor, beneficiary, member or shareholder) being or having been a citizen or resident thereof or being or having been engaged in a trade or business or present therein or having, or having had, a permanent establishment therein or (ii) the presentation, where required, by the holder of any such note for payment on a date more than 15 calendar days after the date on which such payment became due and payable or the date on which payment thereof is duly provided for, whichever occurs later;

(b)	any estate, inheritance, gift, sales, transfer or personal property tax or any similar tax, assessment or governmental charge;

(c)	any tax, assessment or other governmental charge imposed by reason of the holder or beneficial owner’s past or present status as a personal holding company or foreign personal holding company or controlled foreign corporation or passive foreign investment company for U.S. federal income tax purposes or as a corporation which accumulates earnings to avoid United States federal income tax or as a private foundation or other tax-exempt organisation;

(d)	any tax, assessment or other governmental charge which is payable otherwise than by withholding from payments on or in respect of any note;
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(e)	any tax, assessment or other governmental charge which would not have been imposed but for the failure to comply with certification, information or other reporting requirements concerning the nationality, residence or identity of the holder or beneficial owner of such note, if such compliance is required by statute or by regulation of the United States or of any political subdivision or taxing authority thereof or therein as a precondition to relief or exemption from such tax, assessment or other governmental charge;

(f)	any tax, assessment or other governmental charge that would not have been imposed but for a failure by the holder or beneficial owner (or any financial institution through which the holder or beneficial owner holds any note or through which payment on the note is made) to comply with any certification, information, identification, documentation or other reporting requirements (including entering into and complying with an agreement with the Internal Revenue Service) imposed pursuant to, or complying with any requirements imposed under an intergovernmental agreement entered into between the United States and the government of another country in order to implement the requirements of, Sections 1471 through 1474 of the Internal Revenue Code as in effect on the date of issuance of the notes or any successor or amended version of these provisions, to the extent such successor or amended version is not materially more onerous to comply with than these provisions as enacted on such date;

(g)	any tax, assessment or other governmental charge imposed by reason of such beneficial owner’s past or present status as the actual or constructive owner of 10% or more of the total combined voting power of all classes of stock entitled to vote of GE or as a direct or indirect affiliate of GE;

(h)	any tax, assessment or other governmental charge required to be deducted or withheld by any Paying Agent from a payment on a note upon presentation of such note, where required, if such payment can be made without such deduction or withholding upon presentation of such note, where required, to any other Paying Agent; or

any combination of two or more of items (a), (b), (c), (d), (e), (f), (g) and (h),

nor shall additional amounts be paid with respect to any payment on a note to a United States Alien Holder who is a fiduciary or partnership or other than the sole beneficial owner of such payment to the extent such payment would be required by the laws of the United States (or any political subdivision thereof) to be included in the income, for tax purposes, of a beneficiary or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner who would not have been entitled to the additional amounts had such beneficiary, settlor, member or beneficial owner been the holder of the note.

The term “United States Alien Holder” means any beneficial owner of a note that is not, for United States federal income tax purposes, (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity created or organised in or under the laws of the United States or any political subdivision thereof, (iii) an estate whose income is subject to United States federal income tax regardless of its source, or (iv) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust or if such trust has a valid election in effect under applicable U.S. Treasury regulations to be treated as a United States person. Except as specifically provided under this heading “—Payment of Additional Amounts,” we will not be required to make any payment for any tax, assessment or other governmental charge imposed by any government or a political subdivision or taxing authority of or in any government or political subdivision.

We undertake that, to the extent permitted by law, we will maintain a paying agent in a Member State of the European Union (if any) that will not require withholding or deduction of tax pursuant to European Council Directive 2003/48/EC on the taxation of savings income or any law implementing or complying with, or introduced to conform to, such European Council Directive.

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Redemption for Tax Reasons

The Fixed Rate Notes will mature and be redeemed at par on their respective maturity dates and are not redeemable prior to maturity except as described above under “—Optional Redemption of the Fixed Rate Notes” or upon certain tax events described below.

The Floating Rate Notes are not redeemable prior to maturity except upon certain tax events described below.

We may redeem the notes prior to maturity in whole, but not in part, on not more than 60 days’ notice and not less than 30 days’ notice at a redemption price equal to 100% of the principal amount of the notes plus any accrued interest and additional amounts to, but not including, the date fixed for redemption if we determine that, as a result of any change in, or amendment to, the laws (or any regulations or rulings promulgated thereunder) of the United States or of any political subdivision or taxing authority thereof or therein affecting taxation, or any change in, or amendment to, an official position regarding the application or interpretation of such laws, regulations or rulings, which change or amendment is announced and becomes effective on or after the date of issuance of the notes, we have or will become obligated to pay additional amounts with respect to the notes as described above under “—Payment of Additional Amounts”.

If we exercise our option to redeem the notes, we will deliver to the trustee a certificate signed by an authorized officer stating that we are entitled to redeem the notes and an opinion of independent tax counsel to the effect that the circumstances described above exist.

Issuance in Euros

Initial holders will be required to pay for the notes in euros, and all payments of interest and principal, including payments made upon any redemption of the notes, will be payable in euros. If, on or after the date of this prospectus supplement, the euro is unavailable to us due to the imposition of exchange controls or other circumstances beyond our control or if the euro is no longer being used by the then member states of the European Union that have adopted the euro as their currency or for the settlement of transactions by public institutions of or within the international banking community, then all payments in respect of the notes will be made in U.S. dollars until the euro is again available to us or so used. The amount payable on any date in euros will be converted into U.S. dollars on the basis of the most recently available market exchange rate for euro. Any payment in respect of the notes so made in U.S. dollars will not constitute an event of default under the notes or the indenture governing the notes. Neither the Trustee nor the Paying Agent shall have any responsibility for any calculation or conversion in connection with the foregoing.

As used in this prospectus supplement, “market exchange rate” means the noon buying rate in The City of New York for cable transfers of euros as certified for customs purposes (or, if not so certified, as otherwise determined) by the United States Federal Reserve Board.

Investors will be subject to foreign exchange risks as to payments of principal and interest that may have important economic and tax consequences to them. See “Risk Factors.”

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Additional Issues

We may from time to time, without notice to or the consent of the holders of any series of notes, create and issue additional notes of such series ranking equally and ratably with such series of notes in all respects, or in all respects except for the payment of interest accruing prior to the issue date or except for the first payment of interest following the issue date of those additional notes; provided that, if such additional notes are not fungible for U.S. federal income tax purposes with the notes of the applicable series offered hereby, such additional notes will have a different ISIN and/or any other identifying number. Any such additional notes will have the same terms as to status, redemption or otherwise as the applicable series of notes.

Book-Entry System

Global Clearance and Settlement

The notes will be issued in the form of one or more global notes (each a “global note”) in fully registered form, without coupons, and will be deposited on the closing date with, or on behalf of, a common depositary for, and in respect of interests held through, Euroclear Bank S.A./N.V. (“Euroclear”) and Clearstream Banking, société anonyme (“Clearstream”). Except as described herein, certificates will not be issued in exchange for beneficial interests in the global notes.

Except as set forth below, the global notes may be transferred, in whole and not in part, only to a common depositary for Euroclear or Clearstream or its nominee.

Beneficial interests in the global notes will be represented, and transfers of such beneficial interests will be effected, through accounts of financial institutions acting on behalf of beneficial owners as direct or indirect participants in Euroclear or Clearstream. Those beneficial interests will be in denominations of €100,000 and integral multiples of €1,000 in excess thereof. Investors may hold notes directly through Euroclear or Clearstream, if they are participants in such systems, or indirectly through organizations that are participants in such systems.

Owners of beneficial interests in the global notes will not be entitled to have notes registered in their names, and will not receive or be entitled to receive physical delivery of notes in definitive form. Except as provided below, beneficial owners will not be considered the owners or holders of the notes under the indenture, including for purposes of receiving any reports delivered by us or the trustee pursuant to the indenture. Accordingly, each beneficial owner must rely on the procedures of the clearing systems and, if such person is not a participant of the clearing systems, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the indenture. Under existing industry practices, if we request any action of holders or a beneficial owner desires to give or take any action which a holder is entitled to give or take under the indenture, the clearing systems would authorize their participants holding the relevant beneficial interests to give or take action and the participants would authorize beneficial owners owning through the participants to give or take such action or would otherwise act upon the instructions of beneficial owners. Conveyance of notices and other communications by the clearing systems to their participants, by the participants to indirect participants and by the participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in certificated form. These limits and laws may impair the ability to transfer beneficial interests in global notes.

Persons who are not Euroclear or Clearstream participants may beneficially own notes held by the common depositary for Euroclear and Clearstream only through direct or indirect participants in Euroclear and Clearstream. So long as the common depositary for Euroclear and Clearstream is the registered owner of the Global Note, the common depositary for all purposes will be considered the sole holder of the notes represented by the Global Note under the indenture and the Global Notes.

Certificated Notes

If the applicable depositary is at any time unwilling or unable to continue as depositary for any of the global notes and a successor depositary is not appointed by us within 90 days, or if we have been notified that both Clearstream and Euroclear have been closed for business for a continuous period of 14 days (other than by reason of holiday, statutory or otherwise) or have announced an intention permanently to cease business or have in fact done so and no

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successor clearing system is available, we will issue the notes in definitive form in exchange for the applicable global notes. We will also issue the notes in definitive form in exchange for the global notes if an event of default has occurred with regard to the notes represented by the global notes and has not been cured or waived. In addition, we may at any time and in our sole discretion determine not to have the notes represented by the global notes and, in that event, will issue the notes in definitive form in exchange for the global notes. In any such instance, an owner of a beneficial interest in the global notes will be entitled to physical delivery in definitive form of the notes represented by the global notes equal in principal amount to such beneficial interest and to have such notes registered in its name. The notes so issued in definitive form will be issued as registered in minimum denominations of €100,000 and integral multiples of €1,000 thereafter, unless otherwise specified by us. The notes in definitive form can be transferred by presentation for registration to the registrar at our office or agency for such purpose and must be duly endorsed by the holder or his attorney duly authorized in writing, or accompanied by a written instrument or instruments of transfer in form satisfactory to us or the registrar duly executed by the holder or his attorney duly authorized in writing. We may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any exchange or registration of transfer of definitive notes.

Clearing Systems

We have been advised by Euroclear and Clearstream, respectively, as follows:

Euroclear. Euroclear advises that it was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear participants and between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear provides various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries. All operations are conducted by Euroclear Bank, S.A./N.V. and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with Euroclear Bank, not the cooperative. The cooperative establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters (“Euroclear participants”). Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

Securities clearance accounts and cash accounts with the Euroclear Bank are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law (collectively, the “Euroclear terms and conditions”). The Euroclear terms and conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payment with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Bank acts under the Euroclear terms and conditions only on behalf of Euroclear participants, and has no record of or relationship with persons holding through Euroclear participants.

Distributions with respect to notes held beneficially through Euroclear will be credited to the cash accounts of Euroclear participants in accordance with the Euroclear terms and conditions, to the extent received by the Euroclear Bank and by Euroclear.

Clearstream. Clearstream is incorporated under the laws of Luxembourg as a professional depositary. Clearstream holds securities for Clearstream participants, and facilitates the clearance and settlement of securities transactions between Clearstream participants through electronic book-entry changes in accounts of Clearstream participants, thereby eliminating the need for physical movement of certificates. Clearstream provides to its participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream also deals with domestic securities markets in several countries. As a professional depositary, Clearstream is subject to regulation by the Luxembourg Monetary Institute. Clearstream participants are financial institutions around the world, including securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through, or maintain a custodial relationship with, a Clearstream participant either directly or indirectly.

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Distributions with respect to the notes held beneficially through Clearstream will be credited to cash accounts of Clearstream participants in accordance with its rules and procedures, to the extent received by Clearstream.

Euroclear and Clearstream Arrangements

So long as Euroclear or Clearstream or their nominee or their common depositary is the registered holder of the global notes, Euroclear, Clearstream or their nominee or their common depositary is the registered holder of the global notes, Euroclear, Clearstream or such nominee, as the case may be, will be considered the sole owner or holder of the notes represented by such notes for all purposes under the indenture and the notes. Payments of principal, interest and additional amounts, if any, in respect of the global notes will be made to Euroclear, Clearstream or such nominee, as the case may be, as registered holder thereof. None of us, the trustee, any underwriter and any affiliate of any of the above or any person by whom any of the above is controlled (as such term is defined in the Securities Act of 1933) will have any responsibility or liability for any records relating to or payments made on account of beneficial ownership interests in the global notes or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

Distribution of principal and interest with respect to the global note will be credited in euros to the extent received by Euroclear or Clearstream from the trustee or the paying agent, as applicable, to the cash accounts of Euroclear or Clearstream customers in accordance with the relevant system’s rules and procedures.

Because Euroclear and Clearstream can only act on behalf of participants, who in turn act on behalf of indirect participants, the ability of a person having an interest in the global notes to pledge such interest to persons or entities which do not participate in the relevant clearing system, or otherwise take actions in respect of such interest, may be affected by the lack of a physical certificate in respect of such interest.

The holdings of book-entry interests in the global notes through Euroclear and Clearstream will be reflected in the book-entry accounts of each such institution. As necessary, the Registrar will adjust the amounts of the global notes on the register for the accounts of the common depositary to reflect the amounts of notes held through Euroclear and Clearstream, respectively.

Initial Settlement

Investors holding their notes through Euroclear or Clearstream accounts will follow the settlement procedures applicable to conventional eurobonds in registered form. Notes will be credited to the securities custody accounts of Euroclear and Clearstream holders on the settlement date against payment for value on the settlement date.

Secondary Market Trading

Because the purchaser determines the place of delivery, it is important to establish at the time of trading of any notes where both the purchaser’s and seller’s accounts are located to ensure that settlement can be made on the desired value date.

Secondary market sales of book-entry interests in the notes held through Euroclear or Clearstream to purchasers of book-entry interests in the global notes through Euroclear or Clearstream will be conducted in accordance with the normal rules and operating procedures of Euroclear and Clearstream and will be settled using the procedures applicable to conventional eurobonds in same-day funds.

You should be aware that investors will only be able to make and receive deliveries, payments and other communications involving the notes through Euroclear and Clearstream on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.

In addition, because of time-zone differences there may be problems with completing transactions involving Euroclear and Clearstream on the same business day as in the United States. U.S. investors who wish to transfer their interests in the notes, or to make or receive a payment or delivery of the notes, on a particular day, may find

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that the transactions will not be performed until the next business day in Luxembourg or Brussels, depending on whether Euroclear or Clearstream is used.

Euroclear and Clearstream will credit payments to the cash accounts of Euroclear participants or Clearstream customers in accordance with the relevant system’s rules and procedures, to the extent received by its depositary. Clearstream or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a holder under the indenture on behalf of a Euroclear participant or Clearstream customer only in accordance with its relevant rules and procedures.

Euroclear and Clearstream have agreed to the foregoing procedures in order to facilitate transfers of the notes among participants of Euroclear and Clearstream. However, they are under no obligation to perform or continue to perform those procedures, and they may discontinue those procedures at any time.

The information in this section concerning Euroclear and Clearstream and their book-entry systems has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy of that information.

None of GE, the underwriters or the trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of the beneficial interests in a global note, or for maintaining, supervising or reviewing any records relating to such beneficial interests.

Notices

Notices to holders of the notes will be sent by mail or email to the registered holders, or otherwise in accordance with the procedures of the applicable depositary.

The Trustee, Paying Agent, Calculation Agent, Transfer Agent and Security Registrar

The Bank of New York Mellon will be the trustee, transfer agent and security registrar with respect to the notes and maintains various commercial and investment banking relationships with us and with affiliates of ours. It is also the trustee under our Senior Note Indenture, dated as of January 1, 2003 and our Indenture dated December 1, 2005. The Bank of New York Mellon also acts as trustee under certain indentures with GECC as described under “Description of Debt Securities-Regarding the Trustee” in the accompanying prospectus. The Bank of New York Mellon, London Branch, will act as paying agent with respect to the notes and calculation agent with respect to the Floating Rate Notes.

Principal of, premium, if any, and interest on the notes will be payable at the office of the Paying Agent or, at the option of the Company, payment of interest may be made by check mailed to the holders of the notes at their respective addresses set forth in the register of holders; provided that all payments of principal, premium, if any, and interest with respect to the notes represented by one or more global notes deposited with, or on behalf of, a common depositary, and registered in the name of the nominee of the common depositary for the accounts of Clearstream and Euroclear will be made through the facilities of the common depositary. We may change the paying agent without prior notice to the holders, and we or any of our subsidiaries may act as paying agent. We undertake to maintain a paying agent in a member state of the European Union that, to the extent permitted by law, will not be obliged to withhold or deduct tax pursuant to the European Union Directive 2003/48/EC regarding the taxation of savings income in relation to the notes.

Governing Law

The indenture and the notes will be governed by, and construed in accordance with, the laws of the State of New York.

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United States Tax Considerations

The following discussion summarizes certain material U.S. federal income and estate tax considerations that may be relevant to you if you invest in the notes. The discussion applies only to holders that hold notes as capital assets. Except as discussed under “Non-U.S. Holders” and “Information Reporting and Backup Withholding,” the discussion generally applies only to holders of notes that are U.S. holders. You will be a U.S. holder if you are a beneficial owner of notes and are an individual who is a citizen or resident of the United States, a U.S. domestic corporation, or any other person that is subject to U.S. federal income tax on a net income basis in respect of an investment in the notes. This summary does not address considerations that may be relevant to you if you are an investor that is subject to special tax rules, such as a bank, thrift, real estate investment trust, regulated investment company, insurance company, dealer in securities or currencies, trader in securities or commodities that elects mark to market treatment, person that will hold notes as a position in a “straddle,” conversion or other integrated transaction, tax-exempt organization, partnership or other entity classified as a partnership for U.S. federal income tax purposes, certain former citizens and residents, or a U.S. holder whose “functional currency” is not the U.S. dollar.

This summary is based on laws, rulings and decisions now in effect, and final, temporary and proposed Treasury regulations, all of which may change. Any change could apply retroactively and could affect the continued validity of this summary.

You should consult your tax adviser about the tax consequences of purchasing or holding notes, including the relevance to your particular situation of the considerations discussed below, including, in the case of persons that hold notes through non-U.S. entities, the FATCA considerations discussed under “Non-U.S. Holders,” as well as the relevance to your particular situation of state, local or other tax laws.

Payments or Accruals of Interest

It is anticipated that the notes will not be issued with original issue discount for U.S. federal income tax purposes and the remainder of this discussion so assumes. Accordingly, payments or accruals of stated interest on a note will be taxable to you as ordinary interest income at the time that you receive or accrue such amounts (in accordance with your regular method of tax accounting). If you use the cash method of tax accounting, the amount of interest income you will realize will be the U.S. dollar value of the foreign currency payment based on the exchange rate in effect on the date you receive the payment, regardless of whether you convert the payment into U.S. dollars. If you are an accrual-basis U.S. holder of a note, the amount of interest income you will realize will be based on the average exchange rate in effect during the interest accrual period (or with respect to an interest accrual period that spans two taxable years, at the average exchange rate for the partial period within the taxable year). Alternatively, as an accrual-basis U.S. holder, you may elect to translate all interest income on foreign currency-denominated notes at the spot rate on the last day of the accrual period (or the last day of the taxable year, in the case of an accrual period that spans more than one taxable year) or on the date that you receive the interest payment if that date is within five business days of the end of the accrual period. If you make this election, you must apply it consistently to all debt instruments from year to year and you cannot change the election without the consent of the Internal Revenue Service. If you use the accrual method of accounting for tax purposes, you will recognize foreign currency gain or loss on the receipt of a foreign currency interest payment if the exchange rate in effect on the date the payment is received differs from the rate applicable to the previous accrual of that interest income. This foreign currency gain or loss will be treated as ordinary income or loss, but generally will not be treated as an adjustment to interest income received on the note.

Purchase, Sale and Retirement of Notes

When you sell or exchange a note, or if a note that you hold is retired, you generally will recognize gain or loss equal to the difference between the amount you realize on the transaction (less any accrued interest, which will be subject to tax in the manner described above under “Payments or Accruals of Interest”) and your adjusted tax basis in the note.

If you sell or exchange a note for foreign currency, or receive foreign currency on the retirement of a note, the amount you will realize for U.S. tax purposes generally will be the U.S. dollar value of the foreign currency that you

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receive calculated at the exchange rate in effect on the date the note is disposed of or retired. If you dispose of a note, the notes are traded on an established securities market, and you are a cash-basis U.S. holder (or if you are an accrual-basis holder that makes a special election), you will determine the U.S. dollar value of the amount realized by translating the amount received at the spot rate of exchange on the settlement date of the sale, exchange or retirement.

Your adjusted tax basis in a note generally will equal the cost of the note to you, increased by any amounts that you are required to include in income under the rules governing market discount, and decreased by the amount of any amortized premium on the note. (The rules for determining these amounts are discussed below.) If you purchase a note using foreign currency, the cost to you (and therefore generally your initial tax basis) will be the U.S. dollar value of the foreign currency amount paid on the date of purchase calculated at the exchange rate in effect on that date. If the notes are traded on an established securities market and you are a cash-basis taxpayer (or if you are an accrual-basis taxpayer that makes a special election), you will determine the U.S. dollar value of the cost of the note by translating the amount of the foreign currency that you paid for the note at the spot rate of exchange on the settlement date of your purchase. The amount of any subsequent adjustments to your tax basis in a note in respect of foreign currency-denominated market discount and premium will be determined in the manner described below. If you convert U.S. dollars into a foreign currency and then immediately use that foreign currency to purchase a note, you generally will not have any taxable foreign currency gain or loss as a result of the conversion or purchase.

The special election available to you if you are an accrual-basis taxpayer in respect of the purchase and sale of foreign currency-denominated notes traded on an established securities market, which is discussed in the two preceding paragraphs, must be applied consistently to all debt instruments from year to year and cannot be changed without the consent of the Internal Revenue Service.

Except as discussed below with respect to market discount and foreign currency gain or loss, the gain or loss that you recognize on the sale, exchange or retirement of a note generally will be capital gain or loss. The gain or loss on the sale, exchange or retirement of a note will be long-term capital gain or loss if you have held the note for more than one year on the date of disposition. Net long-term capital gain recognized by an individual U.S. holder generally will be subject to tax at a lower rate than net short-term capital gain or ordinary income. The ability of U.S. holders to offset capital losses against ordinary income is limited.

Despite the foregoing, the gain or loss that you recognize on the sale, exchange or retirement of a note generally will be treated as ordinary income or loss to the extent that the gain or loss is attributable to changes in exchange rates during the period in which you held the note. This foreign currency gain or loss will not be treated as an adjustment to interest income that you receive on the note. If you recognize a loss upon a sale or other disposition of a note above certain thresholds, you may be required to file a disclosure statement with the Internal Revenue Service. You should consult your tax adviser regarding this reporting obligation.

Premium

If you purchase a note at a cost greater than the note’s stated principal amount, you will be considered to have purchased the note at a premium, and you may elect to amortize the premium as an offset to interest income, using a constant-yield method, over the remaining term of the note. If you make the election to amortize the premium, it generally will apply to all debt instruments that you hold at the time of the election, as well as any debt instruments that you subsequently acquire. In addition, you may not revoke the election without the consent of the Internal Revenue Service. If you elect to amortize the premium, you will be required to reduce your tax basis in the note by the amount of the premium amortized during your holding period (taking into account the exchange gain or loss with respect to such amortized premium). You should calculate the amortization of the premium in euros. Premium amortization deductions attributable to a period reduce interest income in respect of that period, and therefore are translated into U.S. dollars at the rate that you use for interest payments in respect of that period. Exchange gain or loss will be realized with respect to amortized premium on a note based on the difference between the exchange rate computed on the date or dates the premium is amortized against interest payments on the note and the exchange rate on the date the holder acquired the note. If you do not elect to amortize premium, the amount of premium will be included in your tax basis in the note. Therefore, if you do not elect to amortize premium and you hold the note to maturity, you generally will be required to treat the premium as a capital loss when the note matures.

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Market Discount

If you purchase a note at a price that is lower than the note’s stated principal amount by 0.25% or more of the stated principal amount multiplied by the number of remaining whole years to maturity, the note will be considered to bear “market discount” in an amount equal to such difference in your hands. In this case, any principal payments on, or any gain that you realize on the disposition of, the note generally will be treated as ordinary interest income to the extent of the market discount that accrued on the note during your holding period. In addition, you may be required to defer the deduction of all or a portion of the interest paid on any indebtedness that you incurred or continued to purchase or carry the note. In general, market discount will be treated as accruing ratably, or, at your election, under a constant-yield method, over the remaining term of the note. You must accrue market discount on a note in euros. The amount that you will be required to include in income in respect of accrued market discount will be the U.S. dollar value of the accrued amount, generally calculated at the exchange rate in effect on the date that you dispose of the note.

You may elect to include market discount in gross income currently as it accrues (on either a ratable or constant-yield basis), in lieu of treating a portion of any gain realized on a sale of the note as ordinary income. If you elect to include market discount on a current basis, the interest deduction deferral rule described above will not apply. If you do make such an election, it will apply to all market discount debt instruments that you acquire on or after the first day of the first taxable year to which the election applies. The election may not be revoked without the consent of the Internal Revenue Service. Any accrued market discount on a note that is currently includible in income will be translated into U.S. dollars at the average exchange rate for the accrual period (or portion thereof within the holder’s taxable year).

Non-U.S. Holders

If you are a non-resident alien individual, a foreign corporation or a foreign estate or trust that is the beneficial owner of a note (a “non-U.S. holder”), the interest income that you derive in respect of the notes generally will be exempt from U.S. federal withholding tax. This exemption will apply to you provided that

•	you do not actually or constructively own 10 percent or more of the combined voting power of all classes of our stock and you are not a controlled foreign corporation that is related, directly or indirectly, to us through stock ownership, and

•	the beneficial owner of the notes provides a statement (generally, an Internal Revenue Service Form W-8BEN, W-8BEN-E, or other applicable Form W-8) signed under penalties of perjury that includes its name and address and certifies that it is a non-U.S. person in compliance with applicable requirements (or satisfies certain documentary evidence requirements for establishing that it is a non-U.S. person).

Notwithstanding the foregoing, you may be subject to U.S. withholding tax with respect to any payments of interest on the notes, and with respect to any payments of principal that are made after December 31, 2016, unless (x) if you (or any foreign intermediary through which you hold notes) are not a “foreign financial institution” (as defined below), you (and any such foreign intermediary through which you hold notes) have provided any required information with respect to your direct and indirect U.S. owners, if any; and (y) if you (or any intermediary through which you hold notes) are a “foreign financial institution” (as defined below), you (and any such foreign intermediary through which you hold notes) are “FATCA compliant,” as described below.

If you are a non-U.S. holder, any gain you realize on a sale, exchange or other disposition of notes generally will be exempt from U.S. federal income tax, including withholding tax. This exemption will not apply to you if your gain is effectively connected with your conduct of a trade or business in the United States or you are an individual holder and are present in the United States for 183 days or more in the taxable year of the disposition and either your gain is attributable to an office or other fixed place of business that you maintain in the United States or you have a tax home in the United States. However, the gross proceeds from a sale, exchange, redemption or other taxable disposition of a note effected after December 31, 2016 may be subject to withholding tax unless (x) if you (or any foreign intermediary through which you hold notes) are not a “foreign financial institution” (as defined below), you (and any such foreign intermediary through which you hold notes) have provided any required information with respect to your direct and indirect U.S. owners, if any; and (y) if you (or any intermediary through which you hold notes) are a “foreign financial institution” (as defined below), you (and any such foreign intermediary through which you hold notes) are “FATCA compliant,” as described below.

If interest or gain on a note is effectively connected with your conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment or fixed base

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maintained by you), you will generally be taxed in the same manner as a U.S. holder. In this case, you will be exempt from the withholding taxes discussed above, although you will be required to provide a properly executed Internal Revenue Service Form W-8ECI in order to claim an exemption from such withholding. You should consult your tax adviser with respect to other U.S. tax consequences of the ownership and disposition of notes, including the possible imposition of a branch profits tax at a rate of 30% (or a lower treaty rate) if you are a corporation.

For the purpose of the preceding paragraphs, a “foreign financial institution” generally is a non- U.S. entity that (i) accepts deposits in the ordinary course of a banking or similar business, (ii) as a substantial portion of its business, holds financial assets for the account of others, (iii) is an “investment entity,” (iv) is an insurance company that meets certain requirements or (v) is a holding company or treasury center for a group that includes an entity described in (i) through (iv). An “investment entity” is generally an entity (a) that primarily conducts as a business on behalf of customers: trading in financial instruments; individual or collective portfolio management; or investing, administering, or managing funds, money, or certain financial assets on behalf of others, (b) the gross income of which is primarily attributable to investing, reinvesting, or trading in financial assets and that is managed by a financial institution, or (c) that functions or holds itself out as mutual fund, hedge fund, or similar investment vehicle established with an investment strategy of investing, reinvesting, or trading in financial assets. A foreign financial institution will be “FATCA compliant” if it (x) has entered into an agreement with the U.S. government, pursuant to which it agrees, among other responsibilities, to collect and provide to the U.S. tax authorities information about its direct and indirect U.S. accountholders and investors (to the extent that an applicable intergovernmental agreement to implement FATCA (“IGA”) has not waived the requirement to enter into such an agreement); (y) has complied with the terms of an applicable IGA and has registered its status as compliant with such IGA with the U.S. government; or (z) otherwise has established an exemption.

U.S. federal estate tax will not apply to a note held by an estate if at the time of death the decedent was not a citizen or resident of the United States, did not actually or constructively own 10 percent or more of the combined voting power of all classes of our stock and payments of interest on the note would not have been effectively connected with the conduct by the decedent of a trade or business in the United States.

For purposes of applying the rules described under this heading “Non-U.S. Holders” to a partnership or other entity that is treated as fiscally transparent for U.S. federal income tax purposes, the beneficial owner means each of the ultimate beneficial owners of the entity.

Information Reporting and Backup Withholding

Persons making payments on the notes must file information returns with the Internal Revenue Service in connection with payments made to certain U.S. holders. If you are a U.S. holder, you generally will not be subject to U.S. backup withholding on such payments if you provide your taxpayer identification number to the payor and make certain other required certifications, or are otherwise exempt from backup withholding. If you are a non-U.S. holder, you may have to comply with certification procedures to establish your non-U.S. status in order to avoid information reporting and backup withholding requirements. The certification procedures required to claim the exemption from withholding tax described above generally will satisfy these requirements. The amount of any backup withholding from a payment to a holder may be allowed as a credit against the holder’s U.S. federal income tax liability and may entitle the holder to a refund, provided that the required information is furnished to the Internal Revenue Service.

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CERTAIN EUROPEAN UNION TAX CONSIDERATIONS

Savings Directive

Under European Council Directive 2003/48/EC on the taxation of savings income (the “Savings Directive”), a Member State is required to provide to the tax authorities of another Member State details of certain payments of interest or similar income paid or secured by a person established within the jurisdiction of the first Member State to or for the benefit of an individual, or certain limited types of entities established in that other Member State. However, for a transitional period, Austria is instead required (unless during that period it elects otherwise) to operate a withholding system in relation to such payments. The rate of withholding is 35%. However, the beneficial owner of the interest (or similar income) payment may elect that certain provision of information procedures should be applied instead of withholding, provided that certain conditions are met. The transitional period is to terminate at the end of the first full fiscal year following agreement by certain non-EU countries to exchange of information procedures relating to interest and other similar income. A number of non-EU countries and territories (including Switzerland) have adopted similar measures (a withholding system in the case of Switzerland).

On March 24, 2014, the Council of the European Union adopted a Council Directive amending and broadening the scope of the requirements described above (the “Amending Directive”). Member States are required to apply these new requirements from January 1, 2017. The Member States will have until January 1, 2016 to adopt national legislation necessary to comply with the Amending Directive, which legislation must apply from January 1, 2017. The changes made under the Amending Directive include extending the scope of the Savings Directive to payments made to, or secured for, certain other entities and legal arrangements (including certain trusts and partnerships), where certain conditions are satisfied.  They also broaden the definition of “interest payment” to cover certain additional types of income.  Investors who are in any doubt as to their position should consult their professional advisers.

The European Commission has proposed that the Savings Directive should be repealed, generally with effect from January 1, 2017, in the case of Austria and from January 1, 2016 in the case of all other Member States (subject to on-going requirements to fulfil administrative obligations such as the reporting and exchange of information relating to, and accounting for withholding taxes on, payments made before those dates). This is in order to avoid overlap with the Savings Directive and a new automatic exchange of information regime to be implemented under Council Directive 2011/16/EU on administrative cooperation in the field of taxation (as amended by Council Directive 2014/107/EU). The proposal also provides that, if it proceeds, Member States will not be required to apply the new requirements of the Amending Directive.

The Proposed Financial Transactions Tax (“FTT”)

On February 14, 2013, the European Commission published a proposal (the “Commission’s Proposal”) for a Directive for a common FTT in Belgium, Germany, Estonia, Greece, Spain, France, Italy, Austria, Portugal, Slovenia and Slovakia (the “participating Member States”). The Commission’s Proposal has very broad scope and could, if introduced, apply to certain dealings in the notes (including secondary market transactions) in certain circumstances. Under the Commission’s Proposal the FTT could apply in certain circumstances to persons both within and outside of the participating Member States. Generally, it would apply to certain dealings in the notes where at least one party is a financial institution, and at least one party is established in a participating Member State. A financial institution may be, or be deemed to be, “established” in a participating Member State in a broad range of circumstances, including (i) by transacting with a person established in a participating Member State or (ii) where the financial instrument which is subject to the dealings is issued in a participating Member State. Joint statements issued by participating Member States indicate an intention to implement the FTT by January 1, 2016. However, the FTT proposal remains subject to negotiation between the participating Member States and the legality of the proposal is uncertain.  It may therefore be altered prior to any implementation, and/or certain of the participating Member States may decide to withdraw. Additional EU Member States may decide to participate. Prospective holders of the notes are advised to seek their own professional advice in relation to the FTT.

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Underwriting

Barclays Bank PLC, BNP Paribas, Citigroup Global Markets Limited, Credit Suisse Securities (Europe) Limited, Deutsche Bank AG, London Branch and Merrill Lynch International are acting as bookrunners. Subject to the terms and conditions of the underwriting agreement with us, dated the date of this prospectus supplement, each of the underwriters has severally agreed to purchase, and we have agreed to sell to each underwriter, the principal amount of notes set forth opposite the name of each underwriter:

Underwriter	Principal Amount of Floating Rate Notes	Principal Amount of 2023 Notes	Principal Amount of 2027 Notes
BNP Paribas	€70,959,000	€136,459,000	€136,459,000
Deutsche Bank AG, London Branch	€70,959,000	€136,459,000	€136,459,000
Barclays Bank PLC	€70,958,000	€136,458,000	€136,458,000
Citigroup Global Markets Limited	€70,958,000	€136,458,000	€136,458,000
Credit Suisse Securities (Europe) Limited	€70,958,000	€136,458,000	€136,458,000
Merrill Lynch International	€70,958,000	€136,458,000	€136,458,000
Crédit Agricole Corporate and Investment Bank	€48,750,000	€93,750,000	€93,750,000
HSBC Bank plc	€48,750,000	€93,750,000	€93,750,000
Société Générale	€48,750,000	€93,750,000	€93,750,000
BANCA IMI S.p.A.	€6,500,000	€12,500,000	€12,500,000
Banco Bilbao Vizcaya Argentaria, S.A.	€6,500,000	€12,500,000	€12,500,000
Banco Santander, S.A.	€6,500,000	€12,500,000	€12,500,000
Bank of Montreal, London Branch	€6,500,000	€12,500,000	€12,500,000
ING Bank N.V., Belgian branch	€6,500,000	€12,500,000	€12,500,000
Lloyds Bank plc	€6,500,000	€12,500,000	€12,500,000
Mitsubishi UFJ Securities International plc	€6,500,000	€12,500,000	€12,500,000
Mizuho International plc	€6,500,000	€12,500,000	€12,500,000
SMBC Nikko Capital Markets Limited	€6,500,000	€12,500,000	€12,500,000
The Royal Bank of Scotland plc	€6,500,000	€12,500,000	€12,500,000
The Toronto-Dominion Bank	€6,500,000	€12,500,000	€12,500,000
UniCredit Bank AG	€6,500,000	€12,500,000	€12,500,000
Total:	€650,000,000	€1,250,000,000	€1,250,000,000

 To the extent any underwriter that is not a U-S.-registered broker-dealer intends to effect sales of notes in the United States, it will do so through one or more U.S.-registered broker-dealers in accordance with the applicable U.S. securities laws and regulations.

The underwriting agreement provides that the underwriters are obligated to purchase all of the notes if any are purchased. The underwriting agreement also provides that if an underwriter defaults, the purchase commitments of non-defaulting underwriters may be increased or the offering of notes may be terminated.

The underwriters propose to offer the notes initially at the public offering price on the cover page of this prospectus supplement and may offer the notes to other dealers at that price, less a selling concession of 0.250% of the principal amount per Floating Rate Note in the case of the Floating Rate Notes, less a selling concession of 0.250% of the principal amount per 2023 Note in the case of the 2023 Notes, and less a selling concession of 0.250% of the principal amount per 2027 Note. The underwriters and other dealers may allow a discount of, in the case of the Floating Rate Notes, 0.150%, in the case of the 2023 Notes 0.150%, and in the case of the 2027 Notes, 0.150% of the principal amount per note on sales to other brokers or dealers. After the initial public offering, the underwriters may change the public offering price, selling concession and discount to brokers and dealers.

We have agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the underwriters may be required to make in respect of those liabilities.

The underwriters are offering the notes, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the notes, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of an officers’ certificate and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

The total expenses of the offering, not including the underwriting discounts and commissions, are estimated to be $ and are payable by us.

New Issue of Notes

The notes are a new issue of securities with no established trading market. We intend to apply to list the notes on the NYSE to begin within 30 days after the original issue date. Currently there is no public market for the notes. The

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listing application will be subject to approval by the NYSE. If such a listing is obtained, we have no obligation to maintain such listing, and we may delist the notes at any time. We have been advised by the underwriters that they presently intend to make a market in the notes after completion of the offering. However, they are under no obligation to do so and may discontinue any market-making activities at any time without any notice. We cannot assure the liquidity of the trading market for the notes or that an active public market for the notes will develop. If an active public trading market for the notes does not develop, the market price and liquidity of the notes may be adversely affected.

We expect to deliver the notes against payment for the notes on the fifth business day following the date of the pricing of the notes, which we refer to as T+5. Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in three business days, unless the parties to a trade expressly agree otherwise. Accordingly, investors who wish to trade notes on the date of pricing or the next succeeding business day will be required, by virtue of the fact that the notes initially will settle in T+5, to specify alternative settlement arrangements to prevent a failed settlement.

European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), each underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of notes which are the subject of the offering contemplated by this prospectus supplement to the public in that Relevant Member State except that it may, with effect from and including the Relevant Implementation Date, make an offer of such notes to the public in the Relevant Member State:

(a)	at any time to any legal entity which is a qualified investor as defined in the Prospectus Directive;
(b)	at any time to fewer 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the bookrunners; or
(c)	at any time in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of notes referred to in (a) through (c) above shall require us or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

For the purposes of this provision, the expression “an offer of notes to the public” in relation to any notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe for the notes, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, the expression “Prospectus Directive” means European Directive 2003/71/EC (as amended, including by Directive 2010/73/EU), and includes any relevant implementing measure in the Relevant Member State.

United Kingdom

Each underwriter has represented and agreed that:

(a)	it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the “FSMA”) of the United Kingdom) received by it in connection with the issue or sale of the notes in circumstances in which Section 21(1) of the FSMA does not apply to us and
(b)	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom.

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Hong Kong

This prospectus supplement and accompanying prospectus have not been approved by or registered with the Securities and Futures Commission of Hong Kong or the Registrar of Companies of Hong Kong. The notes may not be offered or sold by means of any document other than: (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), and no advertisement, invitation or document relating to the notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Japan

The notes have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (the “Financial Instruments and Exchange Law”) and each underwriter has agreed that it will not offer or sell any notes, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

Singapore

This prospectus supplement and the accompanying prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement, the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than: (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the notes are subscribed or purchased under Section 275 by a relevant person which is:

(a)	a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or
(b)	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest in that trust shall not be transferable for six months after that corporation or that trust has acquired the notes under Section 275 except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA; (2) where no consideration is given for the transfer; or (3) by operation of law.
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Price Stabilization and Short Positions

In connection with the issuance of the notes, Deutsche Bank AG, London Branch, as stabilizing manager (or persons acting on its behalf), may over-allot the notes or effect transactions with a view to supporting the price of the notes at a level higher than that which might otherwise prevail. However, there is no assurance that the stabilizing manager (or persons acting on its behalf) will undertake stabilization action. Any stabilization action may begin on or after the date on which adequate public disclosure of the final terms of the offer of the notes is made and, if begun, may be ended at any time, but it must end no later than the earlier of 30 calendar days after the issuance date of the notes and 60 calendar days after the date of the allotment of the notes. Any stabilization action or over-allotment must be conducted by the stabilizing manager (or persons acting on its behalf) in accordance with all applicable laws and rules. Any loss or profit sustained as a consequence of any such over-allotment or stabilization shall be for the account of the stabilizing manager.

Neither we nor the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the notes. The stabilizing manager may conduct these transactions in the over the counter marker or otherwise. In addition, neither we nor the underwriters make any representation that the stabilizing manager will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Other Relationships

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. Certain of the underwriters and their respective affiliates have provided, and may in the future provide, a variety of these services to us and to persons and entities with relationships with us, for which they received or will receive customary fees and expenses.

In the ordinary course of their various business activities, the underwriters and their respective affiliates, officers, directors and employees may purchase, sell or hold a broad array of investments and actively trade securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments for their own account and for the accounts of their customers, and such investment and trading activities may involve or relate to our assets, securities and/or instruments (directly, as collateral securing other obligations or otherwise) and/or persons and entities with relationships with us. The underwriters and their respective affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such assets, securities or instruments and may at any time hold, or recommend to clients that they should acquire, long and/or short positions in such assets, securities and instruments.

Certain of the underwriters are not U.S.-registered broker-dealers and, therefore, to the extent that they intend to effect any offers or sales of the notes in the United States, they will do so through one or more U.S. registered broker-dealers, which may be affiliates of such underwriters, in accordance with the applicable U.S. securities laws and regulations, and as permitted by the regulations of the Financial Industry Regulatory Authority, Inc.

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Validity of the Notes

Gibson, Dunn & Crutcher LLP, New York, New York will provide opinions regarding the authorization and validity of the notes for us. Certain tax matters relating to the notes will be passed upon by Cleary Gottlieb Steen & Hamilton LLP, New York, New York. Certain legal matters will be passed upon for the underwriters by Davis Polk & Wardwell LLP, New York, New York.

Experts

The consolidated financial statements of GE as of December 31, 2014 and December 31, 2013 and for each of the years in the three-year period ended December 31, 2014, and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Annual Report on Internal Control over Financial Reporting) as of December 31, 2014 have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

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PROSPECTUS

General Electric Company

Debt Securities

Preferred Stock

Common Stock

Warrants to Purchase Securities

Delayed Delivery Contracts

Guarantees

We may offer from time to time:

•	senior or subordinated debt securities,

•	shares of our preferred stock, par value $1.00 per share,

•	shares of our common stock, par value $0.06 per share,

•	warrants to purchase any of the other securities that may be sold under this prospectus,

•	delayed delivery contracts for the purchase or sale of certain specified securities, and

•	senior or subordinated guarantees.

We will provide specific terms of any offering in supplements to this prospectus. The securities may be offered separately or together in any combination and as separate series. You should read this prospectus and any prospectus supplement carefully before you invest.

Our common stock is listed on the New York Stock Exchange under the symbol “GE.”

The mailing address of our principal executive offices is 3135 Easton Turnpike, Fairfield, Connecticut 06828. Our telephone number is 203-373-2211.

Investing in our securities involves risk. See “Risk Factors” on page 3 of this prospectus.

These securities have not been approved by the Securities and Exchange Commission or any State securities commission, nor have these organizations determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

We may sell these securities on a continuous or delayed basis directly, through agents, dealers or underwriters as designated from time to time, or through a combination of these methods. We reserve the sole right to accept, and together with any agents, dealers and underwriters, reserve the right to reject, in whole or in part, any proposed purchase of securities. If any agents, dealers or underwriters are involved in the sale of any securities, the applicable prospectus supplement will set forth any applicable commissions or discounts. Our net proceeds from the sale of securities also will be set forth in the applicable prospectus supplement.

Prospectus dated February 26, 2013.

TABLE OF CONTENTS

Prospectus

ABOUT THIS PROSPECTUS

This prospectus is part of a “shelf” registration statement that we have filed with the Securities and Exchange Commission (the “SEC”). By using a shelf registration statement, we may sell, at any time and from time to time, in one or more offerings, any combination of the securities described in this prospectus. For further information about our business and the securities, you should refer to the registration statement and its exhibits. The exhibits to our registration statement contain the full text of certain contracts and other important documents we have summarized in this prospectus. Since these summaries may not contain all the information that you may find important in deciding whether to purchase the securities we offer, you should review the full text of these documents. The registration statement and the exhibits can be obtained from the SEC as indicated under the heading “Where You Can Find More Information.”

This prospectus only provides you with a general description of the securities we may offer. Each time we sell securities, we will file with the SEC a prospectus supplement that contains specific information about the terms of those securities. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described below under the heading “Where You Can Find More Information.”

We have not authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information contained in or incorporated by reference in this prospectus or a prospectus supplement is accurate as of any date other than their respective dates.

Except as otherwise indicated, references in this prospectus to “GE,” “we,” “us” and “our” refer to General Electric Company and its subsidiaries.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public from the SEC’s web site at http://www.sec.gov. You may also read and copy any document we file at the SEC’s public reference room in Washington, D.C. located at 100 F Street, N.E., Washington D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our common stock is listed and traded on the New York Stock Exchange (the “NYSE”). You may also inspect the information we file with the SEC at the NYSE’s offices at 20 Broad Street, New York, New York 10005. Information about us, including our SEC filings, is also available at our Internet site at http://www.ge.com. However, the information on our Internet site is not a part of this prospectus or any prospectus supplement.

The SEC allows us to “incorporate by reference” into this prospectus the information in other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information in documents that we file later with the SEC will automatically update and supersede information contained in documents filed earlier with the SEC or contained in this prospectus. We incorporate by reference in this prospectus the documents listed below and any future filings that we may make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the termination of the offering under this prospectus; provided, however, that we are not incorporating, in each case, any documents or information deemed to have been furnished and not filed in accordance with SEC rules:

•	The Annual Report on Form 10-K for the fiscal year ended December 31, 2012 that we filed with the SEC on February 26, 2013;

•	The Current Reports on Form 8-K that we filed with the SEC on February 12, 2013 and February 15, 2013; and

•	The description of our common stock contained in our Registration Statement on Form 8-A filed pursuant to Section 12(b) of the Exchange Act including any amendment or report updating such description.
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 You may request a copy of any or all of the documents referred to above which may have been or may be incorporated by reference into this prospectus (excluding certain exhibits to the documents) at no cost to you by writing or telephoning us at the following address:

General Electric Company

 3135 Easton Turnpike

Fairfield, Connecticut 06828

Attn: Investor Communications

(203) 373-2211

FORWARD-LOOKING STATEMENTS

This document contains “forward-looking statements” — that is, statements related to future, not past, events. In this context, forward-looking statements often address our expected future business and financial performance and financial condition, and often contain words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “see” or “will.” Forward-looking statements by their nature address matters that are, to different degrees, uncertain. For us, particular uncertainties that could cause our actual results to be materially different than those expressed in our forward-looking statements include: current economic and financial conditions, including volatility in interest and exchange rates, commodity and equity prices and the value of financial assets; potential market disruptions or other impacts arising in the United States or Europe from developments in sovereign debt situations; the impact of conditions in the financial and credit markets on the availability and cost of General Electric Capital Corporation’s (“GECC”) funding and on our ability to reduce GECC’s asset levels as planned; the impact of conditions in the housing market and unemployment rates on the level of commercial and consumer credit defaults; changes in Japanese consumer behavior that may affect our estimates of liability for excess interest refund claims (GE Money Japan); pending and future mortgage securitization claims and litigation in connection with WMC, which may affect our estimates of liability, including possible loss estimates; our ability to maintain our current credit rating and the impact on our funding costs and competitive position if we do not do so; the adequacy of our cash flow and earnings and other conditions which may affect our ability to pay our quarterly dividend at the planned level or to repurchase shares at planned levels; GECC’s ability to pay dividends to GE at the planned level; our ability to convert pre-order commitments into orders; the level of demand and financial performance of the major industries we serve, including, without limitation, air and rail transportation, energy generation, real estate and healthcare; the impact of regulation and regulatory, investigative and legal proceedings and legal compliance risks, including the impact of financial services regulation; our capital allocation plans, as such plans may change and affect planned share repurchases and strategic actions, including acquisitions, joint ventures and dispositions; our success in completing announced transactions and integrating acquired businesses; the impact of potential information technology or data security breaches; and numerous other matters of national, regional and global scale, including those of a political, economic, business and competitive nature. These uncertainties may cause our actual future results to be materially different than those expressed in our forward-looking statements. We do not undertake to update our forward-looking statements.

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THE COMPANY

We are one of the largest and most diversified technology and financial services corporations in the world. With products and services ranging from aircraft engines, power generation, oil and gas production equipment, and household appliances to medical imaging, business and consumer financing and industrial products, we serve customers in more than 100 countries and employ approximately 305,000 people worldwide. Since our incorporation in 1892, we have developed or acquired new technologies and services that have broadened and changed considerably the scope of our activities.

In virtually all of our global business activities, we encounter aggressive and able competition. In many instances, the competitive climate is characterized by changing technology that requires continuing research and development. With respect to manufacturing operations, we believe that, in general, we are one of the leading firms in most of the major industries in which we participate. The businesses in which General Electric Capital Corporation engages are subject to competition from various types of financial institutions, including commercial banks, thrifts, investment banks, broker-dealers, credit unions, leasing companies, consumer loan companies, independent finance companies and finance companies associated with manufacturers.

Prior to January 28, 2011, we also operated a media company, NBC Universal, Inc. (NBCU). Effective January 28, 2011, we held a 49% interest in a media entity that includes the NBC Universal businesses. On February 12, 2013, we entered into an agreement to sell our remaining 49% common equity interest to Comcast Corporation, as well as the NBCU floors in 30 Rockefeller Center, for $18.1 billion. The sale is expected to be completed by the end of the first quarter of 2013.

GE’s address is 1 River Road, Schenectady, NY 12345-6999; we also maintain executive offices at 3135 Easton Turnpike, Fairfield, CT 06828-0001.

RISK FACTORS

Investing in our securities involves risks. You should carefully consider the risks described under “Risk Factors” in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2012 and in the other documents incorporated by reference into this prospectus (which risk factors are incorporated by reference herein), as well as the other information contained or incorporated by reference in this prospectus or in any prospectus supplement hereto before making a decision to invest in our securities. See “Where You Can Find More Information,” above.

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RATIO OF EARNINGS TO FIXED CHARGES

Set forth below is our ratio of earnings to fixed charges for each year in the five-year period ended December 31, 2012.

GE and consolidated affiliates Year ended December 31,
2012	2011	2010	2009	2008
2.19x	2.26x	1.85x	1.53x	1.79x

In the above calculations, earnings for all periods consist of earnings before income taxes, noncontrolling interests, discontinued operations and undistributed earnings of equity investees. Earnings are also adjusted to add amounts charged to consolidated expenses of GE and its consolidated affiliates during the period for interest and other financial charges (including interest on tax deficiencies) and an amount representative of the interest factor in rentals (for this purpose, the interest factor is assumed to be one-third of rental expense). Fixed charges consist of all interest and other financial charges, including capitalized interest, and one-third of rental expense for companies included in the consolidated group.

RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

Set forth below is our ratio of earnings to combined fixed charges and preferred stock dividends for each year in the five-year period ended December 31, 2012.

GE and consolidated affiliates Year ended December 31,
2012	2011	2010	2009	2008
2.19x	2.06x	1.81x	1.51x	1.79x

In the above calculations, earnings for all periods consist of earnings before income taxes, noncontrolling interests, discontinued operations and undistributed earnings of equity investees. Earnings are also adjusted to add amounts charged to consolidated expenses of GE and its consolidated affiliates during the period for interest and other financial charges (including interest on tax deficiencies), preferred stock dividend requirements and an amount representative of the interest factor in rentals (for this purpose, the interest factor is assumed to be one-third of rental expense). Fixed charges consist of all interest and other financial charges, including capitalized interest, and one-third of rental expense for companies included in the consolidated group.

USE OF PROCEEDS

Unless otherwise specified in a prospectus supplement accompanying this prospectus, the net proceeds from the sale of the securities to which this prospectus relates will be used for general corporate purposes. General corporate purposes may include repayment of debt, acquisitions, additions to working capital, capital expenditures and investments in our subsidiaries. Net proceeds may be temporarily invested prior to use.

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GENERAL DESCRIPTION OF SECURITIES THAT WE MAY SELL

We may offer and sell, at any time and from time to time:

•	our debt securities, in one or more series, which may be senior debt securities or subordinated debt securities;

•	shares of our preferred stock, par value $1.00 per share;

•	shares of our common stock, par value $0.06 per share;

•	warrants to purchase any of the other securities that may be sold under this prospectus;

•	delayed delivery contracts for the purchase or sale of certain specified securities;

•	senior or subordinated guarantees; or

•	any combination of these securities.

The terms of any securities we offer will be determined at the time of sale. We may issue debt securities that are exchangeable for or convertible into common stock or any of the other securities that may be sold under this prospectus. When particular securities are offered, a supplement to this prospectus will be filed with the SEC, which will describe the terms of the offering and sale of the offered securities.

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DESCRIPTION OF DEBT SECURITIES

General

The debt securities offered by this prospectus will be issued under one of two separate indentures between us and The Bank of New York Mellon, as Trustee. We have incorporated by reference the senior note indenture and the form of subordinated note indenture as exhibits to the registration statement of which this prospectus is a part. The senior note indenture and the subordinated note indenture are sometimes referred to in this prospectus individually as an “indenture” and collectively as the “indentures.” The debt securities will be obligations of GE and will be either senior or subordinated debt. We have summarized selected provisions of the indentures and the debt securities below. This summary is not complete and is qualified in its entirety by reference to the indentures. References to section numbers in this prospectus, unless otherwise indicated, are references to section numbers of the applicable indenture. For purposes of this summary, the terms “we,” “our,” “ours” and “us” refer only to General Electric Company and not to any of its subsidiaries.

We may issue debt securities at any time and from time to time in one or more series under the indentures. The indentures give us the ability to reopen a previous issue of a series of debt securities and issue additional debt securities of the same series, subject to compliance with the applicable requirements set forth in the indentures. Neither indenture limits the amount of debt securities or other secured or unsecured debt which we or our subsidiaries may issue. We will describe the particular terms of each series of debt securities we offer in a supplement to this prospectus. If any particular terms of the debt securities described in a prospectus supplement differ from any of the terms described in this prospectus, then the terms described in the applicable prospectus supplement will supersede the terms described in this prospectus. The terms of our debt securities will include those set forth in the indentures and those made a part of the indentures by the Trust Indenture Act of 1939. You should carefully read the summary below, the applicable prospectus supplement and the provisions of the indentures that may be important to you before investing in our debt securities.

Ranking

The senior debt securities offered by this prospectus will:

•	be general obligations,

•	rank equally with all other unsubordinated indebtedness of GE (except to the extent such other indebtedness is secured by collateral that does not also secure the senior debt securities offered by this prospectus), and

•	with respect to the assets and earnings of our subsidiaries, effectively rank below all of the liabilities of our subsidiaries.

The subordinated debt securities offered by this prospectus will:

•	be general obligations,

•	rank subordinated and junior in right of payment, to the extent set forth in the subordinated note indenture, to all Senior Debt (as defined herein), and

•	with respect to the assets and earnings of our subsidiaries, effectively rank below all of the liabilities of our subsidiaries.

A substantial portion of our assets are owned through our subsidiaries, many of which have significant debt or other liabilities of their own which will be structurally senior to the debt securities. None of our subsidiaries will have any obligations with respect to the debt securities. Therefore, GE’s rights and the rights of GE’s creditors, including holders of debt securities, to participate in the assets of any subsidiary upon any such subsidiary’s liquidation may be subject to the prior claims of the subsidiary’s other creditors.

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Subject to the exceptions, and subject to compliance with the applicable requirements set forth in the indentures, we may discharge our obligations under the indentures with respect to our debt securities as described below under “—Defeasance.”

Terms

We will describe the specific terms of the series of debt securities being offered in a supplement to this prospectus. These terms will include some or all of the following:

•	the title of the debt securities,

•	whether the debt securities will be senior or subordinated debt,

•	any limit on the total principal amount of the debt securities,

•	the date or dates on which the principal of the debt securities will be payable or the method used to determine or extend those dates,

•	any interest rate on the debt securities, any date from which interest will accrue, any interest payment dates and regular record dates for interest payments, or the method used to determine any of the foregoing, and the basis for calculating interest if other than a 360-day year of twelve 30-day months,

•	the place or places where payments on the debt securities will be payable, the debt securities may be presented for registration of transfer or exchange, and notices and demands to or upon us relating to the debt securities may be made, if other than the corporate trust office of the Trustee,

•	any provisions for redemption of the debt securities,

•	any provisions that would allow or obligate us to redeem or purchase the debt securities prior to their maturity pursuant to any sinking fund or analogous provision or at the option of the holder,

•	the denominations in which we will issue the debt securities, if other than denominations of an integral multiple of $1,000,

•	any provisions that would determine payments on the debt securities by reference to an index or a formula,

•	any foreign currency, currencies or currency units in which payments on the debt securities will be payable and the manner for determining the equivalent amount in $U.S.,

•	any provisions for payments on the debt securities in one or more currencies or currency units other than those in which the debt securities are stated to be payable,

•	the portion of the principal amount of the debt securities that will be payable if the maturity of the debt securities is accelerated, if other than the entire principal amount,

•	if the principal amount to be paid at the stated maturity of the debt securities is not determinable as of one or more dates prior to the stated maturity, the amount that will be deemed to be the principal amount as of any such date for any purpose,

•	any variation of the defeasance and covenant defeasance sections of the indentures and the manner in which our election to defease the debt securities will be evidenced, if other than by a board resolution,

•	whether we will issue the debt securities in the form of temporary or permanent global securities, the depositaries for the global securities, and provisions for exchanging or transferring the global securities,

•	whether the interest rate of the debt securities may be reset,

•	whether the stated maturity of the debt securities may be extended,

•	any deletion or addition to or change in the events of default for the debt securities and any change in the rights of the Trustee or the holders of the debt securities arising from an event of default including, among others, the right to declare the principal amount of the debt securities due and payable,

•	any addition to or change in the covenants in the indentures,

•	any additions or changes to the indentures necessary to issue the debt securities in bearer form, registrable or not registrable as to principal, and with or without interest coupons,
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•	the appointment of any paying agents for the debt securities, if other than the Trustee,

•	the terms of any right to convert or exchange the debt securities into any other securities or property,

•	the terms and conditions, if any, pursuant to which the debt securities of a series are secured,

•	any restriction or condition on the transferability of the debt securities,

•	in the case of subordinated debt securities, any subordination provisions and related definitions which may be applicable in addition to, or in lieu of, those contained in the subordinated note indenture,

•	the exchanges, if any, on which the debt securities may be listed, and

•	any other terms of the debt securities consistent with the indentures. (Section 301)

Any limit on the maximum total principal amount for any series of the debt securities may be increased by resolution of our board of directors. (Section 301). We may sell the debt securities, including original issue discount securities, at a substantial discount below their stated principal amount. If there are any special United States federal income tax considerations applicable to debt securities we sell at an original issue discount, we will describe them in the prospectus supplement. In addition, we will describe in the prospectus supplement any special United States federal income tax considerations and any other special considerations for any debt securities we sell which are denominated in a currency or currency unit other than $U.S.

Form, Exchange and Transfer

We will issue the debt securities in registered form, without coupons. Unless we inform you otherwise in the prospectus supplement, we will only issue debt securities in denominations of integral multiples of $1,000. (Section 302)

Holders generally will be able to exchange debt securities for other debt securities of the same series with the same total principal amount and the same terms but in different authorized denominations. (Section 305)

Holders may present debt securities for exchange or for registration of transfer at the office of the security registrar or at the office of any transfer agent we designate for that purpose. The security registrar or designated transfer agent will exchange or transfer the debt securities if it is satisfied with the documents of title and identity of the person making the request. We will not charge a service charge for any exchange or registration of transfer of debt securities. However, we and the security registrar may require payment of a sum sufficient to cover any tax or other governmental charge payable for the registration of transfer or exchange. Unless we inform you otherwise in the prospectus supplement, we will appoint the Trustee as security registrar. We will identify any transfer agent in addition to the security registrar in the prospectus supplement. (Section 305).

At any time we may:

•	designate additional transfer agents,

•	rescind the designation of any transfer agent, or

•	approve a change in the office of any transfer agent.

However, we are required to maintain a transfer agent in each place of payment for the debt securities at all times. (Sections 305 and 1002)

If we elect to redeem a series of debt securities, neither we nor the Trustee will be required:

•	to issue, register the transfer of or exchange any debt securities of that series during the period beginning at the opening of business 15 days before the day we mail the notice of redemption for the series and ending at the close of business on the day the notice is mailed, or

•	to register the transfer or exchange of any debt security of that series so selected for redemption, except for any portion not to be redeemed. (Section 305)

Payment and Paying Agents

Under the indentures, we will pay interest on the debt securities to the persons in whose names the debt securities are registered at the close of business on the regular record date for each interest payment. However, unless we inform you

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otherwise in the prospectus supplement, we will pay the interest payable on the debt securities at their stated maturity to the persons to whom we pay the principal amount of the debt securities. The initial payment of interest on any series of debt securities issued between a regular record date and the related interest payment date will be payable in the manner provided by the terms of the series, which we will describe in the prospectus supplement. (Section 307)

Unless we inform you otherwise in the prospectus supplement, we will pay principal, premium, if any, and interest on the debt securities at the offices of the paying agents we designate. However, except in the case of a global security, we may pay interest:

•	by check mailed to the address of the person entitled to the payment as it appears in the security register, or

•	by wire transfer in immediately available funds to the place and account designated in writing at least fifteen days prior to the interest payment date by the person entitled to the payment as specified in the security register.

We will designate the Trustee as the sole paying agent for the debt securities unless we inform you otherwise in the prospectus supplement. If we initially designate any other paying agents for a series of debt securities, we will identify them in the prospectus supplement. At any time, we may designate additional paying agents or rescind the designation of any paying agents. However, we are required to maintain a paying agent in each place of payment for the debt securities at all times. (Sections 307 and 1002)

Any money deposited with the Trustee or any paying agent in trust for the payment of principal, premium, if any, or interest on the debt securities that remains unclaimed for one year after the date the payments became due, may be repaid to us upon our request. After we have been repaid, holders entitled to those payments may only look to us for payment as our unsecured general creditors. The Trustee and any paying agents will not be liable for those payments after we have been repaid. (Section 1003)

Restrictive Covenants

We will describe any restrictive covenants for any series of debt securities in the prospectus supplement.

Consolidation, Merger and Sale of Assets

Under the indentures, we may not consolidate with or merge into, or convey, transfer or lease our properties and assets substantially as an entirety to, any person (as defined below), referred to as a “successor person” unless:

•	the successor person expressly assumes our obligations with respect to the debt securities and the indentures,

•	immediately after giving effect to the transaction, no event of default shall have occurred and be continuing (and, in the case of subordinated debt securities, no default in the performance of or breach, in any material respect, of any covenant or condition under the subordinated debt indenture shall have occurred and be continuing, for which notice of such failure or breach has been given to us and the Trustee by the holders of at least 25% in principal amount of the outstanding subordinated debt securities (a “covenant event”)), and no event which, after notice or lapse of time or both, would become an event of default (or, in the case of subordinated debt securities, a covenant event), shall have occurred and be continuing, and

•	we have delivered to the Trustee the certificates and opinions required under the respective indenture. (Section 801)

As used in the indentures, the term “person” means any individual, corporation, partnership, joint venture, trust, unincorporated organization, government or agency or political subdivision thereof.

Events of Default

Senior Debt Securities

Unless we inform you otherwise in the prospectus supplement, each of the following will be an event of default under the senior debt indenture with respect to any series of debt securities:

•	our failure to pay principal or premium, if any, on that series of debt securities when such principal or premium, if any, becomes due,

•	our failure to pay any interest on that series of debt securities for 30 days after such interest becomes due,

•	our failure to deposit any sinking fund payment for 30 days after such payment is due by the terms of that series of
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debt securities,

•	our failure to perform, or our breach, in any material respect, of any other covenant or warranty in the senior debt indenture with respect to that series of debt securities, other than a covenant or warranty included in the senior debt indenture solely for the benefit of another series of debt securities, for 90 days after either the Trustee has given us or holders of at least 25% in principal amount of the outstanding debt securities of that series have given us and the Trustee written notice of such failure to perform or breach in the manner required by the senior debt indenture,

•	specified events involving our bankruptcy, insolvency or reorganization, or

•	any other event of default we may provide for that series of debt securities,

provided, however, that no event described in the fourth bullet point above will be an event of default until an officer of the Trustee responsible for the administration of the senior debt indenture has actual knowledge of the event or until the Trustee receives written notice of the event at its corporate trust office. (Section 501)

An event of default under one series of debt securities does not necessarily constitute an event of default under any other series of debt securities. If an event of default for a series of debt securities occurs and is continuing, either the Trustee or the holders of at least 25% in principal amount of the outstanding debt securities of that series may declare the principal amount of all the debt securities of that series due and immediately payable by a notice in writing to us (and to the Trustee if given by the holders). Upon such declaration, we will be obligated to pay the principal amount of that series of debt securities.

The right described in the preceding paragraph does not apply if an event of default occurs as described in the sixth bullet point above which applies to all outstanding series of debt securities. If such an event of default occurs and is continuing, either the Trustee or holders of at least 25% in principal amount of all of the debt securities then outstanding, treated as one class, may declare the principal amount of all of the debt securities then outstanding to be due and payable immediately by a notice in writing to us (and to the Trustee if given by the holders). Upon such declaration, we will be obligated to pay the principal amount of the debt securities.

Subordinated Debt Securities

Unless we inform you otherwise in the prospectus supplement, each of the following will be an event of default under the subordinated debt indenture with respect to any series of debt securities:

•	our failure to pay principal or premium, if any, on that series of debt securities when such principal or premium, if any, becomes due,

•	our failure to pay any interest on that series of debt securities for 30 days after such interest becomes due,

•	our failure to deposit any sinking fund payment for 30 days after such payment is due by the terms of that series of debt securities,

•	specified events involving our bankruptcy, insolvency or reorganization, or

•	any other event of default we may provide for that series of debt securities. (Section 501)

An event of default under one series of debt securities does not necessarily constitute an event of default under any other series of debt securities. If an event of default described in the fourth bullet point above for a series of debt securities occurs and is continuing, either the Trustee or the holders of at least 25% in principal amount of the outstanding debt securities of that series may declare the principal amount of all the debt securities of that series due and immediately payable by a notice in writing to us (and to the Trustee if given by the holders). Upon such declaration, we will be obligated to pay the principal amount of that series of debt securities.

Terms Applicable to all Debt Securities

After any declaration of acceleration of a series of debt securities, but before a judgment or decree for payment has been obtained, the event of default giving rise to the declaration of acceleration will, without further act, be deemed to have been waived, and such declaration and its consequences will, without further act, be deemed to have been rescinded and annulled if:

•	we have paid or deposited with the Trustee a sum sufficient to pay:
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•	all overdue interest,

•	the principal and premium, if any, due otherwise than by the declaration of acceleration and any interest on such amounts,

•	any interest on overdue interest, to the extent legally permitted, and

•	all amounts due to the Trustee under the indentures, and

•	all events of default (or, in the case of the subordinated debt securities, all covenant events) with respect to that series of debt securities, other than the nonpayment of the principal which became due solely by virtue of the declaration of acceleration, have been cured or waived. (Section 502)

If an event of default (or, in the case of the subordinated debt securities, a covenant event) occurs and is continuing, the Trustee will generally have no obligation to exercise any of its rights or powers under the indentures at the request or direction of any of the holders, unless the holders offer reasonable indemnity to the Trustee. (Section 603). The holders of a majority in principal amount of the outstanding debt securities of any series will generally have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee for the debt securities of that series, provided that:

•	the direction is not in conflict with any law or the indentures,

•	the Trustee may take any other action it deems proper which is not inconsistent with the direction, and

•	the Trustee will generally have the right to decline to follow the direction if an officer of the Trustee determines, in good faith, that the proceeding would involve the Trustee in personal liability or would otherwise be contrary to applicable law. (Section 512)

A holder of a debt security of any series may only pursue a remedy under the indentures if:

•	the holder gives the Trustee written notice of a continuing event of default (or, in the case of the subordinated debt securities, a covenant event) for that series,

•	holders of at least 25% in principal amount of the outstanding debt securities of that series make a written request to the Trustee to institute proceedings with respect to such event of default (or, in the case of the subordinated debt securities, such covenant event),

•	the holders offer reasonable indemnity to the Trustee,

•	the Trustee fails to pursue that remedy within 60 days after receipt of the notice, request and offer of indemnity, and

•	during that 60-day period, the holders of a majority in principal amount of the debt securities of that series do not give the Trustee a direction inconsistent with the request. (Section 507)

However, these limitations do not apply to a suit by a holder of a debt security demanding payment of the principal, premium, if any, or interest on a debt security on or after the date the payment is due. (Section 508)

We will be required to furnish to the Trustee annually a statement by some of our officers regarding our performance or observance of any of the terms of the indentures and specifying all of our known defaults, if any. (Section 1004)

Modification and Waiver

When authorized by a board resolution, we may enter into one or more supplemental indentures with the Trustee without the consent of the holders of the debt securities in order to:

•	evidence the succession of another person to us, or successive successions, and the assumption of our covenants, agreements and obligations by the successor,

•	add to our covenants for the benefit of the holders of any series of debt securities or to surrender any of our rights or powers,

•	add any additional events of default for any series of debt securities for the benefit of the holders of any series of debt securities,

•	add to or change any provision of the indentures to the extent necessary to issue debt securities in bearer form or
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uncertificated form,

•	add to, change or eliminate any provision of the indentures applying to one or more series of debt securities, provided that if such action adversely affects the interests of any holder of any series of debt securities in any material respect, such addition, change or elimination will become effective with respect to that series only when no such security of that series remains outstanding,

•	convey, transfer, assign, mortgage or pledge any property to or with the Trustee or to surrender any right or power conferred upon us by the indentures,

•	establish the forms or terms of any series of debt securities,

•	provide for uncertificated securities in addition to certificated securities,

•	evidence and provide for successor Trustees and to add to or change any provisions of the indentures to the extent necessary to appoint a separate Trustee or Trustees for a specific series of debt securities,

•	correct any ambiguity, defect or inconsistency under the indentures,

•	make other provisions with respect to matters or questions arising under the indentures, provided that such action does not adversely affect the interests of the holders of any series of debt securities in any material respect,

•	supplement any provisions of the indentures necessary to defease and discharge any series of debt securities, provided that such action does not adversely affect the interests of the holders of any series of debt securities in any material respect,

•	comply with the rules or regulations of any securities exchange or automated quotation system on which any debt securities are listed or traded,

•	add to, change or eliminate any provisions of the indentures in accordance with any amendments to the Trust Indenture Act of 1939, provided that such action does not adversely affect the rights or interests of any holder of debt securities in any material respect, or

•	provide for the payment by us of additional amounts in respect of taxes imposed on certain holders and for the treatment of such additional amounts as interest and for all matters incidental thereto. (Section 901)

When authorized by a board resolution, we may enter into one or more supplemental indentures with the Trustee in order to add to, change or eliminate provisions of the indentures or to modify the rights of the holders of one or more series of debt securities under such indentures if we obtain the consent of the holders of a majority in principal amount of the outstanding debt securities of all series affected by such supplemental indenture, treated as one class. However, without the consent of the holders of each outstanding debt security affected by the supplemental indenture, we may not enter into a supplemental indenture that:

•	except with respect to the reset of the interest rate or extension of maturity pursuant to the terms of a particular series, changes the stated maturity of the principal of, or any installment of principal of or interest on, any debt security, or reduces the principal amount of, or any premium or rate of interest on, any debt security,

•	reduces the amount of principal of an original issue discount security or any other debt security payable upon acceleration of the maturity thereof,

•	changes the place or currency of payment of principal, premium, if any, or interest,

•	impairs the right to institute suit for the enforcement of any payment on or after such payment becomes due for any security,

•	reduces the percentage in principal amount of outstanding debt securities of any series, the consent of whose holders is required for modification of the indentures, for waiver of compliance with certain provisions of the indentures or for waiver of certain defaults of the indentures,

•	makes certain modifications to the provisions for modification of the indentures and for certain waivers, except to increase the principal amount of debt securities necessary to consent to any such change or to provide that certain other provisions of the indentures cannot be modified or waived without the consent of the holders of each outstanding debt security affected by such change,

•	makes any change that adversely affects in any material respect the right to convert or exchange any convertible or exchangeable debt security or decreases the conversion or exchange rate or increases the conversion price of such
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debt security, unless such decrease or increase is permitted by the terms of such debt securities, or

•	changes the terms and conditions pursuant to which any series of debt securities are secured in a manner adverse to the holders of such debt securities in any material respect. (Section 902)

In addition, the subordinated note indenture may not be amended without the consent of each holder of subordinated debt securities affected thereby to modify the subordination of the subordinated debt securities issued under that indenture in a manner adverse to the holders of the subordinated debt securities in any material respect.

Holders of a majority in principal amount of the outstanding debt securities of any series may waive past defaults or noncompliance with restrictive provisions of the indentures. However, the consent of holders of each outstanding debt security of a series is required to:

•	waive any default in the payment of principal, premium, if any, or interest, or

•	waive any covenants and provisions of an indenture that may not be amended without the consent of the holder of each outstanding debt security of the series affected. (Sections 513 and 1006)

In order to determine whether the holders of the requisite principal amount of the outstanding debt securities have taken an action under an indenture as of a specified date:

•	the principal amount of an “original issue discount security” that will be deemed to be outstanding will be the amount of the principal that would be due and payable as of that date upon acceleration of the maturity to that date,

•	if, as of that date, the principal amount payable at the stated maturity of a debt security is not determinable, for example, because it is based on an index, the principal amount of the debt security deemed to be outstanding as of that date will be an amount determined in the manner prescribed for the debt security,

•	the principal amount of a debt security denominated in one or more foreign currencies or currency units that will be deemed to be outstanding will be the $U.S. equivalent, determined as of that date in the manner prescribed for the debt security, of the principal amount of the debt security or, in the case of a debt security described in the two preceding bullet points, of the amount described above, and

•	debt securities owned by us or any other obligor upon the debt securities or any of our or their affiliates will be disregarded and deemed not to be outstanding.

An “original issue discount security” means a debt security issued under the indentures which provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of maturity. Some debt securities, including those for the payment or redemption of which money has been deposited or set aside in trust for the holders, and those which have been legally defeased under the indentures, will not be deemed to be outstanding.

We will generally be entitled to set any day as a record date for determining the holders of outstanding debt securities of any series entitled to give or take any direction, notice, consent, waiver or other action under an indenture. In limited circumstances, the Trustee will be entitled to set a record date for action by holders of outstanding debt securities. If a record date is set for any action to be taken by holders of a particular series, the action may be taken only by persons who are holders of outstanding debt securities of that series on the record date. To be effective, the action must be taken by holders of the requisite principal amount of debt securities within a specified period following the record date. For any particular record date, this period will be 180 days or such shorter period as we may specify, or the Trustee may specify, if it sets the record date. This period may be shortened or lengthened by not more than 180 days. (Section 104)

Conversion and Exchange Rights

The debt securities of any series may be convertible into or exchangeable for other securities of GE or another issuer or property or cash on the terms and subject to the conditions set forth in the applicable prospectus supplement.

Defeasance

When we use the term defeasance, we mean discharge from some or all of our obligations under either indenture. Unless we inform you otherwise in the prospectus supplement, if we deposit with the Trustee funds or government securities sufficient to make payments on the debt securities of a series on the dates those payments are due and payable and comply with all other conditions to defeasance set forth in the indentures, then, at our option, either of the following will occur:

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•	we will be discharged from our obligations with respect to the debt securities of that series (“legal defeasance”), or

•	we will no longer have any obligation to comply with the restrictive covenants under the indentures, and the related events of default (or, in the case of the subordinated debt securities, covenant events) will no longer apply to us, but some of our other obligations under the indentures and the debt securities of that series, including our obligation to make payments on those debt securities, will survive (“covenant defeasance”).

If we legally defease a series of debt securities, the holders of the debt securities of the series affected will not be entitled to the benefits of the indentures, except for:

•	the rights of holders of that series of debt securities to receive, solely from a trust fund, payments in respect of such debt securities when payments are due,

•	our obligation to register the transfer or exchange of debt securities,

•	our obligation to replace mutilated, destroyed, lost or stolen debt securities, and

•	our obligation to maintain paying agencies and hold moneys for payment in trust.

We may legally defease a series of debt securities notwithstanding any prior exercise of our option of covenant defeasance in respect of such series.

In addition, the subordinated note indenture provides that if we choose to have the legal defeasance provision applied to the subordinated debt securities, the subordination provisions of the subordinated note indenture will become ineffective. The subordinated note indenture also provides that if we choose to have covenant defeasance apply to any series of debt securities issued pursuant to the subordinated note indenture we need not comply with the provisions relating to subordination.

Unless we inform you otherwise in the prospectus supplement, we will be required to deliver to the Trustee an opinion of counsel that the deposit and related defeasance would not cause the holders of the debt securities to recognize gain or loss for federal income tax purposes and that the holders would be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the deposit and related defeasance had not occurred. If we elect legal defeasance, that opinion of counsel must be based upon a ruling from the United States Internal Revenue Service or a change in law to that effect. (Sections 1401-1404)

Satisfaction and Discharge

We may discharge our obligations under the indentures while securities remain outstanding if (1) all outstanding debt securities issued under the indentures have become due and payable, (2) all outstanding debt securities issued under the indentures will become due and payable at their stated maturity within one year of the date of deposit or (3) all outstanding debt securities issued under the indentures are scheduled for redemption in one year, and in each case, we have deposited with the Trustee an amount sufficient to pay and discharge all outstanding debt securities issued under the indentures on the date of their scheduled maturity or the scheduled date of the redemption and paid all other amounts payable under the indentures. (Section 401). The subordinated note indenture provides that if we choose to discharge our obligations with respect to the subordinated debt securities, the subordination provisions of the subordinated note indenture will become ineffective. (Section 1610)

Global Notes, Delivery and Form

Unless otherwise specified in a prospectus supplement, the debt securities will be issued in the form of one or more fully registered Global Notes (as defined below) that will be deposited with, or on behalf of, The Depository Trust Company, New York, New York (the “Depository”) and registered in the name of the Depository’s nominee. Global Notes are not exchangeable for definitive note certificates except in the specific circumstances described below. For purposes of this prospectus, “Global Note” refers to the Global Note or Global Notes representing an entire issue of debt securities.

Except as set forth below, a Global Note may be transferred by the Depository, in whole and not in part, only to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository.

The Depository has advised us as follows:

•	The Depository is:

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•	a limited purpose trust company organized under the laws of the State of New York;

•	a “banking organization” within the meaning of the New York banking law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

•	a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

•	The Depository was created to hold securities of its participants and to facilitate the clearance and settlement of securities transactions among its participants through electronic book entry changes in accounts of its participants, eliminating the need for physical movements of securities certificates.

•	The Depository participants include securities brokers and dealers, banks, trust companies, clearing corporations and others, some of whom own the Depository.

•	Access to the Depository book-entry system is also available to others that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

•	Where we issue a Global Note in connection with the sale thereof to an underwriter or underwriters, the Depository will immediately credit the accounts of participants designated by such underwriter or underwriters with the principal amount of the debt securities purchased by such underwriter or underwriters.

•	Ownership of beneficial interests in a Global Note and the transfers of ownership will be effected only through records maintained by the Depository (with respect to participants), by the participants (with respect to indirect participants and certain beneficial owners) and by the indirect participants (with respect to all other beneficial owners). The laws of some states require that certain purchasers of securities take physical delivery in definitive form of securities they purchase. These laws may limit your ability to transfer beneficial interests in a Global Note.

So long as a nominee of the Depository is the registered owner of a Global Note, such nominee for all purposes will be considered the sole owner or holder of such debt securities under the indentures. Except as provided below, you will not be entitled to have debt securities registered in your name, will not receive or be entitled to receive physical delivery of debt securities in definitive form, and will not be considered the owner or holder thereof under the indentures.

Each person owning a beneficial interest in a Global Note must rely on the procedures of the Depository and, if that person is not a participant, on the procedures of the participant through which that person owns its interest, to exercise any rights of a holder under the indentures. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in any Global Note desires to give or take any action which a holder is entitled to give or take under the indentures, the Depository would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through these participants to give or take that action or would otherwise act upon the instructions of beneficial owners owning through them.

Redemption notices shall be sent to the Depository. If less than all of the debt securities within an issue are being redeemed, the Depository’s practice is to determine by lot the amount of the interest of each participant in such issue to be redeemed.

We will make payment of principal of, and interest on, debt securities represented by a Global Note to the Depository or its nominee, as the case may be, as the registered owner and holder of the Global Note representing those debt securities. The Depository has advised us that upon receipt of any payment of principal of, or interest on, a Global Note, the Depository will immediately credit accounts of participants with payments in amounts proportionate to their respective beneficial interests in the principal amount of that Global Note, as shown in the records of the Depository. Standing instructions and customary practices will govern payments by participants to owners of beneficial interests in a Global Note held through those participants, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name.” Those payments will be the sole responsibility of those participants, subject to any statutory or regulatory requirements that may be in effect from time to time.

Neither we, the Trustee nor any of our respective agents will be responsible for any aspect of the records of the Depository, any nominee or any participant relating to, or payments made on account of, beneficial interests in a Global Note or for maintaining, supervising or reviewing any of the records of the Depository, any nominee or any participant relating to those beneficial interests.

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As described above, we will issue debt securities in definitive form in exchange for a Global Note only in the following situations:

•	if the Depository is at any time unwilling or unable to continue as depositary, defaults in the performance of its duties as depositary, ceases to be a clearing agency registered under the Exchange Act, and, in each case, a successor depositary is not appointed by us within 90 days after notice thereof, or

•	if, subject to the rules of the Depository, we choose to issue definitive debt securities.

In either instance, an owner of a beneficial interest in a Global Note will be entitled to have debt securities equal in principal amount to such beneficial interest registered in its name and will be entitled to physical delivery of debt securities in definitive form. Debt securities in definitive form will be issued in denominations of $1,000 and integral multiples thereof and will be issued in registered form only, without coupons. We will maintain in the Borough of Manhattan, The City of New York, one or more offices or agencies where debt securities may be presented for payment and may be transferred or exchanged. You will not be charged a fee for any transfer or exchange of such debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Highly Leveraged Transaction

The general provisions of the indentures do not afford holders of the debt securities protection in the event of a highly leveraged or other transaction involving GE that may adversely affect holders of the debt securities.

Subordination

Any subordinated debt securities issued under the subordinated note indenture will be subordinate and junior in right of payment to all Senior Debt of GE whether existing at the date of the subordinated note indenture or subsequently incurred. Upon any payment or distribution of assets of GE to creditors upon any:

•	liquidation;

•	dissolution;

•	winding-up;

•	receivership;

•	reorganization;

•	assignment for the benefit of creditors;

•	marshalling of assets;

•	bankruptcy, insolvency or similar proceedings of GE,

the holders of Senior Debt will first be entitled to receive payment in full of the principal of and premium, if any, and interest on such Senior Debt before the holders of the subordinated debt securities will be entitled to receive or retain any payment in respect of the principal of and any premium or interest on the subordinated debt securities.

Upon the acceleration of the maturity of any subordinated debt securities, the holders of all Senior Debt outstanding at the time of such acceleration will first be entitled to receive payment in full of all amounts due thereon, including any amounts due upon acceleration, before the holders of subordinated debt securities will be entitled to receive or retain any payment in respect of the principal (including redemption payments), or premium, if any, or interest on the subordinated debt securities.

No payments on account of principal (including redemption payments), or premium, if any, or interest, in respect of the subordinated debt securities may be made if:

•	there has occurred and is continuing a default in any payment with respect to Senior Debt; or

•	there has occurred and is continuing a default with respect to any Senior Debt resulting in the acceleration of the maturity thereof.

“Debt” means, with respect to any person:

•	all indebtedness of such person for borrowed money;

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•	all obligations of such person evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses;

•	all obligations of such person with respect to letters of credit, bankers’ acceptances or similar facilities issued for the account of such person;

•	all obligations of such person to pay the deferred purchase price of property or services, but excluding accounts payable or any other indebtedness or monetary obligations to trade creditors arising in the ordinary course of business in connection with the acquisition of goods or services;

•	all capital lease obligations of such person;

•	all Debt of others secured by a lien on any asset by such person;

•	all Debt and dividends of others guaranteed by such person to the extent such Debt and dividends are guaranteed by such person; and

•	all obligations for claims in respect of derivative products.

“Senior Debt” means the principal of, and premium, if any, and interest on Debt of GE, whether created, incurred or assumed on, before or after the date of the subordinated note indenture, unless the instrument creating or evidencing the Debt provides that such Debt is subordinated to or pari passu with the subordinated debt securities.

The indentures place no limitation on the amount of additional Senior Debt that may be incurred by GE.

Notices

Holders will receive notices by mail at their addresses as they appear in the security register. (Section 106)

Title

We may treat the person in whose name a debt security is registered on the applicable record date as the owner of the debt security for all purposes, whether or not it is overdue. (Section 309)

Governing Law

New York law governs the indentures and the debt securities. (Section 112)

Regarding the Trustee

GE, our subsidiary General Electric Capital Corporation (“GECC”) and other affiliates of GE maintain various commercial and investment banking relationships with The Bank of New York Mellon and its affiliates in their ordinary course of business.

The Bank of New York Mellon acts as Trustee under (i) an Indenture with GE dated December 1, 2005, (ii) an Amended and Restated Indenture with GECC dated as of February 27, 1997, as supplemented and (iii) an Indenture for Subordinated Debt with GECC dated September 1, 2006. The Bank of New York Mellon also acts as Trustee under certain other indentures with GECC.

If an event of default occurs under the indentures and is continuing, the Trustee will be required to use the degree of care and skill of a prudent person in the conduct of that person’s own affairs. The Trustee will become obligated to exercise any of its powers under the indentures at the request of any of the holders of any debt securities issued under the indentures only after those holders have offered the Trustee indemnity satisfactory to it.

If the Trustee becomes one of our creditors, its rights to obtain payment of claims in specified circumstances, or to realize for its own account on certain property received in respect of any such claim as security or otherwise will be limited under the terms of the indentures. (Section 613). The Trustee may engage in certain other transactions; however, if the Trustee acquires any conflicting interest (within the meaning specified under the Trust Indenture Act), it will be required to eliminate the conflict or resign. (Section 608)

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DESCRIPTION OF PREFERRED STOCK

Our Certificate of Incorporation, as amended, authorizes our Board of Directors, or the “Board,” to create and provide for the issuance of one or more series of preferred stock, par value $1.00 per share, without the approval of our shareholders. The Board can also determine the terms, including the designations, powers, preferences and rights (including conversion, voting and other rights) and the qualifications, limitations or restrictions, of any preferred stock. Currently, 50,000,000 shares of our capital stock are classified as preferred stock under our Certificate of Incorporation. As of February 25, 2013, we do not have any shares of preferred stock outstanding.

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DESCRIPTION OF COMMON STOCK

Set forth below is a description of the GE common stock. The following description of the GE common stock is a summary and is subject to the provisions of our Certificate of Incorporation, our by-laws and the relevant provisions of the law of the State of New York.

We are currently authorized to issue up to 13,200,000,000 shares of common stock, par value $0.06 per share. As of December 31, 2012, we had outstanding approximately 10,405,625,000 shares of our common stock.

Each share of GE common stock entitles the holder of record to one vote at all meetings of shareowners, and the votes are noncumulative. The GE common stock is not redeemable, has no subscription or conversion rights and does not entitle the holder to any preemptive rights.

Holders of the GE common stock are entitled to share ratably in any dividends and in any assets available for distribution on liquidation, dissolution or winding-up, subject to the preferential rights of the holders of any preferred stock that may be issued.

Dividends may be paid on the GE common stock out of funds legally available for dividends, when and if declared by GE’s board of directors.

Computershare is the transfer agent and registrar for the GE common stock.

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DESCRIPTION OF WARRANTS

We may issue warrants, in one or more series, for the purchase of debt securities or shares of our common stock, par value $0.06 per share. Warrants may be issued independently or together with our debt securities or common stock and may be attached to or separate from any offered securities. In addition to this summary, you should refer to the detailed provisions of the specific warrant agreement for complete terms of the warrants and the warrant agreement. Unless otherwise specified in a prospectus supplement accompanying this prospectus, each warrant agreement will be between GE and a banking institution organized under the laws of the United States or a state thereof as warrant agent. A form of warrant agreement will be filed with the SEC as an exhibit to the registration statement by post-effective amendment or a Current Report on Form 8-K.

The warrants will be evidenced by warrant certificates. Unless otherwise specified in the prospectus supplement, the warrant certificates may be traded separately from the debt securities or common stock, if any, with which the warrant certificates were issued. Warrant certificates may be exchanged for new warrant certificates of different denominations at the office of an agent that we will appoint. Until a warrant is exercised, the holder of a warrant does not have any of the rights of a holder of our debt securities or common stock and is not entitled to any payments on any debt securities or common stock issuable upon exercise of the warrants.

A prospectus supplement accompanying this prospectus relating to a particular series of warrants to issue debt securities or common stock will describe the terms of those warrants, including:

•	the title and the aggregate number of warrants;

•	the debt securities or common stock for which each warrant is exercisable;

•	the date or dates on which the right to exercise such warrants commence and expire;

•	the price or prices at which such warrants are exercisable;

•	the currency or currencies in which such warrants are exercisable;

•	the periods during which and places at which such warrants are exercisable;

•	the terms of any mandatory or optional call provisions;

•	the price or prices, if any, at which the warrants may be redeemed at the option of the holder or will be redeemed upon expiration;

•	the identity of the warrant agent; and

•	the exchanges, if any, on which such warrants may be listed.

You may exercise warrants by payment to our warrant agent of the exercise price, in each case in such currency or currencies as are specified in the warrant, and giving your identity and the number of warrants to be exercised. Once you pay our warrant agent and deliver the properly completed and executed warrant certificate to our warrant agent at the specified office, our warrant agent will, as soon as practicable, forward securities to you in authorized denominations or share amounts. If you exercise less than all of the warrants evidenced by your warrant certificate, you will be issued a new warrant certificate for the remaining amount of warrants.

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DESCRIPTION OF DELAYED DELIVERY CONTRACTS

We may issue delayed delivery contracts for the purchase or sale of our debt securities or equity securities or securities of third parties including any of our affiliates, a basket of such securities, an index or indices of such securities or any combination of the above as specified in the applicable prospectus supplement.

We may issue delayed delivery contracts obligating holders to purchase from us, and obligating us to sell to holders, at a future date, a specified or varying number of securities at a purchase price, which may be based on a formula. Alternatively, we may issue delayed delivery contracts obligating us to purchase from holders, and obligating holders to sell to us, at a future date, a specified or varying number of securities at a purchase price, which may be based on a formula. We may satisfy our obligations, if any, with respect to any delayed delivery contract by delivering the subject securities or by delivering the cash value of such delayed delivery contract or the cash value of the property otherwise deliverable, as set forth in the applicable prospectus supplement. The applicable prospectus supplement will specify the methods by which the holders may purchase or sell such securities and any acceleration, cancellation or termination provisions or other provisions relating to the settlement of a delayed delivery contract.

The delayed delivery contracts may require us to make periodic payments to the holders thereof or vice versa, and these payments may be unsecured or prefunded and may be paid on a current or deferred basis. The delayed delivery contracts may require holders thereof to secure their obligations under the contracts in a specified manner to be described in the applicable prospectus supplement. Alternatively, delayed delivery contracts may require holders to satisfy their obligations thereunder when the delayed delivery contracts are issued as described in the applicable prospectus supplement.

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DESCRIPTION OF GUARANTEES

Any guarantees that we issue from time to time for the benefit of holders of specified underlying securities will include the following terms and conditions, plus any additional terms specified in the accompanying prospectus supplement.

A guarantee will provide that we unconditionally guarantee the due and punctual payment of the principal, interest (if any), premium (if any) and all other amounts due under the applicable underlying securities when the same shall become due and payable, whether at maturity, pursuant to mandatory or optional prepayments, by acceleration or otherwise, in each case after any applicable grace periods or notice requirements, according to the terms of the applicable underlying securities. Any guarantee shall be unconditional irrespective of the validity or enforceability of the applicable underlying security, any change or amendment thereto or any other circumstances that may otherwise constitute a legal or equitable discharge or defense of a guarantor. However, we will not waive presentment or demand of payment or notice with respect to the applicable underlying security unless otherwise provided in the accompanying prospectus supplement.

We shall be subrogated to all rights of the holders of the applicable underlying securities in respect of any amounts paid by us pursuant to the provisions of a guarantee, except to the extent otherwise stated in a prospectus supplement. The guarantee shall continue to be effective or reinstated, as the case may be, if at any time any payment made by the issuer of the applicable underlying security is rescinded or must otherwise be returned upon the insolvency, bankruptcy or reorganization of GE, the issuer of the applicable underlying security or otherwise.

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ERISA MATTERS

GE and its subsidiaries may provide services to many employee benefit plans, subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) including entities such as collective investment funds, partnerships and separate accounts whose underlying assets include assets of such plans (collectively, “Plans”). GE and any direct or indirect subsidiary of GE may each be considered a “party in interest” within the meaning of ERISA, or a “disqualified person” under corresponding provisions of the Internal Revenue Code of 1986 (the “Code”), with respect to many Plans, as well as many individual retirement accounts and Keogh plans (also “Plans”). “Prohibited transactions” within the meaning of ERISA and the Code may result if any offered securities are acquired by a Plan as to which GE or any direct or indirect subsidiary of GE is a party in interest or disqualified person, unless such offered securities are acquired pursuant to an applicable exemption. There are a number of statutory exemptions to the prohibited transaction rules, including the service provider exemption provided by Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code, which applies to certain transactions if the party in interest or disqualified person has such status solely due to its (or an affiliate’s) provision of services to the Plan and specified conditions are satisfied. In addition, the U.S. Department of Labor has issued prohibited transaction class exemptions (“PTCEs”) that may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase or holding of the offered securities. Five of those class exemptions are PTCE 96-23 (for certain transactions determined by in-house asset managers), PTCE 95-60 (for certain transactions involving insurance company general accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 90-1 (for certain transactions involving insurance company separate accounts), and PTCE 84-14 (for certain transactions determined by independent qualified professional asset managers). Accordingly, each purchaser and each transferee using the assets of a Plan subject to ERISA or Section 4975 of the Code to acquire the offered securities will be deemed to have represented that the acquisition and continued holding of the offered securities will not result in a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code, either as a result of being covered by a statutory prohibited transaction exemption or a Department of Labor PTCE or otherwise.

Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA) and non-U.S. plans (as described in Section 4(b)(4) of ERISA) are not subject to these “prohibited transaction” rules of ERISA or Section 4975 of the Code, but may be subject to similar rules under other applicable laws or requirements (“Similar Laws”). Accordingly, each purchaser or holder of the offered securities shall be deemed to have represented that such purchase and holding is not prohibited under applicable Similar Laws or rules. Any employee benefit plan or other entity to which such provisions of ERISA, the Code or any Similar Laws apply proposing to acquire the offered securities should consult with its legal counsel. The sale of the offered securities to any Plan or entity is in no respect a representation by us or any of our affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by Plans or entities generally or any particular Plan or entity, or that such an investment is appropriate for Plans and entities generally or any particular Plan or entity.

PLAN OF DISTRIBUTION

We may sell the securities offered through this prospectus in any one or more of the following ways:

•	directly to investors, including through a specific bidding, auction or other process;

•	to investors through agents;

•	directly to agents;

•	to or through brokers or dealers;

•	to the public through underwriting syndicates led by one or more managing underwriters;

•	to one or more underwriters acting alone for resale to investors or to the public; and

•	through a combination of any such methods of sale.

Our common stock may be issued upon conversion of debt securities or preferred stock. Securities may also be issued upon exercise of warrants. We reserve the right to sell securities directly to investors on our own behalf in those jurisdictions where we are authorized to do so.

The securities may be distributed at a fixed price or prices, which may be changed, market prices prevailing at the time of sale, prices related to the prevailing market prices, or negotiated prices. The prospectus supplement will, where applicable:

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•	describe the terms of the offering;

•	identify any underwriters, dealers or agents;

•	identify any managing underwriter or underwriters and the respective amounts of securities underwritten or purchased by them;

•	provide purchase price of the securities;

•	the net proceeds from the sale of the securities;

•	any delayed delivery arrangements;

•	any underwriting discounts, commissions and other items constituting underwriters’ compensation;

•	any initial public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any commissions paid to agents.

Sale Through Underwriters or Dealers

If underwriters are used in the sale, the underwriters will acquire the securities for their own account, including through underwriting, purchase, security lending or repurchase agreements with us. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions. Underwriters may sell the securities in order to facilitate transactions in any of our other securities (described in this prospectus or otherwise), including other public or private transactions and short sales. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless otherwise indicated in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

If dealers are used in the sale of securities offered through this prospectus, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. Transactions through brokers or dealers may include block trades in which brokers or dealers will attempt to sell securities as agent but may position and resell as principal to facilitate the transaction or in crosses, in which the same broker or dealer acts as agent on both sides of the trade. Any such dealer may be deemed an underwriter, as such term is defined in the Securities Act of 1933, as amended (the “Securities Act”), of the securities offered and sold. The prospectus supplement will include the names of the dealers and the terms of the transaction.

Direct Sales and Sales Through Agents

Offers to purchase securities may be solicited directly by us. In this case, no underwriters or agents would be involved. Such securities may also be sold through agents designated from time to time. The prospectus supplement will name any agent involved in the offer or sale of the offered securities and will describe any commissions payable to the agent. Unless otherwise indicated in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. The terms of any such sales will be described in the prospectus supplement.

Delayed Delivery Contracts

If the applicable prospectus supplement indicates, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The applicable prospectus supplement will describe the commissions payable for solicitation of those contracts.

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“At the Market” Offering

We may from time to time engage a firm to act as our agent for one or more offerings of our securities. We sometimes refer to this agent as our “offering agent.” If we reach an agreement with an offering agent with respect to a specific offering, including the number of securities and any minimum price below which sales may not be made, then the offering agent will try to sell such securities on the agreed terms. The offering agent could make sales in privately negotiated transactions or any other method permitted by law, including sales deemed to be an “at the market” offering as defined in Rule 415 promulgated under the Securities Act, including sales made directly on the New York Stock Exchange, or sales made to or through a market maker other than on an exchange. The offering agent will be deemed to be an “underwriter” within the meaning of the Securities Act with respect to any sales effected through an “at the market” offering.

Market Making, Stabilization and Other Transactions

Unless the applicable prospectus supplement states otherwise, each series of offered securities will be a new issue and will have no established trading market. We may elect to list any series of offered securities on an exchange. Any underwriters that we use in the sale of offered securities may make a market in such securities, but may discontinue such market making at any time without notice. Therefore, we cannot assure you that the securities will have a liquid trading market.

Any underwriter may also engage in stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Rule 104 under the Exchange Act. Stabilizing transactions involve bids to purchase the underlying security in the open market for the purpose of pegging, fixing or maintaining the price of the securities. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions.

Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

Derivative Transactions and Hedging

We, the underwriters or other agents may engage in derivative transactions involving the securities. These derivatives may consist of short sale transactions and other hedging activities. The underwriters or agents may acquire a long or short position in the securities, hold or resell securities acquired and purchase options or futures on the securities and other derivative instruments with returns linked to or related to changes in the price of the securities. In order to facilitate these derivative transactions, we may enter into security lending or repurchase agreements with the underwriters or agents. The underwriters or agents may effect the derivative transactions through sales of the securities to the public, including short sales, or by lending the securities in order to facilitate short sale transactions by others. The underwriters or agents may also use the securities purchased or borrowed from us or others (or, in the case of derivatives, securities received from us in settlement of those derivatives) to directly or indirectly settle sales of the securities or close out any related open borrowings of the securities.

Electronic Auctions

We may also make sales through the Internet or through other electronic means. Since we may from time to time elect to offer securities directly to the public, with or without the involvement of agents, underwriters or dealers, utilizing the Internet (sometimes referred to as the “world wide web”) or other forms of electronic bidding or ordering systems for the pricing and allocation of such securities, you will want to pay particular attention to the description of that system we will provide in a prospectus supplement.

Such electronic system may allow bidders to directly participate, through electronic access to an auction site, by submitting conditional offers to buy that are subject to acceptance by us, and which may directly affect the price or other terms and conditions at which such securities are sold. These bidding or ordering systems may present to each bidder, on a so-called “real-time” basis, relevant information to assist in making a bid, such as the clearing spread at which the offering would be sold, based on the bids submitted, and whether a bidder’s individual bids would be accepted, prorated or rejected. For example, in the case of a debt security, the clearing spread could be indicated as a number of “basis points” above an index treasury note. Of course, many pricing methods can and may also be used.

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Upon completion of such an electronic auction process, securities will be allocated based on prices bid, terms of bid or other factors. The final offering price at which securities would be sold and the allocation of securities among bidders would be based in whole or in part on the results of the Internet or other electronic bidding process or auction.

General Information

Agents, underwriters, and dealers may be entitled, under agreements entered into with us, to indemnification by us against certain liabilities, including liabilities under the Securities Act. Our agents, underwriters, and dealers, or their affiliates, may be customers of, engage in transactions with or perform services for us, in the ordinary course of business.

Underwriters, broker-dealers or agents may receive compensation in the form of commissions, discounts or concessions from us. Underwriters, broker-dealers or agents may also receive compensation from the purchasers of securities for whom they act as agents or to whom they sell as principals, or both. Compensation as to a particular underwriter, broker-dealer or agent might be in excess of customary commissions and will be in amounts to be negotiated in connection with transactions. In effecting sales, broker-dealers engaged by us may arrange for other broker-dealers to participate in the resales.

Agents, underwriters and dealers may engage in transactions with, or perform services for, us and our respective subsidiaries in the ordinary course of business.

The place and time of delivery for the securities will be set forth in the accompanying prospectus supplement for such securities.

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VALIDITY OF THE SECURITIES

Unless otherwise specified in the prospectus supplement accompanying this prospectus, Gibson, Dunn & Crutcher LLP, New York, New York, will provide opinions regarding the authorization and validity of the securities for us, and certain legal matters will be passed upon for the underwriters by Davis Polk & Wardwell LLP, New York, New York.

EXPERTS

The consolidated financial statements of GE as of December 31, 2012 and December 31, 2011 and for each of the years in the three-year period ended December 31, 2012, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2012 have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

As discussed in Note 1 to the consolidated financial statements of GE, in 2010, GE changed its method of accounting for consolidation of variable interest entities.

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General Electric Company

€650,000,000 Floating Rate Notes due 2020
€1,250,000,000 1.250% Notes due 2023
€1,250,000,000 1.875% Notes due 2027

PROSPECTUS SUPPLEMENT

May 20, 2015

Bookrunners

Barclays	BNP PARIBAS	BofA Merrill Lynch	Citigroup	Credit Suisse	Deutsche Bank

Senior Co-Managers

Crédit Agricole CIB	HSBC	Société Générale Corporate & Investment Banking

Co-Managers

Banca IMI	Banco Bilbao Vizcaya Argentaria, S.A.	BMO Capital Markets	ING	Lloyds Bank	Mizuho Securities

MUFG	Santander	SMBC Nikko	TD Securities	The Royal Bank of Scotland	UniCredit Bank